The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated September 27, 2011
PROSPECTUS SUPPLEMENT (To Prospectus Dated September 27, 2011)

Trust Certificates, Series 2011-1,
$25,000,000 [•]% Callable Class A Certificates

Fixed Income Trust For Goldman Sachs Subordinated Notes, Series 2011-1
Issuing Entity

Fixed Income Client Solutions LLC
Depositor and Sponsor

The issuing entity:
•is a New York common law trust formed by a trust agreement between the depositor and The Bank of New York Mellon.
•will issue one class of certificates: the class A certificates, which are offered by this prospectus supplement.
•will enter into the warrant agent agreement pursuant to which the call warrants relating to the certificates will be issued.  The call warrants are not offered by this prospectus supplement.

The certificates:
•consist of the $25,000,000 class A certificates that will bear interest at a fixed rate of [•]% per annum.
•are secured by the assets of the issuing entity, which consist primarily of the underlying securities.
•are entitled to distributions of interest semi-annually on each April 1 and October 1, commencing on April 2, 2012.
•are not insured or guaranteed by any governmental agency.
•are callable in whole or in part if the call warrants on the underlying securities are exercised, which may occur at any time on or after October 1, 2016 or earlier, under the circumstances described in this prospectus supplement.

The underlying securities:
•will consist of $25,000,000 of 6.75% Subordinated Notes due 2037 issued by The Goldman Sachs Group, Inc.

The certificates represent beneficial interests in the issuing entity only and do not represent an interest in or obligation of the underwriters, the trustee, the depositor and sponsor, the administrative agent or any of their affiliates.

The underlying securities will be owned by the trust. The underlying securities have a different interest rate and denominations than do the certificates.  The underlying securities are subject to redemption as described in this prospectus supplement.  Any such redemption will result in a redemption of the certificates.

Investing in the certificates involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 3 in the prospectus for a discussion of certain risks that you should consider in connection with an investment in the certificates.

For complete information about the certificates, read both this prospectus supplement and the prospectus.  This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.

	Price to Public	Underwriting Discount	Proceeds to Depositor (before expenses)
Per Class A Certificate	$25	$[•]	$[•]
Total	$25,000,000	$[•]	$[•]

The initial public offering price specified above does not include accrued interest, if any.  Interest on the certificates will accrue from [          ], 2011.

Prior to this offering, there has been no public market for the certificates.  The depositor intends to apply to list the certificates on the New York Stock Exchange. Trading of the certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates from the depositor.  See “Method of Distribution” in this prospectus supplement.  The underwriters expect to deliver the offered certificates in book-entry form only on or about [          ], 2011.

US Bancorp	RBC Capital Markets

The date of this prospectus supplement is [          ], 2011

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

For complete information about the certificates, read both this prospectus supplement and the accompanying prospectus.  This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the certificates.  All annexes and schedules to this prospectus supplement are part of this prospectus supplement.

The depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (of which this prospectus supplement and the accompanying prospectus form a part) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to your series of certificates.  This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement.  For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits to such registration statement.  See “Where You Can Find More Information” in the accompanying prospectus.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus.  Neither the depositor nor the underwriters have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither the depositor nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

For 90 days following the date of this prospectus supplement, all dealers selling the certificates will deliver a prospectus supplement and prospectus.  This is in addition to any dealer’s obligation to deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates and with respect to their unsold allotments or subscriptions.

We are not offering the certificates in any state where the offer is not permitted.

STABLIZATION LEGEND

The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates, including over-allotment, stabilizing and short-covering transactions in such securities and the imposition of penalty bids, in each case in connection with the offering of the certificates.  For a description of these activities, see “Method of Distribution” in this prospectus supplement.

TABLE OF CONTENTS

Summary	S-4
Risk Factors	S-12
Formation of the Issuing Entity	S-16
Description of the Deposited Assets	S-16
Description of the Call Warrants and the Warrantholder	S-23
Description of the Certificates	S-26
Description of the Trust Agreement	S-29
Certain Federal Income Tax Consequences	S-31
ERISA Considerations	S-36
Method of Distribution	S-37
Ratings	S-38
Legal Opinions	S-38
Index of Terms for Prospectus Supplement	S-39

PROSPECTUS

RISK FACTORS	3
WHERE YOU CAN FIND MORE INFORMATION	5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	6
REPORTS TO CERTIFICATEHOLDERS	6
IMPORTANT CURRENCY INFORMATION	6
FIXED INCOME CLIENT SOLUTIONS LLC	7
USE OF PROCEEDS	8
ISSUING ENTITY	8
MATURITY AND YIELD CONSIDERATIONS	9
DESCRIPTION OF THE CERTIFICATES	10
DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT	21
DESCRIPTION OF THE TRUST AGREEMENT	32
LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES	40
CURRENCY RISKS	41
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	42
PLAN OF DISTRIBUTION	53
LEGAL OPINIONS	54

Summary

This summary highlights the principal economic terms of the certificates being issued by the issuing entity and of the underlying securities.  It does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.  Certain terms used in this prospectus supplement are defined on the pages indicated in the “Index of Terms.”

The Certificates

Depositor

Fixed Income Client Solutions LLC, a wholly-owned subsidiary of U.S. Bancorp (the “depositor”).  The depositor is also the “sponsor” with respect to the certificates for purposes of Rule 1101(1) under the Securities Act and references to the “depositor” herein also include the depositor in its capacity as sponsor.

Trustee	The Bank of New York Mellon.
Issuing Entity	The depositor and the trustee will form the Fixed Income Trust For Goldman Sachs Subordinated Notes, Series 2011-1. We sometimes refer to the issuing entity as the “trust.”
Certificates

$25,000,000 [•]% callable class A certificates, Series 2011-1.  The class A certificates collectively represent the entire beneficial interest in the trust and are referred to herein as the “certificates.”

Principal Balance of the Certificates	$25,000,000.
Final Scheduled Distribution Date of the Certificates	The underlying securities payment date occurring in October 2037.
Interest Rate	The interest rate distributable on any distribution date on the certificates is fixed at [•]% per annum.
Deposited Assets

The deposited assets will consist of the underlying securities.  The underlying securities have been purchased by the depositor or its affiliates in the secondary market.  See “Description of the Deposited Assets—Underlying Securities” in this prospectus supplement.

Closing Date	[ ], 2011.
Cut-off Date	[ ], 2011.
Distribution Date

Semi-annually on the 1st day of each April and October, commencing on April 2, 2012, or if such date is not a business day (as such term is defined in the prospectus, “business day”), the next succeeding business day (each, a “distribution date”).

Record Date	The business day immediately preceding each distribution date.
Denominations; Specified Currency

The certificates will be denominated in increments of $25 and payable in U.S. dollars (the “specified currency”) and will be available for purchase in minimum amounts per certificateholder of $1,000 (40 certificates) and multiples of $1,000 thereafter.

Interest Accrual Periods	Semi-annually (or, in the case of the first interest accrual period, from and including the closing date to but excluding the first distribution date).
Payment of Principal

On October 1, 2037, the final maturity date of the underlying securities, the outstanding certificate principal balance (as defined below) of the certificates, together with any accrued and unpaid interest, will be distributed to the certificateholders, to the extent the outstanding principal balance of the underlying securities is paid by the underlying securities issuer on such date.

Form of Security

Book-entry certificates with The Depository Trust Company (“DTC”).  See “Description of the Certificates—Definitive Certificates.” Distributions will be settled in immediately available (same-day) funds.

Collection Period

With respect to a distribution date, the period beginning on the preceding distribution date (or, in the case of the initial distribution date, on the closing date) and ending at the close of business on the day immediately preceding the distribution date (each, a “collection period”).

The Underlying Securities
Underlying Securities

6.75% subordinated notes due 2037 issued by The Goldman Sachs Group, Inc., in an aggregate principal amount of $25,000,000.

Interest on the underlying securities accrues at the underlying securities rate for each underlying securities accrual period and is payable on each underlying securities payment date.  The entire principal amount of the underlying securities will be payable on the underlying securities final payment date.  The underlying securities have a remaining term to maturity of approximately 26 years.

The Goldman Sachs Group, Inc. is a Delaware corporation whose principal executive offices are located at 200 West Street, New York, New York 10282.

Underlying Securities Issuer

The Goldman Sachs Group, Inc.

The underlying securities issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and in accordance therewith files reports and other information (including financial information) with the Commission under the underlying securities issuer’s Securities Exchange Act file number, 001-14965.  The underlying securities issuer is not participating in this offering and has no obligations under the certificates.  See “Description of the Deposited Assets—Underlying Securities Issuer” in this prospectus supplement.

Underlying Securities Original Issue Date	October 3, 2007.
Underlying Securities Final Payment Date	October 1, 2037.
Denominations; Underlying Securities	The underlying securities are denominated and payable in U.S. dollars and are available in minimum denominations of $2,000 and integral multiples of $1,000 thereafter.

Underlying Securities Payment Dates	April 1 and October 1 of each year, commencing April 1, 2008.
Underlying Securities Rate	6.75% per annum.
Underlying Securities Interest Accrual Periods	Semi-annually.
Priority

The underlying securities are subordinated notes which are unsecured and rank junior in right of payment to the underlying securities issuer’s senior indebtedness.  See “Description of the Deposited Assets—Underlying Securities” in this prospectus supplement.

Security	The underlying securities are unsecured obligations of the underlying securities issuer.
Redemption

The underlying securities are subject to redemption at the option of the underlying securities issuer.  The underlying securities are also subject to redemption for tax purposes under certain limited circumstances.  See “Description of the Deposited Assets—Underlying Securities” in this prospectus supplement.

Form of Security	Book-entry debt securities with DTC, listed on the New York Stock Exchange.
Ratings of the Underlying Securities

The underlying securities issuer’s most recent public filing on Form 10-K indicates ratings for the underlying securities issuer’s debt obligations.  None of the depositor or any of its affiliates have confirmed, updated or investigated such ratings in connection with the offering of the certificates.

Trust Agreement

The certificates will be issued by the terms of the trust agreement.  The certificates will consist of one class, designated as class A certificates.

The “certificate principal balance” of a certificate outstanding at any time represents the maximum amount that the certificateholder is entitled to receive as distributions allocable to principal.  The certificate principal balance of a certificate will decline to the extent distributions allocable to principal are made to certificateholders.

Retained Interest	None.
Distributions

On each distribution date, to the extent of available funds (net of ongoing trust expenses (as defined below)), collections in respect of interest for the related collection period will be allocated and distributed in the following order of priority:

•  First, to the holders of the certificates (the “certificateholders”), distributions allocable to interest, pro rata based on the aggregate certificate principal balance of their respective certificates; and

•  Second, to the trustee, reimbursement for extraordinary trust expenses outstanding and unpaid, if any.

On the final scheduled distribution date, and to the extent received on any other distribution date, collections in respect of principal will be distributed in the following order of priority:

•  First, to the certificateholders, distributions allocable to principal, pro rata based on the aggregate certificate principal balance of their respective certificates, not to exceed $25 per certificate, plus any accrued interest thereon; and

•  Second, to the warrantholders, any remaining amounts allocable to principal.

Distributions will be made to certificateholders and the trustee only if, and to the extent that, payments are made with respect to the underlying securities.  See “Description of the Certificates—Distributions.”

“Extraordinary trust expenses” means all expenses, fees, costs and disbursements related to the trust, incurred by the trustee or its agents, excluding the trustee’s initial acceptance fees, and expenses relating to ongoing trust expenses.

“Ongoing trust expenses” means the trustee fee, the New York Stock Exchange listing fee, and rating agency monitoring fees for the hired NRSRO.

If the underlying securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an event of default on the underlying securities or an SEC reporting failure (and an “in-kind” distribution is not made), distribution of liquidation proceeds or underlying securities will be allocated and to the certificateholders on a pro rata basis according to the outstanding certificate principal balance of their respective certificates held.

Ongoing Trust Expenses

Semi-annually on each distribution date, commencing in 2011, the trustee will distribute the following amounts in respect of “ongoing trust expenses” from available funds collected and held by the trust:

•  to the trustee, one half of the trustee fee for such year;

•  to the hired NRSRO, one half of the rating agency monitoring fee for such year; and

•  to the New York Stock Exchange, one half of the listing fee for such year.

Trustee Fee

The trustee will receive a fee as compensation for its services to the issuing entity equal to [0.02]% of the aggregate outstanding principal amount of the certificates per year beginning in 2011, which will be paid by the trust in two semi-annual installments as described above under “Ongoing Trust Expenses.”

Rating Agency Monitoring Fee

The hired NRSRO will receive a fee for monitoring the rating on the certificates equal to [0.02]% of the aggregate outstanding principal amount of the certificates per year beginning in 2011, which will be paid by the trust in two semi-annual installments as described above under “Ongoing Trust Expenses.”

New York Stock Exchange Listing Fee

The New York Stock Exchange will receive a listing fee for the outstanding certificates listed on the New York Stock Exchange equal to [0.02]% of the aggregate outstanding principal amount of the certificates per year beginning in 2011, which will be paid by the trust in two semi-annual installments as described above under “Ongoing Trust Expenses.”

Special Distribution Dates

If a payment with respect to the underlying securities is made to the trustee after the underlying securities payment date on which payment was due, then the trustee will distribute any such amounts received on the next occurring business day (a “special distribution date”) as if the funds had constituted available funds on the distribution date immediately preceding such special distribution date; provided, however, that the record date for such special distribution date shall be five business days prior to the day on which the related payment was received from the underlying securities trustee.

Action Upon Underlying Securities Issuer Failing to Report Under the Securities Exchange Act

In the event that (1) the underlying securities issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act or (y) fails to file all required periodic reports for any applicable reporting period, and (2) the depositor determines after consultation with the Commission staff or available published guidance, that under applicable securities laws, rules or regulations the trust must be liquidated or the underlying securities distributed (each, an “SEC reporting failure”), then the depositor will promptly notify the trustee and, to the extent permitted by applicable law, the warrantholders, of such SEC reporting failure and the distribution of liquidation proceeds or underlying securities will be allocated and made to holders of the certificates then outstanding on a pro rata basis according to the outstanding certificate principal balance of their respective certificates held, subject to the exercise of the call warrants, as described in the next paragraph.

In addition, the call warrants will become immediately exercisable upon the occurrence of an SEC reporting failure (whether such SEC reporting failure occurs before or after October 1, 2016) and, if the call warrants are “in the money,” they will be deemed to be exercised without further action by the warrantholders and the warrantholders will receive excess liquidation proceeds above the warrant exercise purchase price concurrently with the distribution to certificateholders.

Call Warrants

Concurrently with the execution of the trust agreement and the delivery of the certificates, the trustee, on behalf of the trust, will execute an agreement, (the “warrant agent agreement”), initially evidencing call options with respect to the underlying securities (the “call warrants”).  The trust will hold the underlying securities subject to the call warrants.  The trustee will act as warrant agent (in this capacity, the “warrant agent”) under the warrant agent agreement.

On the closing date, the warrantholders will be required to make an upfront payment to the depositor as consideration for the call warrants.

The call warrants permit their holders to purchase the underlying securities from the trust at any time on any business day on or after October 1, 2016 and any business day during any earlier period during which (i) any redemption or other unscheduled payment on the underlying securities has been announced and the distribution to holders of the underlying securities of the redemption price or other payment has not yet occurred or (ii) an SEC reporting failure (as defined in this prospectus supplement) has occurred and is continuing (each, a “warrant exercise date”).

Each call warrant may be exercised by the relevant warrantholder in whole or in part on any warrant exercise date.  Upon exercise of a call warrant, the warrantholder will be entitled to delivery of the called underlying securities or, in connection with a tender offer where the called securities cannot be delivered, the excess of the tender offer proceeds over the warrant exercise purchase price.  The “called underlying securities” will be underlying securities having a principal amount equal to $500,000 per exercised call warrant, and in increments of $1,000 in excess of $500,000.

•  An exercise of the call warrants in whole will result in the redemption of all of the certificates.

•  In the event of an exercise of the call warrants in part, certificates will be selected for redemption by lot, or in the event redemption by lot is not practicable, by pro rata reduction in a certificate principal balance of certificates equal to 100% of the principal amount of underlying securities to be purchased.

•  Any redemption of the certificates resulting from an exercise of the call warrants will be at a price equal to 100% of the principal amount of the certificates to be redeemed (i.e., an amount equal to $25 per certificate to be redeemed in full) plus accrued and unpaid interest on the called certificates to the warrant exercise date.  No call or other premium will be paid.

See “Description of the Call Warrants and the Warrantholder” in this prospectus supplement.

Warrantholder

On the closing date, it is anticipated that U.S. Bancorp Investments, Inc. or its affiliate will be the sole holder of the call warrants (the “warrantholder”).  U.S. Bancorp Investments, Inc. has informed the depositor that it intends to market the call warrants for sale on or after the closing date.  The call warrants may not be transferred except to a transferee whom the transferor of the call warrants reasonably believes is (i) a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and (ii) acquiring the call warrants for its own account or for the account of an investor of the type described in clause (i) above as to which the transferee exercises sole investment discretion.  See “Description of the Call Warrants and the Warrantholder” in this prospectus supplement.

Trust Termination Events

The trust will terminate upon:

(i)    the payment in full at maturity or upon early redemption of the certificates;

(ii)   the distribution of the proceeds received upon a recovery on the underlying securities or the “in-kind” distribution of the underlying securities themselves (in each case, after deducting the costs incurred in connection therewith) after a payment default or an acceleration thereof (or other default with respect to the underlying securities);

(iii)  the distribution (or liquidation and distribution) of the underlying securities in accordance with the trust agreement in the event of an SEC reporting failure; or

(iv)  the sale by the trust in accordance with the call warrants of all the underlying securities and the distribution in full of all amounts due to certificateholders.

Under the terms of the trust agreement and the call warrants, the certificateholders will not be entitled to terminate the trust or cause the sale or other disposition of the underlying securities if and for so long as the call warrants remain outstanding, without the unanimous consent of the warrantholders. See “Description of the Trust Agreement—Termination” in the prospectus.
Certain Federal Income Tax Consequences

The following discussion assumes that the underlying securities constitute U.S. dollar-denominated debt instruments for United States federal income tax purposes.  No opinion of counsel has been issued to such effect.  Upon the issuance of the certificates, Orrick, Herrington & Sutcliffe LLP will deliver its opinion generally to the effect that, (a) assuming that the underlying securities are debt for federal income tax purposes, although the matter is not free from doubt, the trust will be a grantor trust for federal income tax purposes and (b) the trust will not be an association taxable as a corporation or a publicly traded partnership treated as a corporation for federal income tax purposes.  As a result, the trust will not be subject to federal income tax.  Although such treatment is not certain, the trustee intends for tax reporting purposes to treat the trust as a grantor trust and the balance of the discussion in this prospectus supplement assumes that the trust will be so classified.  See “Certain Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.  For a discussion of the consequences of recharacterization of the trust as a partnership for U.S. federal income tax purposes, see “—Tax Status of the Trust—Classification as a Partnership” in “Certain Federal Income Tax Consequences” in the prospectus.

ERISA Considerations

An “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), contemplating the purchase of certificates should consult with its counsel before making such a purchase.  The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the certificates will satisfy all of the requirements of the “publicly-offered securities” exception described herein and the possible application of “prohibited transaction exemptions” described herein.  See “ERISA Considerations.”

Ratings

The certificates are expected to receive credit ratings from one or more nationally recognized statistical rating organizations (each, a “hired NRSRO”).  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the deposited assets or the corresponding effect on yield to investors.  See “Ratings.”

Listing

Application will be made to list the certificates on the New York Stock Exchange.  Trading of the certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof.  It is unlikely that trading of the certificates on the New York Stock Exchange will be active.  There can be no assurance that the certificates, once listed, will continue to be eligible for trading on the New York Stock Exchange.  See “Method of Distribution” in this prospectus supplement.

How to Reach the Depositor	You may contact the depositor’s offices at 214 N. Tryon Street, Suite 2636, Charlotte, North Carolina 28202 (telephone number (877) 421-7858).

Summary of Cash Flows

Underlying Securities
Payments on Underlying Securities
Fixed Income Trust For Goldman Sachs Subordinated Notes, Series 2011-1 (*Issuing Entity*)
Application of Interest Collections on Each Distribution Date
Ongoing Trust Expenses (½ of Annual Trustee Fee, ½ of Annual Rating Agency Fee, ½ of Annual NYSE listing fee)
To the Class A Certificates, Distributions Allocable to Interest
To the Trustee, Reimbursement for Extraordinary Trust Expenses

Risk Factors

The underlying securities are not guaranteed by the federal government or any agency or instrumentally of the federal government, other than the issuer of the underlying securities.  The certificates represent interests in the issuing entity only and do not represent an interest in or obligation of the underwriters, the depositor, or any of their affiliates.  You should consider the following factors in deciding whether to purchase the certificates, together with the additional factors set forth in the prospectus under “Risk Factors”:

No assurance of liquidity.  The underwriters have advised the depositor and the trust that they do not intend to make a market in the certificates.  There can be no assurance that a secondary market in the certificates will develop or, if it does develop, that it will remain in existence for any period of time.  The absence of a secondary market would adversely affect the liquidity of the certificates.

No investigation of the underlying securities or the underlying securities issuer has been made by the depositor, the underwriters or the trustee in connection with the offering of the certificates.  None of the depositor, the underwriters or the trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the underlying securities issuer, or verified or will verify any reports or information filed by the underlying securities issuer with the Commission or otherwise made available to the public.  None of the depositor, the underwriters or the trustee is affiliated with the underlying securities issuer.

Certificateholders will be exposed to the credit risk of the underlying securities issuer.  Material information with respect to the underlying securities issuer is described in public filings prepared by the underlying securities issuer and referred to in this prospectus supplement.  In addition, this section does not contain any risk factors relating to the underlying securities issuer.

It is strongly recommended that prospective investors in the certificates consider and evaluate publicly available financial and other information regarding the underlying securities issuer.  The issuance of the certificates should not be construed as an endorsement by the depositor, the underwriters or the trustee of the financial condition or business prospects of the underlying securities issuer.  Potential certificateholders should obtain and evaluate the same information concerning the underlying securities issuer as they would obtain and evaluate if they were investing directly in the underlying securities or in other debt securities issued by the underlying securities issuer.  None of the depositor, the trustee, the underwriters, or any of their respective affiliates, assumes any responsibility for the accuracy, timeliness or completeness of any publicly available information of the underlying securities issuer filed with the Commission or any other comparable U.S. or international government agency or otherwise made publicly available or considered by a purchaser of the certificates in making its investment decision in connection therewith.  See “Description of the Deposited Assets” in this prospectus supplement.

One or more affiliates of the depositor and/or the underwriters may publish research reports from time to time with respect to the underlying securities issuer.  Such reports may make negative recommendations with respect to securities of the underlying securities issuer.  None of the depositor, the underwriters or the trustee undertakes any responsibility to reflect or account for in this prospectus supplement the conclusions or analyses set forth in such research reports.  You may obtain a copy of any research reports relating to the underlying securities issuer by requesting them from your broker or from the depositor and/or the underwriters directly.

The underlying securities and the other assets of the trust are the only payment source for the certificates.  The payments made by the underlying securities issuer on the underlying securities, and the receipt of payments from any credit support provider, are the only source of payment for your certificates.  The underlying securities are unsecured obligations of the underlying securities issuer.  The underlying securities issuer is subject to laws relating to bankruptcy, liquidation, moratorium, reorganization or other insolvency proceedings.  If the underlying securities issuer experiences financial difficulties, there may be delays in payment, partial payment or non-payment of your certificates.  Under certain circumstances, payments previously made on the underlying securities and distributed to the certificateholders may have to be returned to the underlying securities issuer or its bankruptcy trustee or similar official.  In the event of nonpayment on the underlying securities by the underlying securities issuer, you will bear the risk of such nonpayment.  See “Description of the Deposited Assets and Credit Support—Underlying Securities—Events of Default” and “—Remedies” in the prospectus.  The underlying securities are not guaranteed by the federal government or any agency or instrumentality of the federal government.  The certificates represent interests in the applicable trust only and do not represent an interest in or obligation of the underwriters, the depositor, the trustee or any of their affiliates.

Since the assets of the trust will be limited to the underlying securities and any other deposited assets, the trust will be able to distribute interest, premium, if any, and principal on the certificates issued by it only to the extent that it receives the corresponding amounts from the related underlying securities issuer.  The underlying securities issuer is vulnerable to adverse business conditions which may affect payment on the underlying securities, and in turn, on the certificates.  Financial difficulties experienced by the underlying securities issuer could cause delays in payment, partial payment or nonpayment of the underlying securities and the certificates.  In deciding whether to purchase or sell certificates, an investor should therefore obtain and evaluate information concerning the underlying securities issuer as if it were investing directly in securities issued by that person.  The issuing entity, the trustee, the depositor, the underwriters and their affiliates have not verified, have not undertaken to verify and will not verify, the accuracy, completeness or continued availability of any such information, and have not made any investigation of the financial condition or creditworthiness of any such person.  Furthermore, we cannot give any assurance that all events occurring prior to the date any certificates are offered for sale (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the creditworthiness of the underlying securities issuer have been publicly disclosed.  Therefore, neither the issuance and sale of any series of certificates nor the inclusion of information regarding a the underlying securities issuer in this prospectus supplement should be construed as an endorsement of any such person or a statement regarding the financial condition or creditworthiness of any such person.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying securities issuer could affect the value received at maturity with respect to the certificates.  See “Description of Deposited Assets and Credit Support” in the prospectus.

The return you earn will not be the same as the interest that would be earned on a direct investment in the underlying securities.   The certificates represent an interest in the assets of the trust, which consist primarily of underlying securities.  Investing in the certificates will not make you a holder of any of the underlying securities, although the trust may distribute the underlying securities in kind to the certificateholders in certain circumstances (see “Description of the Certificates—Recovery on Underlying Securities Following Payment Default or Acceleration” and “—Action Upon Underlying Securities Issuer Failing to Report Under the Securities Exchange Act”).  You will not have any voting rights, any rights to receive distributions, or any other rights with respect to the underlying securities.  As a result, the return earned on your certificates may not reflect the interest you would earn if you actually owned the underlying securities and received the interest payments or other distributions made in connection with them.  Distributions with respect to the certificates shall be made as provided in this prospectus supplement and the accompanying prospectus.

Bankruptcy of certain transaction parties may cause a delay or reduction in payment on the certificates.  U.S. Bancorp Investments, Inc. will represent and warrant that its transfer of the underlying securities to the depositor is a sale.  If U.S. Bancorp Investments, Inc. were to become a debtor in a bankruptcy case, and a party in interest (including U.S. Bancorp Investments, Inc. itself) were to take the position that the transfer of the underlying securities to the depositor should be recharacterized as the grant of a security interest in such underlying securities to secure a borrowing of U.S. Bancorp Investments, Inc., delays in payments on the certificates could result.  If a court were to adopt such position, then delays or reductions in payments on, or other losses with respect to, the certificates could result.  The depositor has taken steps to minimize the risk that in the event the parent of the depositor or U.S. Bancorp Investments, Inc. were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of the depositor be substantively consolidated with those of the parent or U.S. Bancorp Investments, Inc.  These steps include the creation of the depositor as a separate limited purpose entity with organizational documents that limit the nature of its business.  However, there can be no assurance that the activities of the depositor, its parent or U.S. Bancorp Investments, Inc. would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of its parent or U.S. Bancorp Investments, Inc. in a case under the Bankruptcy Code.  If a party in interest (including the depositor’s parent or U.S. Bancorp Investments, Inc.) asserted that the assets and liabilities of the depositor should be consolidated with those of the parent, delays in payments on the certificates could result.  If the court ordered that the assets and liabilities of the depositor be consolidated with those of the parent or U.S. Bancorp Investments, Inc., there could be delays or reductions in payments on, or other losses with respect to, the certificates.

Certain payments to U.S. Bancorp Investments, Inc.  On the distribution date occurring in April, 2012 as payment of the balance of the purchase price for the underlying securities, the trustee will pay to U.S. Bancorp Investments, Inc. the amount of the interest accrued on the underlying securities from [          ], 2011 to, but not including, the closing date.  In the event an underlying security event of default occurs on or prior to April 2, 2012 and U.S. Bancorp Investments, Inc. is not paid such accrued interest on such date, U.S. Bancorp Investments, Inc. will have a claim for such accrued interest, and will share pro rata with the certificateholders to the extent of such claim in the proceeds from the recovery on the underlying securities.  See “Description of the Deposited Assets and Credit Support—Underlying Securities—Events of Default” and “—Remedies” in the prospectus.

Holders of the call warrants, and not certificateholders, will benefit from any redemption premiums or market value appreciation on the underlying securities.  In some circumstances, redemption of the underlying securities requires payment of a redemption premium.  However, the certificateholders will not be entitled to any share of any redemption or other premiums that may be paid on the underlying securities.  If an exercise of the call warrants occurs, certificates will be selected for redemption by lot, or in the event redemption by lot is not practicable, by pro rata reduction in a certificate principal balance of certificates equal to 100% of the principal amount of underlying securities to be purchased plus accrued and unpaid interest to the date of redemption at the pass-through rate in effect at such time.  The right of the warrantholders to purchase the underlying securities will effectively reserve to the warrantholders the right to receive any redemption or other premium paid on the underlying securities and, after October 1, 2016, the right to realize the resulting gain in the event of an increase in the market value of the underlying securities relative to their value as of the date of this prospectus supplement.

Prepayments on the underlying securities affect yield on the certificates.  A redemption of the underlying securities or an exercise of a call warrant may result in an early redemption or a call of the certificates at a time when reinvestment in securities with yields comparable to that of such certificates is not possible.  This is particularly important because a decreasing interest rate environment will make an exercise of a call warrant more likely.  There can be no assurance as to the effect of any redemption or exercise of the call warrants on a certificateholder’s yield on the certificates.

A failure by the underlying securities issuer to file reports with the Commission could cause early termination of the trust or cause the certificates to be ineligible for listing on the New York Stock Exchange.  Application has been made to list the certificates on the New York Stock Exchange.  Trading of the certificates on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the certificates.  There can be no assurance that the certificates, once listed, will continue to be eligible for trading on the New York Stock Exchange.  Should the underlying securities issuer cease to report under the Securities Exchange Act, the trustee may be required to liquidate the underlying securities, or to distribute to any duly electing certificateholder its proportionate share of the underlying securities themselves (subject to the requirement that the underlying securities be distributed in authorized denominations).  Any such liquidation of the underlying securities would result in a final distribution to certificateholders of the net proceeds of such liquidation.  In any event, there can be no assurance that, at the time of any such liquidation or distribution, the market price of the underlying securities will equal the principal amount of the certificates.  As a result, you may suffer a loss upon any such occurrence.  See “Description of the Certificates—Action Upon Underlying Securities Issuer Failing to Report Under the Securities Exchange Act” in this prospectus supplement.

A failure or termination of reporting by the underlying securities issuer may occur as a result of, among other reasons, a merger or acquisition, redemption or delisting of unrelated securities of the underlying securities issuer, or any guarantors of its obligations, or changes in its corporate structure, a restatement or unavailability of financial statements, or other events with respect to the underlying securities issuer over which the depositor has no control.

A reduction, withdrawal or qualification of the ratings on your certificates could adversely affect the market value of your certificates and/or limit your ability to resell your certificates.  The depositor has engaged one hired NRSRO and will pay the hired NRSRO a fee to assign ratings on the certificates.  The depositor has not hired any other nationally recognized statistical rating organization (each, a “non-hired NRSRO”) to assign ratings on the certificates and is not aware that any non-hired NRSRO has assigned ratings on the certificates.  However, under Commission rules, information provided to the hired NRSRO for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the certificates.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement.  Nationally recognized statistical rating organizations, including the hired NRSRO, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the certificates, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSRO, which could adversely affect the market value of your certificates and/or limit your ability to resell your certificates.  In addition, if the depositor fails to make available to the non-hired NRSROs any information provided to the hired NRSRO for the purpose of assigning or monitoring the ratings on the certificates, the hired NRSRO could withdraw its ratings on the certificates, which could adversely affect the market value of your certificates and/or limit your ability to resell your certificates.

Additionally, the rating issued for the certificates is not a recommendation to purchase, sell or hold certificates.  The rating does not comment on the market price of the certificates or their suitability for a particular investor.  In addition, the rating does not address the likelihood of the underlying securities issuer failing to report under the Securities Exchange Act.

The underlying securities are subordinated debt securities, and the underlying securities issuer is the only payment source for the underlying securities.  The underlying securities are the only payment source for the certificates.  The payments made by the underlying securities issuer on the underlying securities are the only sources of payment for your certificates.  The obligations of the underlying securities issuer with respect to the underlying securities will be unsecured and rank subordinate and junior in right of payment to all existing and future senior indebtedness of the underlying securities issuer.

The underlying securities issuer’s subordinated debt indenture provides that in certain circumstances, unless all principal of and any premium or interest on the underlying securities issuer’s senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any of the underlying securities issuer’s subordinated debt securities, which include the underlying securities.  In the case of a bankruptcy or insolvency proceeding, the underlying securities issuer’s obligations with respect to the underlying securities will also rank subordinate and junior in right of payment to all liabilities of the underlying securities issuer other than debt of the underlying securities issuer that by its terms does not rank senior upon liquidation to the underlying securities and with the underlying securities issuer’s trade creditors.  In the event of any nonpayment on the underlying securities by the underlying securities issuer, you will bear the risk of such nonpayment.  See “Description of the Deposited Assets—Underlying Securities” in this prospectus supplement and “Description of the Deposited Assets and Credit Support—Underlying Securities—Events of Default” and “—Remedies” in the accompanying prospectus.

The interests of the certificateholders with respect to underlying securities may conflict with the interests of the underwriters, the depositor or their affiliates.  The underwriters, the depositor or their respective affiliates may commence, maintain or continue to maintain commercial relationships with respect to the underlying securities issuer or its affiliates.  In particular, underwriters, the depositor, or their respective affiliates may provide investment banking and other financial services to, and may enter into derivative transactions with, the underlying securities issuer or its affiliates.  To the extent permitted by law, the underwriters,  the depositor, or their respective affiliates may also hold long or short positions with respect to securities or other obligations of the underlying securities issuer or its affiliates (including the underlying securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations.  In connection with those transactions, the underwriters, the depositor or their respective affiliates may exercise or enforce rights against, and may otherwise act with respect to, the underlying securities issuer or its affiliates without regard to the issuance of the certificates and the related transactions described in this prospectus supplement.  Any such actions might have an adverse effect on the underlying securities, the underlying securities issuer, the ability of the trust to exercise or enforce any rights with respect to the underlying securities or the value of the certificates.  In the case of a bankruptcy or insolvency of the underlying securities issuer or its affiliates, or any other default under securities or other obligations of the underlying securities issuer or its affiliates (including the underlying securities), the interests of the certificateholders with respect to underlying securities owned by the trust may be in conflict with the interests of the underwriters, the depositor or their respective affiliates that have entered into transactions with the underlying securities issuer or its affiliates.

The certificates may not be actively traded.  There may be little or no secondary market for the certificates.  Although the certificates are expected to be listed on the New York Stock Exchange, it is not possible to predict whether the certificates will trade in the secondary market.  Even if there is a secondary market, it may not provide significant liquidity.

The market value of underlying securities will affect the market value of the certificates.  The market value of the underlying securities, due to their maturity, will be sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the underlying securities issuer and other factors.  Any decline in the market value of the underlying securities will correspondingly affect the market value of the certificates, and a certificateholder will bear the risk of any such decline in market value.

Trust certificateholders may be subject to risks and regulations upon a distribution of the underlying securities. Under certain circumstances described herein, the trust may distribute the underlying securities to the certificateholders. See “Description of the Certificates—Recovery on Underlying Securities Following Payment Default or Acceleration” and “—Action Upon Underlying Securities Issuer Failing to Report Under the Securities Exchange Act.”  Upon such a distribution in kind, each certificateholder will be required to comply with all regulations (including securities laws and taxation) applicable to holders of the underlying securities.

If the underlying securities are not treated as indebtedness, the federal income tax consequences to certificateholder may differ.  The underlying securities are assumed to constitute debt instruments for federal income tax purposes.  No opinion of counsel has been issued to such effect.  If the Internal Revenue Service were to challenge successfully the classification of the underlying securities as indebtedness, the underlying securities would likely be treated as equity of the underlying securities issuer, and the trust would be treated as a partnership for federal income tax purposes.  Payments on the underlying securities (including amounts denominated as interest) would be treated as dividends to the extent of current or accumulated earnings and profits of the underlying securities issuer.  A Non-U.S. certificateholder would be subject to 30% federal withholding tax in respect of amounts treated as dividends unless such holder qualified for a lower withholding rate under an applicable U.S. income tax treaty. In addition, certificateholders would be subject to the tax accounting rules applicable to stock rather than indebtedness, and partnerships, rather than grantor trusts, which could differ significantly.

See “Risk Factors” and “Maturity and Yield Considerations” in the prospectus.

Formation of the Issuing Entity

The issuing entity will be Fixed Income Trust For Goldman Sachs Subordinated Notes, Series 2011-1 (the “trust”), a New York common law trust, formed under the 2011-1 series supplement dated as of the closing date between the depositor and the trustee which supplements the terms of the base trust agreement dated as of [          ], 2011 and which are collectively referred to as the “trust agreement.”  At the time of the execution and delivery of the trust agreement, the depositor will sell the underlying securities to the trustee.  The trustee, on behalf of the Trust, will purchase such underlying securities and will deliver the certificates in accordance with the instructions of the depositor.  The trustee will hold the underlying securities for the benefit of the holders of the certificates (the “certificateholders”).

The underlying securities will be purchased by U.S. Bancorp Investments, Inc. or one of its affiliates in the secondary market (and not from the underlying securities issuer), and then U.S. Bancorp Investments, Inc. or one of its affiliates will sell the underlying securities to the depositor and the depositor will sell such underlying securities to the trustee.  The Goldman Sachs Group, Inc. is not participating in this offering and will not receive any of the proceeds of the sale of the underlying securities to the depositor or the issuance of the certificates.  Neither the depositor nor any of its affiliates participated in the initial public offering of the underlying securities.

The fiscal year end for the trust will be December 31, commencing with December 31, 2011.

Each of the depositor and the trust has been established so as to minimize the risk that it would become insolvent or enter bankruptcy.  Nevertheless, it may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated.  If the depositor or the trust were to become insolvent or were to enter bankruptcy, distributions on the certificates could be delayed or reduced, and certificateholders could be required under certain circumstances to return distributions previously made on the certificates.

Description of the Deposited Assets

General

This prospectus supplement sets forth the relevant terms with respect to the underlying securities, but does not provide detailed information with respect to the underlying securities.  This prospectus supplement relates only to the certificates and does not relate to the deposited assets.  All disclosure contained in this prospectus supplement with respect to the underlying securities is derived from publicly available documents, including the prospectus supplement under which the underlying securities were initially offered for sale.  The issuer of the underlying securities is subject to the information reporting requirements of the Securities Exchange Act.  Although the depositor has no reason to believe the information concerning the underlying securities, The Goldman Sachs Group, Inc. and other publicly available information is not reliable, neither the depositor nor any of the underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided in such documents.  Events affecting the underlying securities or The Goldman Sachs Group, Inc. may have occurred and may have not yet been publicly disclosed.  This would affect the accuracy or completeness of the publicly available documents described above.

The underlying securities (i) either will have been (a) previously registered under the Securities Act or (b) are eligible for sale under Rule 144(k) of the Securities Act; and (ii) will be acquired in bona fide secondary market transactions, not from the issuer or an affiliate of the issuer of such underlying securities.

No investigation of the underlying securities or the issuer of the underlying securities was made by the depositor in connection with this offering except as described above.  The underlying securities were selected for sale to the trust by the depositor based on its assessment of investor preferences, the payment characteristics of the underlying securities, and the price and availability of the underlying securities in the secondary market.

All of the assets of the trust sold to it by the depositor will consist of the 6.75% Subordinated Notes due 2037 of The Goldman Sachs Group, Inc., having an aggregate principal amount outstanding as of the cut-off date of approximately $2,500,000,000 (the “underlying securities”).  The underlying securities will be purchased by the depositor in the secondary market (either directly or through an affiliate of the depositor) and will be sold to the Trust.  The underlying securities will not be acquired either from The Goldman Sachs Group, Inc. or by any distribution by or agreement with The Goldman Sachs Group, Inc.  The underlying securities may be redeemed at the option of the underlying securities issuer.

As of [          ], 2011, the depositor estimates that the market price of the underlying securities was [•]% of their principal amount plus accrued interest.  This market price is based on one or more prices reported or available to the depositor

for actual sales occurring on [          ], 2011.  The foregoing market price of the underlying securities is not intended to indicate the market value of the certificates.

As of the cut-off date, based on publicly available information, the underlying securities issuer was not in default in the payment of any installments of principal, interest or premium (if any) with respect to the underlying securities.  The underlying securities issuer’s most recent public filing on Form 10-K indicates ratings for the underlying securities issuer’s debt obligations.  The depositor and its affiliates have not confirmed, updated or investigated such ratings in connection with the offering of the certificates.  Any rating of any of the underlying securities is not a recommendation to purchase, hold or sell such underlying security or the certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future.  See “Ratings” and “Risk Factors—A reduction, withdrawal or qualification of the ratings on your certificates could adversely affect the market value of your certificates and/or limit your ability to resell your certificates” in this prospectus supplement regarding considerations applicable to the ratings of the certificates.

Each of the underlying securities will be subject to the call warrants described in this prospectus supplement under “Description of the Call Warrants and the Warrantholder.”

This prospectus supplement relates only to the certificates and does not relate to the underlying securities.  This prospectus supplement describes certain relevant information and terms with respect to the underlying securities issuer and the underlying securities, but does not provide detailed information with respect to the underlying securities issuer or the underlying securities.  All disclosure contained in this prospectus supplement with respect to the underlying securities issuer and the underlying securities is derived from publicly available documents, and is qualified in its entirety by, and should be read in conjunction with, (i) the Prospectus Supplement relating to the Underlying Securities dated September 26, 2007 (the “underlying securities prospectus supplement”), and (ii) the prospectus relating to the underlying securities dated December 5, 2006 (and together with the underlying securities prospectus supplement, the “underlying securities prospectus”) of which such underlying securities prospectus supplement is a part.

Underlying Securities Issuer

The Goldman Sachs Group, Inc. is the issuer of the underlying securities.  According to The Goldman Sachs Group, Inc.’s publicly available documents, The Goldman Sachs Group, Inc. is a Delaware corporation whose principal executive offices are located at 200 West Street, New York, NY 10282 and who is engaged in the business of a diversified global financial services holding company providing a broad range of financial services to consumers and corporate customers.  The Goldman Sachs Group, Inc. is regulated as a bank holding company under U.S. federal law.  The depositor is not an affiliate of The Goldman Sachs Group, Inc.

The issuer of the underlying securities is subject to the information reporting requirements of the Securities Exchange Act and in accordance therewith files reports and other information (including financial information) with the Commission under its Securities Exchange Act file number, 001-14965.  Although the depositor has no reason to believe the information concerning the underlying securities, The Goldman Sachs Group, Inc. and other publicly available information is not reliable, neither the depositor nor any of the underwriters has participated in the preparation of such documents, or performed any due diligence inquiry with respect to the information provided in such documents.  Events affecting the underlying securities or The Goldman Sachs Group, Inc. may have occurred and may have not yet been publicly disclosed.  This would affect the accuracy or completeness of the publicly available documents described above.

The Commission maintains a database, known as “EDGAR” that can be accessed through the Commission’s web site at http://www.sec.gov as well as through certain privately run internet services.  The EDGAR database contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.  Reports, proxy statements and other information filed by such issuer with the Commission pursuant to the informational requirements of the Securities Exchange Act may be accessed on the EDGAR database.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission.  Please call the Commission at (800) SEC-0330 for further information on the operation of the Commission’s public reference rooms.  For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, and the URL in the first sentence of this paragraph, are inactive textual references only.  We have taken steps to ensure that these URLs were inactive at the time we created any electronic version of this prospectus supplement.

Underlying Securities

The underlying securities have been issued by an agreement between the issuer of the underlying securities and the underlying securities trustees.

The underlying securities are a series of subordinated debt securities issued under The Goldman Sachs Group, Inc.’s subordinated debt indenture.  The underlying securities are initially limited to an aggregate principal amount of $2,500,000,000.  The underlying securities are issued fully registered form, in a minimum denomination of $2,000 and in integral multiples of $1,000 in excess thereof.  The underlying securities are junior in right of payment to all of the underlying securities issuer’s senior indebtedness.  This means, among other things, that the underlying securities issuer will not be permitted to pay interest, principal or any other amount on the underlying securities (including upon redemption) if a default under the underlying securities issuer’s senior indebtedness has occurred and is continuing, until all the amounts owing on the underlying securities issuer’s senior indebtedness have been paid in full.  The underlying securities issuer’s subordinated debt indenture does not limit the amount of additional senior indebtedness it may incur.

The trustee under the underlying securities issuer’s subordinated debt indenture is The Bank of New York Mellon (formerly known as, The Bank of New York).

Payments

The underlying securities issuer will pay interest on the underlying securities on April 1 and October 1 of each year.  The first payment was to be made on April 1, 2008.  The underlying securities issuer may redeem some or all of the underlying securities at any time at the redemption price described in the underlying securities prospectus supplement.  In addition, if the underlying securities issuer becomes obligated to pay additional amounts to non-U.S. investors due to changes in U.S. withholding tax requirements, the underlying securities issuer may redeem the underlying securities before their stated maturity at a price equal to 100% of the principal amount redeemed plus accrued interest to the redemption date.  The underlying securities are unsecured and rank junior in right of payment to the underlying securities issuer’s senior indebtedness.  Holders of the underlying securities may accelerate the maturity of the subordinated notes only upon the underlying securities issuer’s bankruptcy, insolvency or reorganization, and not as a result of the underlying securities issuer’s failure to pay interest or principal when due or upon the occurrence of another event of default.

The underlying securities were issued on October 3, 2007.  The underlying securities bear interest at a fixed rate of 6.75% per annum.  Interest on the underlying securities is paid semi-annually on the 1st day of each April and October, and commenced on April 1, 2008.

Payment of Additional Amounts

The underlying securities issuer intends to make all payments on the underlying securities without deducting U.S. withholding taxes.  If the underlying securities issuer is required by law to deduct such taxes on payments to non-U.S. investors, however, it will pay additional amounts on those payments to the extent described in this subsection.

The underlying securities issuer will pay additional amounts on an underlying security only if the beneficial owner of the underlying security is a United States alien.  The term “United States alien” means any person who, for U.S. federal income tax purposes, is:

•	a nonresident alien individual;

•	a foreign corporation;

•
a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust; or

•	a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from a note.

If the beneficial owner of an underlying security is a United States alien, the underlying securities issuer will pay all additional amounts that may be necessary so that every net payment of interest or principal on that underlying security will not be less than the amount provided for in that underlying security.  By net payment the underlying securities issuer means the amount it or its paying agent pays after deducting or withholding an amount for or on account of any present or future tax, assessment or other governmental charge imposed with respect to that payment by a U.S. taxing authority.

The underlying securities issuer’s obligation to pay additional amounts is subject to several important exceptions, however.  The underlying securities issuer will not pay additional amounts for or on account of any of the following:

•
any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between the beneficial owner — or between a fiduciary, settlor, beneficiary or member of the beneficial owner, if the beneficial owner is an estate, trust or partnership — and the United States (other than the mere receipt of a payment or the ownership or holding of a subordinated note), including because the beneficial owner — or the fiduciary, settlor, beneficiary or member — at any time, for U.S. federal income tax purposes:

•	is or was a citizen or resident or is or was treated as a resident of the United States;

•	is or was present in the United States;

•	is or was engaged in a trade or business in the United States;

•	has or had a permanent establishment in the United States;

•	is or was a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation;

•	is or was a corporation that accumulates earnings to avoid U.S. federal income tax; or

•	is or was a “ten percent shareholder” of the underlying securities issuer;

•
any tax, assessment or other governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax, or any similar tax, assessment or other governmental charge;

•
any tax, assessment or other governmental charge imposed solely because the beneficial owner or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or any beneficial owner of the subordinated note, if compliance is required by statute, by regulation of the U.S. Treasury department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from the tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge that can be paid other than by deduction or withholding from a payment on the subordinated notes;

•
any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular paying agent (including the underlying securities issuer  and would not be imposed if made by another paying agent;

•
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	by or on behalf of a holder who would be able to avoid withholding or deduction by presenting the note to another paying agent in a Member State of the European Union; or

•
any tax, assessment or other governmental charge imposed solely because the holder (1) is a bank purchasing the note in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the note for investment purposes only nor (B) buying the note for resale to a third party that either is not a bank or holding the note for investment purposes only; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, the underlying securities issuer will not pay additional amounts with respect to any payment of principal or interest to any United States alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of the payment, to the extent that the underlying securities issuer would not have to pay additional amounts to any beneficiary or settlor of the fiduciary or any member of the partnership, or to any beneficial owner of the payment, if that person or entity were treated as the beneficial owner of the underlying security for this purpose.

Any reference to a payment of interest or principal on an underlying security includes any additional amount that may be payable as described above in respect of that payment.

Optional Redemption

The underlying securities issuer has the option to redeem the underlying securities, in whole or in part, at its option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the underlying securities to be redeemed or (2) as determined by the quotation agent described below, the sum of the present values of the remaining scheduled payments of principal and interest on the underlying securities to be redeemed, not including any portion of these payments of interest accrued as of the date on which the underlying securities are to be redeemed, discounted to the date on which the underlying securities are to be redeemed, assuming a 360-day year consisting of twelve 30-day months, at the adjusted treasury rate described below plus 30 basis points, plus, in each case, accrued interest on the underlying securities to be redeemed to the date on which the underlying securities are to be redeemed.

The underlying securities issuer will utilize the following procedures to calculate the adjusted treasury rate.  The underlying securities issuer will appoint Goldman, Sachs & Co. or its successor and two or more other primary U.S. Government securities dealers in New York City as reference dealers, and the underlying securities issuer will appoint Goldman, Sachs & Co. or its successor to act as its quotation agent.  If Goldman, Sachs & Co. or its successor is no longer a primary U.S. Government securities dealer, the underlying securities issuer will substitute another primary U.S. Government securities dealer in its place as a reference dealer.

The quotation agent will select a United States Treasury security that has a maturity comparable to the remaining maturity of the underlying securities that would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to the remaining maturity of the underlying securities.  The reference dealers will provide the underlying securities issuer and the trustee with the bid and asked prices for that comparable United States Treasury security as of 5:00 p.m. on the third business day before the redemption date.  The underlying securities issuer will calculate the average of the bid and asked prices provided by each reference dealer, eliminate the highest and the lowest reference dealer quotations and then calculate the average of the remaining reference dealer quotations.  However, if the underlying securities issuer obtains fewer than three reference dealer quotations, it will calculate the average of all the reference dealer quotations and not eliminate any quotations. The underlying securities issuer calls this average quotation the comparable treasury price.  The adjusted treasury rate will be the equivalent yield to maturity of a security whose price, expressed as a percentage of its principal amount, is equal to the comparable treasury price.

Tax Redemption

The underlying securities issuer will be entitled, at its option, to redeem the outstanding underlying securities in whole and not in part if at any time it becomes obligated to pay additional amounts on any of those underlying securities on the next interest payment date, but only if its obligation results from a change in the laws or regulations of any U.S. taxing authority, or from a change in any official interpretation or application of those laws or regulations, that becomes effective or is announced on or after the date of the underlying securities prospectus supplement.  If the underlying securities issuer redeems any underlying securities, it will do so at a redemption price equal to 100% of the principal amount of the underlying securities redeemed, plus accrued interest to the redemption date.

Redemption Procedures

If the underlying securities issuer becomes entitled to redeem the underlying securities in any of the above situations, it may do so at any time on a redemption date of its choice.  However, the underlying securities issuer must give the holders of the underlying securities being redeemed notice of the redemption not less than 30 days or more than 60 days before the redemption date and not more than 90 days before the next date on which the underlying securities issuer would be obligated to pay additional amounts.  In addition, the underlying securities issuer’s obligation to pay additional amounts must remain in effect when it gives the notice of redemption.

The underlying securities issuer or its affiliates may purchase underlying securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices.  For example, the underlying securities issuer expected Goldman, Sachs & Co. and Goldman Sachs International to make a market in the underlying securities by purchasing and reselling underlying securities from time to time.  Underlying securities that the underlying securities issuer or its affiliates purchase may, at the discretion of the underlying securities issuer or its affiliates, as applicable, be held, resold or cancelled.

Book-Entry System

The underlying securities issuer issued the underlying securities as global notes registered in the name of DTC, or its nominee.  The sale of the underlying securities settled in immediately available funds through DTC.  Holders of the underlying securities will only be permitted to withdraw the underlying securities from DTC in limited circumstances.

Investors may hold interests in a global note through organizations that participate, directly or indirectly, in the DTC system.  Those organizations include Euroclear Bank S.A./N.V., as operator of the Euroclear system and Clearstream Banking, société anonyme, Luxembourg.

Limited Events of Default; No Acceleration

The events of default under the underlying securities will be limited to the underlying securities issuer’s filing for bankruptcy or the occurrence of other events of bankruptcy, insolvency or reorganization relating to the underlying securities issuer.  The payment of principal of the underlying securities may be accelerated only in certain events involving the underlying securities issuer’s bankruptcy, insolvency or reorganization (but not the bankruptcy, insolvency or reorganization of any of the underlying securities issuer’s subsidiaries) under Chapters 7 (liquidation) and 11 (reorganization) of the U.S. Bankruptcy Code.  There will be no right of acceleration of the payment of principal of the underlying securities upon a default in the payment of principal, interest or any other amount (including upon redemption) on the underlying securities or in the performance of any of the underlying securities issuer’s covenants or agreements contained in the underlying securities or in the underlying securities issuer’s subordinated debt indenture.  No such payment or performance default will result in an event of default under the underlying securities or permit any holders or the trustee to take action to enforce the underlying securities or the underlying securities issuer’s subordinated debt indenture, except that a holder will be entitled at any time to bring a lawsuit for the payment of money due on the underlying securities of such holder.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, the underlying securities issuer can legally release itself from all payment and other obligations on the underlying securities.  For it to do so, each of the following must occur:

•
The underlying securities issuer must deposit in trust for the benefit of all holders of the underlying securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the underlying securities on their various due dates;

•
There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets the underlying securities issuer make the above deposit without causing the holders to be taxed on the underlying securities any differently than if the underlying securities issuer did not make the deposit and just repaid the underlying securities itself;

•	The underlying securities issuer must deliver to the trustee a legal opinion of its counsel confirming the tax law change described above;

•
No event or condition may exist that, under the provisions described in the underlying securities prospectus under “— Subordination Provisions,” would prevent the underlying securities issuer from making payments of principal, premium or interest on the underlying securities on the date of the deposit referred to above or during the 90 days after that date; and

•
The underlying securities issuer must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained the underlying securities issuer’s property, then the relevant trustee and the holders of the underlying securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If the underlying securities issuer ever fully defeased the underlying securities, the holders of the underlying securities would have to rely solely on the trust deposit for payments on the underlying securities.  Holders of the underlying securities would not be able to look to the underlying securities issuer for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, the underlying securities issuer can make the same type of deposit described above and be released from the restriction on liens described under “— Restriction on Liens” in the underlying securities prospectus and any other restrictive covenants relating to the underlying securities.  In that event, the holder of the underlying securities would lose the protection of those restrictive covenants.  In order to achieve covenant defeasance for the underlying securities, the underlying securities issuer must do both of the following:

•
The underlying securities issuer must deposit in trust for the benefit of the holders the underlying securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the underlying securities on their various due dates;

•
The underlying securities issuer must deliver to the trustee a legal opinion of its counsel confirming that under current U.S. federal income tax law the underlying securities issuer may make the above deposit without causing the holders to be taxed on the underlying securities any differently than if the underlying securities issuer did not make the deposit and just repaid those debt securities ourselves;

•
No event or condition may exist that, under the provisions described in the underlying securities prospectus under “—Subordination Provisions,” would prevent the underlying securities issuer from making payments of principal, premium or interest on the underlying securities on the date of the deposit referred to above or during the 90 days after that date; and

•
The underlying securities issuer must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained the underlying securities issuer’s property, then the relevant trustee and the holders of the underlying securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If the underlying securities issuer accomplishes covenant defeasance with regard to the underlying securities, certain provisions of the underlying securities issuer’s subordinated debt indenture and the underlying securities would no longer apply.  Any right the underlying securities issuer has to redeem will survive covenant defeasance with regard to the underlying securities.

If the underlying securities issuer accomplishes covenant defeasance on the underlying securities, holders of the underlying securities can still look to the underlying securities issuer for repayment of the underlying securities in the event of any shortfall in the trust deposit.  However, if one of the remaining events of default occurred, such as the underlying securities issuer’s bankruptcy, and the underlying securities became immediately due and payable, there may be a shortfall.  Depending on the event causing the default, holders of the underlying securities may not be able to obtain payment of the shortfall.

Subordination Provisions

Contractual provisions in the underlying securities issuer’s subordinated debt indenture may prohibit it from making payments on those the underlying securities issuer’s subordinated debt securities.  The underlying securities issuer’s subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the underlying securities issuer’s subordinated debt indenture, to all of the underlying securities issuer’s senior indebtedness, as defined in the underlying securities issuer’s subordinated debt indenture, including all debt securities the underlying securities issuer has issued and will issue under its senior debt indenture and all warrants it will issue under its warrant indenture.

The underlying securities issuer’s subordinated debt indenture provides that, unless all principal of and any premium or interest on the underlying securities issuer’s senior indebtedness has been paid in full, no payment or other distribution may be made by the underlying securities issuer in respect of any of its subordinated debt securities in the following circumstances:

•
in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving the underlying securities issuer or its assets;

•
(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any of the underlying securities issuer’s senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any of the underlying securities issuer’s  senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any of the underlying securities issuer’s subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the underlying securities issuer’s subordinated debt indenture or any holders of the underlying securities issuer’s subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the underlying securities issuer’s senior indebtedness.

Even if the subordination provisions prevent underlying securities issuer from making any payment when due on its subordinated debt securities of any series, it will be in default on its obligations under that series if it does not make the payment when due.  This means that the trustee under the underlying securities issuer’s subordinated debt indenture and the holders of that series can take action against underlying securities issuer, but they will not receive any money until the claims of the holders of the underlying securities issuer’s senior indebtedness have been fully satisfied.

The underlying securities issuer’s subordinated debt indenture allows the holders of underlying securities issuer’s senior indebtedness to obtain a court order requiring the underlying securities issuer and any holder of the underlying securities issuer’s subordinated debt securities to comply with the subordination provisions.

Description of the Call Warrants and the Warrantholder

Concurrently with the execution of the trust agreement and the delivery of the certificates, the trustee, on behalf of the Trust, will execute an agreement (the “warrant agent agreement”), initially evidencing (i) call options with respect to the underlying securities (the “call warrants”) and (ii) the right to receive certain amounts owing to the warrantholder.  The trustee will perform the trust’s obligations under the warrant agent agreement and the call warrants in accordance with their respective terms.  The trust will own the underlying securities subject to the call warrants.  The trustee will act as warrant agent (in this capacity, the “warrant agent”) under the warrant agent agreement.

On the Closing Date, the warrantholder will purchase the call warrants, and has notified the depositor that it intends to market the call warrants for sale on or after the closing date.

Each call warrant may be exercised by the relevant warrantholder in whole or in part on any warrant exercise date.  Upon exercise of a call warrant, the warrantholder will be entitled to delivery of the called underlying securities except that if such call notice is in connection with a tender offer and the called underlying securities cannot be delivered to the relevant warrantholder due to time constraints or other restrictions relating to such tender, the warrant agent will instruct the trustee to distribute to the exercising warrantholder the excess of the tender offer proceeds over the warrant exercise purchase price pursuant to the trust agreement.  The “called underlying securities” will be underlying securities having a principal amount equal to $500,000 per exercised call warrant, and in increments of $1,000 in excess of $500,000.

“Warrant exercise date” means any business day on or after October 1, 2016, and any business day during any earlier period during which (i) a tender offer for the underlying securities has occurred, (ii) any redemption or other unscheduled payment on the underlying securities has been announced and the distribution to holders of the underlying securities of the redemption price or other unscheduled payment has not yet occurred or (iii) an SEC reporting failure has occurred and is continuing, in each case as set forth in the notice from the warrantholder to the trustee.

The trustee will notify the certificateholders and the hired NRSRO upon receipt of any notice, pursuant to the provisions of the call warrants, of a warrantholder’s intent to exercise its call warrants.  Such notice from the trustee will state (i) the warrant exercise date, (ii) that such exercise of the call warrant is conditional upon receipt by the trustee of the warrant exercise purchase price with respect to such exercise and (iii) that certificates will be selected for redemption by lot, or in the event redemption by lot is not practicable, by pro rata reduction in a certificate principal balance of certificates equal to 100% of the principal amount of underlying securities to be purchased, and that such redemption of the certificates will occur on the warrant exercise date at a price equal to 100% of the certificate principal balance of the certificates to be redeemed ($25 per each certificate that is redeemed in full and has not previously received distributions in respect of principal) plus accrued and unpaid interest to the date of redemption.  The warrantholder may rescind its notice given pursuant to the terms of the call warrant and any rescission of such notice or failure to pay the warrant exercise purchase price pursuant to a rescinded notice will not adversely affect the right of the warrantholder to deliver a notice thereafter; provided, that a call notice delivered in connection with a tender offer may not be rescinded after such time as the trustee has tendered the underlying securities for payment.  The trustee will promptly notify certificateholders of any rescission of such a notice and that the redemption of certificates in connection with such exercise is also rescinded.

Upon receipt of the warrant exercise purchase price and the call warrants being exercised, the trustee will deposit the amount of the warrant exercise purchase price in the certificate account on or before the related warrant exercise date and pay to the certificateholders the amount described in clause (iii) of the immediately preceding paragraph.  The certificates to be redeemed will be selected by the trustee or DTC by lot, or in the event redemption by lot is not practicable, by pro rata reduction of the aggregate certificate principal balance of certificates to be redeemed, and all certificates so selected, by the trustee or DTC by lot, or in the event redemption by lot is not practicable, by pro rata reduction of the aggregate certificate principal balance of certificates to be redeemed, will be paid for on the warrant exercise date (or, solely in the case of the exercise of call warrants in connection with a tender offer, as soon as practicable after the related warrant exercise date).

“Warrant exercise purchase price” means an amount paid by the warrantholder on each warrant exercise date equal to 100% of the principal amount of the called underlying securities being purchased, in each case, plus accrued and unpaid interest to and including the warrant exercise date.

All distributions to certificateholders will be subject to exercise of call warrants and payment of the applicable portion of the related warrant exercise purchase price in lieu of such distribution in the event the related distribution date is also a warrant exercise date.

In addition, the call warrants will become immediately exercisable upon the occurrence of an SEC reporting failure (whether such SEC reporting failure occurs before or after October 1, 2016) and, if the call warrants are in the money, as defined below, they will be deemed to be exercised without further action by the warrantholders and the warrantholders will receive excess liquidation proceeds above the warrant exercise purchase price concurrently with the distribution to certificateholders.  Notwithstanding the foregoing, if at any time an SEC reporting failure occurs and is continuing, warrantholders will have the right to exercise the call warrants so long as the call warrants are exercised prior to the liquidation or distribution of the underlying securities.  The distribution of liquidation proceeds or underlying securities will be made to the certificateholders on a pro rata basis according to the outstanding certificate principal balance of their respective certificates held, provided, however, that the certificateholders will not receive more than $25 per certificate plus accrued interest thereon to the date of redemption.  Any liquidation proceeds or underlying securities in excess of the amounts distributed to the certificateholders pursuant to the preceding sentence shall be distributed to the warrantholders on a pro rata basis according to the number of call warrants held.

If an SEC reporting failure occurs, the trustee will solicit bids for the sale of the underlying securities with settlement thereof on or before the third (3rd) business day after such sale from three leading dealers in the relevant market and the warrantholders, and may solicit additional bids from such other parties as the depositor deems appropriate.  For purposes hereof, the call warrants will be deemed to be “in the money” if the highest firm bid received with respect to all underlying securities owned by the trust exceeds the warrant exercise purchase price for such underlying securities, and cash settlement will be made in an amount equal to such excess (but only if the underlying securities are actually sold at a price equal to the amount of such bid).  The trustee will not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids.  If a bid for the sale of the underlying securities has been accepted by the trustee but the sale has failed to settle on the proposed settlement date, the trustee will request new bids from such leading dealers.

If the trustee receives notice of a tender offer for some or all of the underlying securities on or after October 1, 2016, the trustee will within two business days notify the warrant agent and forward to the warrant agent copies of all materials received by the trustee in connection therewith.  Upon receipt of notice of a tender offer by a warrantholder and up until five business days prior to the expiration of the tender offer acceptance period, each call warrant will become exercisable and a warrantholder will have the right to issue a call notice (as defined in the call warrant) notifying the trustee that such warrantholder desires to exercise all or a portion of its call warrants.

The warrant exercise date for any exercise of call warrants in connection with a tender offer will be deemed to be the business day on which such underlying securities are accepted for payment and paid for.

The warrant exercise purchase price will be deducted from the tender offer proceeds and paid to certificateholders as provided in this prospectus supplement, and the excess of the tender offer proceeds over the warrant exercise purchase price will be paid to the exercising warrantholders pro rata in respect to their proportionate exercises of call warrants or, if the warrant exercise purchase price exceeds the tender offer proceeds, the amount of such excess will be paid by the exercising warrantholders pro rata in respect to their proportionate exercises of call warrants.

If fewer than all tendered underlying securities are accepted for payment and paid for, (i) the amount of call warrants exercised will be reduced to an amount that corresponds to a number of the underlying securities accepted for payment and paid for (without regard to any restrictions on the amount to be exercised, so long as such restrictions would have been satisfied had all tendered underlying securities been accepted for payment and paid for); (ii) each warrantholder’s exercise will be reduced by its share (proportionate to the amount specified in its exercise notice) of the amount of underlying securities not accepted for payment and paid for; (iii) the warrant exercise purchase price will be determined after giving effect to the reduction specified in clause (ii); (iv) the call warrants that relate to the reduction specified in clause (ii) will remain outstanding; and (v) the excess of the tender offer proceeds over the warrant exercise purchase price will be allocated in proportion to the amount of call warrants deemed exercised as set forth in clause (i) above or, if the warrant exercise purchase price exceeds the tender offer proceeds the amount of such excess will be paid by the exercising warrantholders pro rata in respect to their proportionate exercises of call warrants.

If the tender offer is terminated by the underlying securities issuer or an affiliate thereof without consummation thereof or if all tenders by the trust of underlying securities are otherwise rejected, then (i) the call notices will be of no further force and effect, and (ii) any call warrants relating to such call notices will not be exercised and will remain outstanding.

Prior to the exercise of a call warrant, the warrantholder will not be entitled to any of the rights of a holder of the underlying securities, including, without limitation, the right to receive the payment of any amount on or in respect of the underlying securities or to enforce any of the covenants of the trust agreement; provided, however, that the warrantholders are entitled to receive the warrantholder allocation amount in connection with any redemption of the underlying securities or any distribution to the trust of amounts representing repayment of principal on the underlying securities.

Notwithstanding anything to the contrary in the trust agreement, the trustee will at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the underlying securities (including, without limitation, any demand to accelerate the underlying securities) or (ii) which would result in the exchange or substitution of any underlying security whether or not pursuant to a plan for the refunding or refinancing of such underlying security, except in each case with the unanimous consent of the warrantholders, and subject to the requirement that such vote would not materially increase the likelihood that the trust will fail to qualify as a grantor trust for federal income tax purpose, and, in any event, that the trust will not fail to qualify as either a grantor trust or partnership (other than a publicly traded partnership treated as a corporation) under the Code, such determination to be based solely on an opinion of counsel; provided, however, that the restriction described in this paragraph will not apply to any tender of underlying securities pursuant to a tender offer at the direction of a warrantholder in accordance with the terms of the call warrants.

A notice by the warrantholder does not impose any obligations on the warrantholder in any way to pay any warrant exercise purchase price.  If on the warrant exercise date the holder of the call warrant being exercised has not paid the warrant exercise purchase price, then such notice will automatically expire and none of the warrantholder, the trustee or any other person will have any obligations with respect to such notice by the warrantholder.  The expiration of a notice by the warrantholder will in no way affect the right of the warrantholder to subsequently deliver a notice which satisfies the terms of the trust agreement.

If underlying securities are redeemed in part by the underlying securities issuer and the warrantholders do not exercise their call rights in connection with such partial redemption, then the number of call warrants held by each warrantholder will be reduced proportionately to the aggregate amount of underlying securities owned by the trust after giving effect to such partial redemption.

It is anticipated that there will only be a single warrantholder.  As of the closing date, the warrantholder is anticipated to be U.S. Bancorp Investments, Inc. or its affiliate.  There can be no assurance that U.S. Bancorp Investments, Inc. will hold the call warrants for any period of time and, in fact, U.S. Bancorp Investments, Inc. has informed the depositor that it intends to market the call warrants for sale on or after the closing date.  The call warrants may not be transferred except to a transferee whom the transferor of the call warrants reasonably believes is (i) a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) and (ii) acquiring the call warrants for its own account or for the account of an investor of the type described in clause (i) above as to which the transferee exercises sole investment discretion.

The right to exercise a call warrant will expire on the earliest to occur of (a) the cancellation thereof, or (b) the liquidation, disposition or payment in full (whether by maturity, redemption or otherwise) of all of the underlying securities.

Description of the Certificates

General

The certificates will consist of one class of certificates, designated as class A certificates.  The certificates will be denominated and distributions with respect to the certificates will be payable in the specified currency.  The certificates represent in the aggregate the entire beneficial ownership interest in the trust.  The certificates have in the aggregate an initial certificate principal balance $25,000,000 and will bear interest at an annual rate of [•]% .

The certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants and the certificates will be denominated in increments $25 per certificate and will be available for purchase in minimum amounts per certificateholder of $1,000 (40 certificates) and multiples of $1,000 thereafter.

The certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the depositor, the “clearing agency”), except as provided below.  The depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of any such certificate will be entitled to receive a certificate representing such person’s interest, except as specified under “—Definitive Certificates” in this prospectus supplement.  Unless and until definitive certificates are issued under the limited circumstances described below, all references to actions by certificateholders with respect to any such certificates will refer to actions taken by DTC upon instructions from its participants.  See “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Global Securities” in the prospectus.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the trust agreement only at the direction of one or more participants to whose DTC account such certificates are credited.  Additionally, DTC will take such actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of such certificates evidence such specified voting rights.  DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of certificates evidence such voting rights, authorize divergent action.

Definitive Certificates

Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to each class of certificates and the depositor is unable to locate a qualified successor or (ii) to the extent permitted by law or by the rules and procedures of DTC, the depositor, at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all participants of the availability through DTC of definitive certificates.  Upon surrender by DTC of the definitive certificates representing the certificates and receipt of instructions for re-registration, the trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the certificates.  Thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the trust agreement.

Distributions

Each certificate evidences the right to receive (i) semi-annual distributions of interest on the 1st day of April and October, commencing April 2, 2012, or, if any such day is not a business day, the next succeeding business day (each, a “distribution date”) at a rate of [•]% per annum on its outstanding principal balance and (ii) a distribution of principal equal to $25 per certificate on the distribution date occurring in October 2037, or upon earlier redemption of the underlying securities or redemption of the certificates in the event the call warrants are exercised. See “—Redemption of the Certificates Upon Exercise of a Call Warrant” below.  Interest will begin to accrue on the certificates on the closing date.

If a distribution is scheduled to be made on any day which is not a business day, then such distribution will be made on the next succeeding business day.  With respect to any distribution date, the record date is the business day immediately prior to such distribution date.  For purposes of determining the distribution date, “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

All distributions to certificateholders will be made only from available funds, which are funds that are available on any distribution date from the property of the trust (including any proceeds received under the call warrants) as described herein.  Available funds on any distribution date will be net of ongoing trust expenses described under “—Fees and Expenses” below.  On each distribution date, to the extent of available funds, collections in respect of interest for the related collection period will be allocated and distributed in the following order of priority:

•	First, to the certificateholders, distributions allocable to interest, pro rata based on the aggregate certificate principal balance of their respective certificates; and

•	Second, to the trustee, reimbursement for extraordinary trust expenses outstanding and unpaid, if any.

On the final scheduled distribution date, and to the extent received on any other distribution date, collections in respect of principal will be distributed in the following order of priority:

•
First, to the certificateholders, distributions allocable to principal, pro rata based on the aggregate certificate principal balance of their respective certificates, not to exceed $25 per certificate, plus any accrued interest thereon; and

•	Second, to the warrantholders, any remaining amounts allocable to principal.

Distributions will be made to certificateholders and the trustee only if, and to the extent that, payments are made with respect to the underlying securities.

If the underlying securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an event of default on the underlying securities or an SEC reporting failure (and an “in-kind” distribution is not made), the distribution of liquidation proceeds or underlying securities will be allocated and made to holders of certificates then outstanding on a pro rata basis according to the outstanding certificate principal balance of their respective certificates held.

Redemption of the Certificates Upon Exercise of a Call Warrant

The certificates will be subject to redemption in connection with the exercise of a call warrant.  See “Description of the Call Warrants and the Warrantholder” in this prospectus supplement.

Fees and Expenses

As described under “—Distributions,” above, funds collected on the underlying securities that are available for distribution to certificateholders will be net of any ongoing trust expenses paid by the trustee.  Therefore, the trustee will be entitled to its fees prior to certificateholders receiving their distributions.  The following table identifies the amount or method of determination for each fee or expense that will be paid on each underlying securities payment date from collections on the underlying securities:

Fee or Expense	General Purpose	Party Receiving Fee	Source of Funds	Amount

Trustee fee	Trustee compensation	Trustee	Available amounts	[0.02]% of the aggregate outstanding principal amount of the certificates per year payable semi-annually on each distribution date

Rating agency monitoring fee	Rating agency compensation	Hired NRSRO	Available amounts	[0.02]% of the aggregate outstanding principal amount of the certificates per year payable semi-annually on each distribution date

New York Stock Exchange listing fee	New York Stock Exchange compensation	New York Stock Exchange	Available amounts	[0.02]% of the aggregate outstanding principal amount of the certificates per year payable semi-annually on each distribution date

Recovery on Underlying Securities Following Payment Default or Acceleration

If a payment default or an acceleration on the underlying securities occurs, the trustee will promptly give notice to DTC or, for any certificates which are not then held by DTC or any other depository, directly to the registered holders thereof.  Such notice will set forth (i) the identity of the issuer of the underlying securities, (ii) the date and nature of such payment default or acceleration, (iii) the amount of the interest or principal in default, (iv) the certificates affected by the payment default or acceleration, and (v) any other information which the trustee may deem appropriate.

In the event of a payment default, the trustee is required to proceed against the underlying securities issuer on behalf of the certificateholders to enforce the underlying securities or otherwise to protect the interests of the certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the trustee; provided that holders of the certificates representing a majority of the voting rights on the certificates will be entitled to direct the trustee in any such proceeding or direct the trustee to sell the underlying securities, subject to the trustee’s receipt of satisfactory indemnity.  In the event of an acceleration and a corresponding payment on the underlying securities, the trustee will distribute the proceeds to the certificateholders no later than two business days after the receipt of immediately available funds in the manner described under “—Distributions” in this prospectus supplement.

A “payment default” means a default in the payment of any amount due on the underlying securities after the same becomes due and payable (and the expiration of any applicable grace period on the underlying securities).  An “acceleration” means the acceleration of the maturity of the underlying securities after a default on the underlying securities or the occurrence of any bankruptcy, insolvency or reorganization of the underlying securities issuer.

In the event that the trustee receives money or other property in respect of the underlying securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a payment default on the underlying securities (including from the sale thereof), the trustee will promptly give notice as provided in the trust agreement to DTC, or for any certificates which are not then held by DTC or any other depository, directly to the registered holders of the certificates then outstanding and unpaid.  Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the trustee will allocate and distribute such moneys or other property to the certificateholders on a pro rata basis according to the outstanding certificate principal balance of their respective certificates held.  Property other than cash will be liquidated by the trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to certificateholders.  In-kind distribution of underlying securities to certificateholders will be deemed to reduce the principal amount of certificates on a proportionate basis.  Following such in-kind distribution, all certificates will be cancelled.

Interest and principal payments on the underlying securities are payable solely by the underlying securities issuer.  The underlying securities issuer is subject to laws regarding bankruptcy, liquidation, moratorium, reorganization or other insolvency proceedings which, in the event of financial difficulties of the underlying securities issuer, could result in delays in payment, partial payment or non-payment of the certificates.

Action Upon Underlying Securities Issuer Failing to Report Under the Securities Exchange Act

In the event that (1) the underlying securities issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act or (y) fails to file all required periodic reports for any applicable reporting period, and (2) the depositor determines after consultation with the Commission staff or available published guidance, that under applicable securities laws, rules or regulations the trust must be liquidated or the underlying securities distributed (each, an “SEC reporting failure”), then the depositor will promptly notify the trustee and to the extent permitted by applicable law, the warrantholders, of such SEC reporting failure and the trustee will liquidate or distribute in kind, as directed by the depositor, any remaining underlying securities and the distribution of liquidation proceeds or underlying securities will be allocated and made to the holders of certificates then outstanding and unpaid on a pro rata basis according to the outstanding certificate principal balance of their respective certificates held.  Any such liquidation of the underlying securities would result in a final distribution to certificateholders of the net proceeds of such liquidation.  Any such “in-kind” distribution of the underlying securities will also constitute the final distribution to the electing certificateholder, subject to the exercise of the call warrants, as described in the next paragraph.

In addition, the call warrants will become immediately exercisable upon the occurrence of an SEC reporting failure (whether such SEC reporting failure occurs before or after October 1, 2016) and, if the call warrants are “in the money,” they will be deemed to be exercised without further action by the warrantholders and the warrantholders will receive excess liquidation proceeds above the warrant exercise purchase price concurrently with the distribution to the certificateholders.

Yield on the Certificates

The actual yield on your certificates will depend on several factors, including:

•	the purchase price that you pay for the certificates,

•	when you acquire your certificates,

•	whether the underlying securities issuer exercises a redemption for tax purposes (See “Description of the Deposited Assets—The Underlying Securities—Tax Redemption” in this prospectus supplement), and

•	whether the warrantholder exercises its right to purchase the underlying securities (See “Description of the Call Warrant and the Warrantholder” in this prospectus supplement).

For additional discussion of factors affecting the yield on the certificates generally, see “Maturity and Yield Considerations” in the prospectus.

Description of the Trust Agreement

General

The certificates will be issued pursuant to the trust agreement, a form of which is filed as an exhibit to the registration statement.  A Current Report on Form 8-K relating to the certificates containing an unexecuted form of the final supplement to the trust agreement and the warrant agreement will be filed by the depositor with the Commission simultaneously with or prior to the filing of the final prospectus relating to the sale of the certificates.  The trust created under the trust agreement (including the Series 2011-1 supplement) will consist of:

•	the deposited assets (exclusive of any retained interest, which is not part of the Trust);

•	all payments on or collections in respect of the deposited assets due after the cut-off date, together with any proceeds of the deposited assets, and;

•	the rights of the certificateholders with respect to the warrant agreement.

Reference is made to the prospectus for important information in addition to that specified herein regarding the Trust, the terms and conditions of the trust agreement and the certificates.  The following summaries of certain provisions of the trust agreement do not purport to be complete and are subject to the detailed provisions contained in the form of trust agreement.

Certificateholders should review the form of trust agreement for a full description of its provisions, including the definition of certain terms used in this prospectus supplement.

The Trustee

The Bank of New York Mellon will be the trustee for the trust certificates and the trust pursuant to the trust agreement (the “trustee”).  The trustee’s offices are located at 101 Barclay Street, Floor 7W, New York, New York, 10286, Attn: Corporate Trust Dealing and Trading Group and its telephone number is (212) 815-2896.

The Bank of New York Mellon is a New York banking corporation.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous corporate securities repackaging transactions.

The Bank of New York Mellon is one of the largest corporate trust providers of trust services on corporate securities repackaging transactions.

The Bank of New York Mellon has provided the above information for purposes of complying with Regulation AB under the Securities Act and the Securities Exchange Act.  Other than the above three paragraphs, The Bank of New York Mellon has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

The trustee may at any time resign and be discharged from the trust by giving written notice to the depositor and the certificateholders, subject to an eligible successor trustee being appointed by the depositor and accepting its appointment.  If no successor trustee has been appointed and accepted its appointment within 30 days after a notice of resignation by an acting trustee, that acting trustee or the depositor may petition any court of competent jurisdiction for the appointment of a successor trustee.

The trust agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates or the performance of the trustee’s duties under the trust agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the trustee under the trust agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee’s duties under the trust agreement or as a result of a breach, or by reason of reckless disregard, of the trustee’s obligations and duties under the trust agreement.

Events of Default

There are no events of default under the trust agreement.

Voting Rights

At all times, 100% of the voting rights with respect to the trust (“voting rights”) will be allocated to the certificateholders on a pro rata basis according to the outstanding certificate principal balance of their respective certificates held.  The “required percentage” for modifying or amending the trust agreement is 66 2/3% of the aggregate voting rights, with prior written notice of such modification or amendment provided to the hired NRSRO.

Limitation on Voting and Consent Rights

Voting and consensual rights available to or in favor of certificateholders may be exercised only by a United States person (as defined in Section 7701(a)(30) of the Code) that is a beneficial owner of a certificate or by a United States person acting as irrevocable agent with discretionary powers for the beneficial owner of a certificate that is not a United States person. Certificateholders that are not United States persons must irrevocably appoint a United States person with discretionary powers to act as their agent with respect to such voting and consensual rights.

Voting of Underlying Securities

The trustee, as holder of the underlying securities, has the right to vote and give consents and waivers in respect of such underlying securities as permitted by DTC and except as otherwise limited by the trust agreement and the call warrants.  In the event that the trustee receives a request from DTC or the underlying securities issuer for the trustee’s consent to any amendment, modification or waiver of the underlying securities, or any other document thereunder or relating to the underlying securities, or receives any other solicitation for any action with respect to the underlying securities, the trustee will mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date.  The trustee will request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.  The trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal amount of the certificates) as the certificates were actually voted or not voted by the certificateholders as of a date determined by the trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the trustee will at no time vote or consent to any matter which would alter the timing or amount of any payment on the underlying securities, including, without limitation, any demand to accelerate the underlying securities, or which would result in the exchange or substitution of any of the outstanding underlying securities whether or not in accordance with a plan for the refunding or refinancing of such underlying securities, except with the consent of certificateholders representing 100% of the aggregate voting rights of the certificates and all of the warrantholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the trust would fail to qualify as a grantor trust for federal income tax purposes.  The trustee will not be liable for any failure to act resulting from certificateholders’ late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

In the event that an offer is made by the underlying securities issuer to issue new obligations in exchange and substitution for any of the underlying securities or any other offer is made for the underlying securities, the trustee will notify the certificateholders of such offer as promptly as practicable.  The trustee must reject any such offer unless an event of default under the underlying securities has occurred, the trustee is directed by the affirmative vote of all of the certificateholders to accept such offer and the trustee has received the tax opinion described above.  Accordingly, a certificateholder generally would be required to effect a withdrawal of requested underlying securities from the trust in order to accept such offer.  See “Description of the Certificates—Optional Exchange” in the prospectus.

If an event of default under the underlying securities occurs and is continuing and if directed by all the holders of outstanding certificates and the trustee will vote the underlying securities in favor of directing, or take such other action as may be appropriate to direct, the underlying securities trustee to declare the unpaid principal amount of the underlying securities and any accrued and unpaid interest thereon to be due and payable.  In connection with a vote concerning whether to declare the acceleration of the underlying securities, the certificateholders’ interests of each class may differ and the interests of either class may differ from holders of other outstanding debt securities of the underlying securities issuer.

Termination

The circumstances under which the obligations created by the trust agreement will terminate in respect of the certificates are described in “Description of the Trust Agreement—Termination” in the prospectus.  The trust will terminate upon (i) the payment in full at maturity or upon early redemption of the certificates, (ii) the distribution of the proceeds received upon a recovery on the underlying securities or the “in-kind” distribution of the underlying securities themselves (in each case, after deducting the costs incurred in connection therewith) after a payment default or an acceleration thereof (or other default with respect to the underlying securities), (iii) the distribution (or liquidation and distribution) of the underlying securities in accordance with the trust agreement in the event of an SEC reporting failure, or (iv) the sale by the trust in accordance with the call warrants of all the underlying securities and the distribution in full of all amounts due to certificateholders.  Under the terms of the trust agreement and the call warrants, the certificateholders will not be entitled to terminate the trust or cause the sale or other disposition of the underlying securities if and for so long as the call warrants remain outstanding, without the unanimous consent of the warrantholders.  See “Description of the Trust Agreement—Termination” in the prospectus.

Certain Federal Income Tax Consequences

The following supplements the discussion under the caption “Certain Federal Income Tax Consequences” in the accompanying prospectus.  The discussion herein is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “Service”) and interpretations thereof.  All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

This discussion represents the opinion of tax counsel to the trust, subject to the qualifications set forth herein.  This summary assumes that the certificates represent interests in securities that are properly characterized as debt for federal income tax purposes.  Except as specifically provided, this summary neither discusses the tax consequences of persons other than initial purchasers who are U.S. certificateholders (as defined below) that hold their certificates as capital assets (within the meaning of Section 1221 of the Code) nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the United States federal income tax laws (securities dealers or brokers, or traders in securities electing mark-to-market treatment; banks, thrifts, or other financial institutions; insurance companies, regulated investment companies or real estate investment trusts; small business investment companies or S corporations; investors that hold their certificates through a partnership or other entity that is treated as a partnership for federal tax purposes; investors whose functional currency is not the U.S. dollar; retirement plans or other tax-exempt entities, or persons holding the certificates in tax-deferred or tax-advantaged accounts; investors holding certificates as part of a “straddle” or a “conversion transaction” for federal income tax purposes or as part of some other integrated investment; or investors subject to the alternative minimum tax).  This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the certificates.

U.S. Certificateholder.  For purposes of this discussion, a “U.S. certificateholder” means a certificateholder that is (i) a citizen or resident of the United States, (ii) corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for federal income tax purposes regardless of its source, or (iv) a trust with respect to which both (A) a court in the U.S. is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions or a trust that has made a valid election to under the Regulations to be treated as a domestic trust.  A “Non-U.S. certificateholder” means a person that is not a U.S. certificateholder, a partnership or a certificateholder subject to rules applicable to former citizens and residents of the United States.

If a partnership (or an entity treated as a partnership for federal income tax purposes) holds certificates, the federal income tax treatment of such partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership.  A partnership, or a partner of a partnership, holding certificates should consult its own tax advisor regarding the tax consequences from the partnership’s purchase, ownership and disposition of the certificates, including their status as a U.S. certificateholder or Non-U.S. certificateholder.

There is no clear authority addressing the federal income tax treatment of the certificates.  We have not sought any rulings concerning the treatment of the certificates, and the opinion of our special tax counsel is not binding on the Service.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE  FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN JURISDICTION TO WHICH THEY MAY BE SUBJECT.

Tax Status of the Trust

Upon the issuance of the certificates, Orrick, Herrington & Sutcliffe LLP will deliver its opinion generally to the effect that, (a) assuming that the underlying securities are debt for federal income tax purposes, although the matter is not free from doubt, the trust will be a grantor trust for federal income tax purposes and (b) the trust will not be an association taxable as a corporation or a publicly traded partnership treated as a corporation for federal income tax purposes.  As a result, the trust will not be subject to federal income tax.

Classification of the Underlying Securities

The following discussion assumes that the underlying securities constitute U.S. dollar-denominated debt instruments for United States federal income tax purposes.  No opinion of counsel has been issued to such effect.  If the Internal Revenue Service were to challenge successfully the classification of the underlying securities as indebtedness, the underlying securities would likely be treated as equity of the underlying securities issuer, and the trust would be treated as a partnership for federal income tax purposes.  Payments on the underlying securities (including amounts denominated as interest) would be treated as dividends to the extent of current or accumulated earnings and profits of the underlying securities issuer.  A Non-U.S. certificateholder would be subject to 30% federal withholding tax in respect of amounts treated as dividends unless such holder qualified for a lower withholding rate under an applicable U.S. income tax treaty.  In addition, certificateholders would be subject to the tax accounting rules applicable to stock rather than indebtedness, and partnerships, rather than grantor trusts, which could differ significantly.

Income of U.S. Certificateholders

Each certificate represents two separate components – an interest in the underlying securities and an interest in the call warrants.  As a certificateholder, you will be treated as the owner of a pro rata share of the underlying securities and as the writer of a pro rata share of the call warrants and will be taxed on each component separately.

On behalf of the certificateholders, the trustee will identify (within the meaning of Section 1092(a)(2)(B) of the Code) your interests in the call warrants and the underlying securities as identified positions of an identified straddle.  Although tax counsel believes that this identification should be respected, there is no specific provision permitting trustees of grantor trusts to make this identification on behalf of a trust’s beneficial owners.  Before you purchase a certificate, you should consider making your own identification on a protective basis and retaining such identification in your own books and records.  Section 1092 of the Code requires that any identified straddle be clearly identified on your books and records before the earlier of (i) the close of the day on which the straddle is acquired or (ii) such time as the Treasury may prescribe by regulations.  To date no such regulations have been promulgated.  In general, provided that you do not own any position that offsets either your interest in the underlying securities or the call warrants, other than the positions you own as a result of holding a certificate, you will be taxed generally in the same manner whether or not the trustee’s identification or your protective identification is respected.  For more information on the impact of the straddle rules on the taxation of a certificate, see “Certain Federal Income Tax Consequences—Sale or Exchange by U.S. Certificateholders—Certificates Subject to Call” in the accompanying prospectus.

If you own one or more positions, other than the positions you own as a result of holding a certificate, that offset either your interest in the underlying securities or the call warrants, you may be able to identify some or all of such positions and one or more of the components of your certificate as identified positions of an identified straddle.  If you do not want to be bound by the trustee’s identification, either because you do not wish to make any identification or because you wish to identify other positions that you own and one or more of the components of your certificate as identified positions of an identified straddle, you may be required to affirmatively disavow the trustee’s identification and, if applicable, make your own alternative identification in your books and records on or before the day you purchase your certificate. Although the trustee’s identification generally should be beneficial to certificateholders, you should consult your own tax advisor concerning whether you should disavow the trustee’s identification and, if applicable, make any alternative identification.  The following summary assumes that either the trustee’s identification or your protective identification is respected.

An initial purchaser of a certificate will be deemed (i) to have received $[•] from writing its pro rata share of the call warrants and (ii) to have paid $[•] for its interest in the underlying securities.  For a general discussion of premium, see “Certain Federal Income Tax Consequences—Interest in the Underlying Securities in Full—Premium” in the accompanying prospectus.  The premium will be taken into account as an additional amount realized when the call warrants are settled or otherwise terminated as to the certificateholder, including by disposition through sale of the certificates. Also this may result in a certificateholder having acquired a certificate with acquisition or bond premium.  See “Certain Federal Income Tax Consequences—Interests in the Underlying Securities in Full —Premium” in the accompanying prospectus.

Market Discount. To the extent the purchase price of a certificate allocated to an underlying security is less than the underlying security’s adjusted issue price (that is, the initial price of the underlying security to the public increased for accrued original issue discount (“OID”)), then a certificateholder may acquire its interest in the underlying security with “market discount” as defined under Section 1276 of the Code.  See “Certain Federal Income Tax Consequences—Interests in the Underlying Securities in Full—Market Discount” in the accompanying prospectus.

Original Issue Discount.  The certificates will be subject to the stripped bond rules of section 1286 of the Code.  See “Certain Federal Income Tax Consequences—Strip Certificates” in the accompanying prospectus.  Accordingly, if you are a subsequent purchaser and you purchase the certificates at a discount that is more than a de minimis amount, your interest in the underlying securities will likely constitute an original issue discount obligation.  Any subsequent purchaser should consult its own tax advisor regarding whether it must accrue original issue discount on its interest in the underlying securities.

Election to Treat All Interest as Original Issue Discount.  A certificateholder may elect to include in gross income all interest (including stated interest, OID, and de minimis OID, as adjusted by any bond premium) that accrues on the underlying securities using a constant yield method.  Because this election will affect how the certificateholder treats other securities it should only be made after consulting with a tax advisor.

Deductibility of Trust’s Fees and Expenses

Under Section 162 or 212 of the Code, each certificateholder will be entitled to deduct its pro rata share of expenses incurred by the trust.  In the case of individuals (and trusts, estates or other persons that compute their income in the same manner as individuals) these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of the individual’s adjusted gross income.  In addition, for tax years beginning after December 31, 2012, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.

Sale or Exchange by Certificateholders

Sale or Exchange of a Certificate.  A certificateholder who sells a certificate prior to its maturity will be treated as having sold a pro rata portion of the underlying securities represented by the certificate.  The certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for the underlying securities and the certificateholder’s adjusted basis in the underlying securities.  You should consult your own tax advisor concerning how to allocate both the amount and the amount of any gain or loss between the two components of the certificates.  A certificateholder’s adjusted basis in an underlying securities will equal the amount of the certificate purchase price initially allocated to the underlying securities, increased by any original issue discount or acquisition discount accrued by the certificateholder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity (generally, principal payments) received with respect to that security.  Except for gain representing accrued unpaid interest and accrued market discount or acquisition discount not previously included in income, any gain or loss will be capital gain or loss.

As noted above, the acquisition of a certificate will represent both the purchase of an interest in the underlying securities and the grant of an option to call the certificate.  Although the matter is not entirely free from doubt, these two actions are likely to represent a straddle for purposes of Section 1092 of the Code.  As noted above, on behalf of the certificateholders, the trustee will identify (within the meaning of section 1092(a)(2)(B) of the Code) your interests in the call warrants and the underlying security as identified positions of an identified straddle.  Consequently, any capital gain or loss realized on the sale, exchange or redemption of the certificate will be short-term capital gain or loss regardless of how long the certificate is held.  If the straddle rules do not apply and a certificateholder has held its certificates for more than one year, capital gains or losses from the certificates may be long-term gains or losses, but all capital gains or losses from a lapse or termination of the option would be short-term.

Sale of the underlying securities.  If the trust sells the underlying securities, including pursuant to the exercise by the warrantholder of the call warrants each certificateholder will be treated as having sold its pro rata interest in the underlying securities and gain or loss (if any) will be recognized by the certificateholder.  Except for gain representing accrued unpaid interest and accrued market discount or acquisition discount not previously included in income, any gain or loss will be capital gain or loss.

In-Kind Redemption of Certificates.  If the underlying securities are distributed in exchange for the certificates in accordance with the proportionate interests of the certificateholders in the principal and interest payments on the underlying securities, then that distribution will not be treated as a taxable event.  A certificateholder will, however, have gain or loss if, following an in-kind redemption, the certificateholder has a greater or lesser interest in the principal or interest payments on the underlying securities than the certificateholder held immediately before the exchange.  This could happen, for example, upon an in-kind redemption following an Exchange Act Reporting Event.

Modification or Exchange of underlying securities.  Depending upon the circumstances, it is possible that a modification of the terms of the underlying securities, or a substitution of other assets for the underlying securities following a default on the underlying securities, would be a taxable event to certificateholders, in which case they would recognize gain or loss as if they had sold their interests in the underlying securities.

Income of Non-U.S. Certificateholders

A Non-U.S. certificateholder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding certificates on its own behalf will not be subject to federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless such Non-U.S. certificateholder is (i) a direct or indirect 10% or greater shareholder with respect to the voting power of the issuer of an underlying security; (ii) a controlled foreign corporation related to the issuer of an underlying security; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes to which Section 877 of the Code applies. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

•           is signed under penalties of  perjury by the beneficial owner of the certificate;

•           certifies that such owner is not a U.S. certificateholder; and

•           provides the beneficial owner’s name and address.

A “Withholding Agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non U.S. certificateholder (which itself is not a Withholding Agent).  Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN.  A Non-U.S. certificateholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding certificates on its own behalf may have substantially increased reporting requirements.  In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

A Non-U.S. certificateholder whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the certificateholder were a U.S. person, provided that the certificateholder provides to the Withholding Agent an IRS Form W-8ECI (“W-8ECI”).

Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent.  However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or a substitute form).

Generally, a Non-U.S. certificateholder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a certificate, unless the Non-U.S. certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and the gain is derived from sources within the United States.  Certain other exceptions may be applicable, and a Non-U.S. certificateholder should consult its tax advisor in this regard.

Information Reporting and Backup Withholding

Backup withholding of federal income tax may apply to payments made in respect of a certificate to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required.  Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients.  Payments made in respect of a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption.  Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. certificateholder who is not an exempt recipient.

In addition, upon the sale of a certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner and in the case of a Non-U.S. certificateholder certifies that the seller is a Non-U.S. certificateholder (and certain other conditions are met).  The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

Any amounts withheld under the backup withholding rules from a payment to a certificateholder will be allowed as a refund or a credit against such certificateholder’s federal income tax, provided that the required information is furnished to the Service.

State and Local Tax Considerations

Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the certificates.  State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality.  Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Penalty Protection

If penalties were asserted against purchasers of the certificates in respect of their treatment of the certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the accompanying prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

See “Certain Federal Income Tax Consequences” in the prospectus.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA and subject to Title I of ERISA), (b) a plan defined in and subject to Section 4975 of the Code, including an individual retirement account (“IRA”) or Keogh plan or (c) any entity whose underlying assets include plan assets of any such employee benefit plan or other plan by reason of a plan’s investment in the entity (each, a “Plan”). In accordance with ERISA’s fiduciary standards, before investing in a certificate, a plan fiduciary should determine whether such an investment is permitted under the Plan’s governing instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.

ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code (collectively, “Parties in Interest”).  The underlying securities issuer, the underwriters, the trustee and their respective affiliates may be Parties in Interest with respect to many Plans.  There are a number of prohibited transaction exemptions that, depending upon the circumstances of a Plan’s investment in certificates, could apply to exempt from the penalties imposed on prohibited transactions some or all prohibited transactions arising in connection with the Plan’s investment, including, but not limited to: United States Department of Labor (“DOL”) Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for certain transactions determined by qualified professional asset managers); PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); PTCE 91-38 (for certain transactions involving bank collective investment funds); PTCE 95-60 (for certain transactions involving insurance company general accounts); and PTCE 96-23 (for certain transactions effected by certain in-house asset managers).  In addition, Section 408(b)(17) of ERISA provides an exemption for certain transactions between Plans and certain service providers to Plans, so long as the Plan pays no more, nor receives no less, than “adequate consideration.”  There is no assurance that any of these exemptions would apply with respect to all transactions involving the Trust’s assets.  A Plan fiduciary considering an investment in certificates should consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

If an investment in certificates by a Plan were to result in the assets of the trust being deemed to constitute “plan assets” of such Plan, certain aspects of such investment, including the operations of the trust and the deemed extension of credit between the underlying securities issuer and the holder of a certificate (as a result of the underlying securities being deemed to be “plan assets”), as well as subsequent transactions involving the trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under an applicable exemption issued by the DOL.  Under Section 2510.3-101 of the DOL regulations, as modified by Section 3(42) of ERISA (collectively, the “Regulation”), a Plan’s assets may include the assets of an entity if the Plan acquires an “equity interest” in such entity.  This is called the “look-through rule.”   Thus, if a Plan acquired a certificate, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applied under the Regulation.

Under the Regulation, “publicly-offered securities” qualify for an exception to the generally applicable “look-through” rule described in the preceding paragraph.  A “publicly-offered security” is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Securities Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

It is anticipated that the certificates will meet the criteria of the “publicly offered securities” exemption.  There are no restrictions imposed on the transfer of certificates; the certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Securities Exchange Act; and in order to meet one of the requirements for listing the certificates on the New York Stock Exchange, the underwriters have undertaken to sell the certificates to a minimum of 400 beneficial owners.  See “Method of Distribution” herein.

Nothing herein shall be construed as a representation that an investment in the certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.  Any Plan or any other entity the assets of which are deemed to be “Plan Assets,” such as an insurance company investing assets of its general account, proposing to acquire the certificates should consult with its counsel.

Method of Distribution

Subject to the terms and conditions specified in the underwriting agreement, dated as of [          ], 2011, the depositor has agreed to sell and each of the underwriters named below, including U.S. Bancorp Investments, Inc. (an affiliate of the depositor) has severally agreed to purchase, the principal amount of certificates specified below opposite its name.

Class A
U.S. Bancorp Investments, Inc.	$[•]
RBC Capital Markets, LLC	$[•]
Total	$25,000,000

The several underwriters have agreed, subject to the terms and conditions specified in the underwriting agreement, to purchase all certificates offered by this prospectus supplement if any of such certificates are purchased.  In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The depositor has been advised by the underwriters that they propose to offer the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters may effect such transactions by selling certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of certificates for whom they may act as agents.  Any profit on the sale or resale of certificates by the underwriters will be deemed an underwriting discount or commission under the Securities Act.  Any dealers that participate with the underwriters in the distribution of certificates may be deemed to be underwriters, and any profit on the resale of certificates by them also may be deemed to be underwriting discounts or commissions under the Securities Act.

The depositor has been advised by the underwriters that they propose initially to offer the certificates to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of [•]% of the principal amount of the certificates.  The underwriters may allow, and such dealers may reallow, a concession not in excess of [•]% of the principal amount of the certificates.  After the initial offering, the public offering price and other selling terms of the offering may be changed.

The certificates are a new issue of securities with no established trading market.  Application has been made to list the certificates on the New York Stock Exchange.  Trading of the certificates on the New York Stock Exchange is expected to commence within the 30-day period after the initial delivery thereof.  The depositor has been advised by the underwriters that they presently intend to make a market in the certificates prior to commencement of trading on the New York Stock Exchange, as permitted by applicable laws and regulations.  However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.  No assurance can be given as to liquidity of the trading market for the certificates or whether an active public market for the certificates will develop.  If an active public trading market for the certificates does not develop, the market price and liquidity of the certificates may be adversely affected.  If the certificates are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the operating performance and financial condition of the underlying securities issuer, general economic conditions and other factors.

The certificates are expected to trade flat.  Trading “flat” means that any accrued and unpaid interest on the certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the certificates not included in the trading price.

In connection with the offering of the certificates, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates.  Specifically, the underwriters may overallot in connection with the offering, creating a short position.  In addition, the underwriters may bid for, and purchase, the certificates in the open market to cover short positions or to stabilize the price of the certificates.  Any of these activities may stabilize or maintain the market price of the certificates above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the certificates.  The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.  In connection with the offering, the underwriters may purchase and sell the certificates in the open market.  These transactions may include short sales and purchases on the open market to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater principal amount of certificates than they are required to purchase in the offering.  The underwriters must close out any short position by purchasing certificates in the open market.  A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the certificates in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the certificates or preventing or retarding a decline in the market price of the certificates.  As a result, the price of the certificates may be higher than the price that might otherwise exist in the open market.

Neither the depositor nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the certificates.  In addition, neither the depositor nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriting agreement provides that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in respect of such civil liabilities.

Ratings

The depositor expects that the notes will receive ratings from one nationally recognized statistical rating organization.

The ratings address the likelihood of the receipt by the certificateholders of payments required under the trust agreement, and are based primarily on the credit quality of the deposited assets and any providers of credit support, as well as on the relative priorities of the certificateholders with respect to collections and losses with respect to the deposited assets.  The rating on the certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the deposited assets or the corresponding effect on yield to investors.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

The depositor has not requested a rating on the certificates by any rating agency other than the hired NRSRO.  However, there can be no assurance as to whether any non-hired NRSRO will rate the certificates, or, if it does, what rating would be assigned by any such non-hired NRSRO.  A rating on the certificates by a non-hired NRSRO, if assigned at all, may be lower than the ratings assigned to the certificates by the hired NRSRO.

Legal Opinions

Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.

Index of Terms for Prospectus Supplement

acceleration	S-28
Applicable Amount	S-34
business day	S-4, S-27
call warrants	S-8, S-23
called underlying securities	S-9, S-24
certificate principal balance	S-6
certificateholders	S-6, S-16
certificates	S-4
clearing agency	S-26
Code	S-10, S-31
collection period	S-5
Commission	S-2
depositor	S-4
distribution date	S-4, S-27
DOL	S-36
DTC	S-5, S-26
employee benefit plan	S-10
ERISA	S-36
extraordinary trust expenses	S-7
hired NRSRO	S-10
in the money	S-24
IRA	S-36
look-through rule	S-36
non-hired NRSRO	S-14
Non-U.S. certificateholder	S-32
OID	S-33
ongoing trust expenses	S-7
Parties in Interest	S-36
payment default	S-28
plan	S-10
Plan	S-36
PTCE	S-36
Regulation	S-36
Regulations	S-31
required percentage	S-30
SEC reporting failure	S-8, S-29
Securities Act	S-2
Securities Exchange Act	S-5
Service	S-31
special distribution date	S-8
specified currency	S-4
sponsor	S-4
trust	S-4, S-16
trust agreement	S-16
trustee	S-30
U.S. certificateholder	S-32
underlying securities	S-16
underlying securities prospectus	S-17
underlying securities prospectus supplement	S-17
United States alien	S-18
voting rights	S-30
W-8BEN	S-35
W-8ECI	S-35
warrant agent	S-8, S-23
warrant agent agreement	S-8, S-23
warrant exercise date	S-8, S-24
warrant exercise purchase price	S-24
warrantholder	S-9
Withholding Agent	S-35

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Fixed Income Client Solutions LLC
Depositor and Sponsor

Trust Certificates
(Issuable in series by separate issuing entities)

Fixed Income Client Solutions LLC may establish issuing entities from time to time for the purpose of issuing certificates and will act as depositor and sponsor for each issuance of certificates.

Each issuing entity will be a common law or statutory trust that owns a publicly tradable fixed income security or a pool of such securities, together with amounts due on those securities and other assets described in this prospectus and in the accompanying prospectus supplement.

Each issuing entity will issue one series of asset-backed certificates series with one or more classes, which may benefit from enhancement descried in the prospectus supplement for the related series.

Each certificate will be denominated and sold for U.S. dollars or for one or more foreign or composite currencies and any payments to certificateholders may be payable in U.S. dollars or in one or more foreign or composite currencies; and

The certificates are not insured or guaranteed by any government or governmental agency or instrumentality.

Certificateholders will receive interest and principal payments from the underlying securities and assets deposited with the issuing entity.

The certificates will represent interests in the related issuing entity only and will not represent interests in or obligations of Fixed Income Client Solutions LLC or of the underwriters, the trustee or administrative agent of the related issuing entity or any of their affiliates.

This prospectus may not be used to offer and sell any series of certificates unless accompanied by the prospectus supplement for that series.

Investing in the certificates involves risks.  See “Risk Factors” beginning on page 3 for a discussion of certain risks that you should consider in connection with an investment in the certificates.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these certificates or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
US Bancorp

The date of the prospectus is September 27, 2011

TABLE OF CONTENTS

RISK FACTORS	3
WHERE YOU CAN FIND MORE INFORMATION	5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	6
REPORTS TO CERTIFICATEHOLDERS	6
IMPORTANT CURRENCY INFORMATION	6
FIXED INCOME CLIENT SOLUTIONS LLC	8
USE OF PROCEEDS	8
ISSUING ENTITY	8
MATURITY AND YIELD CONSIDERATIONS	9
DESCRIPTION OF THE CERTIFICATES	10
DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT	21
DESCRIPTION OF THE TRUST AGREEMENT	32
LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES	40
CURRENCY RISKS	41
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	42
PLAN OF DISTRIBUTION	52
LEGAL OPINIONS	53

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

In this prospectus and in the accompanying prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to Fixed Income Client Solutions LLC.  A prospectus supplement which describes the matters identified below will be provided with this prospectus.  This prospectus provides information regarding terms generally applicable to the certificates, and must be read in conjunction with the applicable prospectus supplement, which describes the specific terms applicable to the certificates to which it relates and may specify supplemental or modified terms with respect to any of the matters described in this prospectus.  The specific terms described in the applicable prospectus supplement qualify any related general discussion in this prospectus.  This prospectus contemplates multiple options; you should rely on the information in the accompanying prospectus supplement as to the applicable option.

Each prospectus supplement will describe, among other things, the following with respect to the series of certificates to which it relates:

•	the currency or currencies in which the principal, premium, if any, and any interest are distributable;

•	the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations;

•
information concerning the type, characteristics and specifications of the securities deposited with the issuing entity (the “underlying securities”) and any other assets held by the issuing entity (together with the underlying securities, the “deposited assets”) and any credit support for such series or class;

•
the relative rights and priorities of each such class, including the method for allocating collections from the deposited assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the deposited assets;

•	the name of the trustee and the administrative agent, if any, for the series;

•	the pass-through rate (as defined below) or the terms relating to the applicable method of calculation of the pass-through rate;

•	the time and place of distribution (a “distribution date”) of any interest, premium (if any) and/or principal (if any);

•	the date of issue;

•	the final scheduled distribution date;

•	the offering price; and

•	any redemption terms and any other specific terms of certificates of each series or class.

See “Description of the Certificates—General” for a listing of other items that may be specified in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

RISK FACTORS

The certificates have limited liquidity.  Prior to the issuance of any series of certificates there will not be a public market for those securities.  The underwriters of the certificates may assist in resales of the certificates but they are not required to do so.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.  In addition, some certificates have a more limited trading market and experience more price volatility.  There may be a limited number of buyers when you decide to sell your certificates.  This may affect the price you receive for the certificates or your ability to sell the certificates.

Moreover, recent and continuing events in financial markets, including increased illiquidity, de-valuation of various assets in secondary markets and the lowering of ratings on certain asset-backed securities, may reduce the market price or adversely affect the liquidity of your certificates.  You should not purchase certificates unless you understand and know you can bear these investment risks.

There may be certain adverse legal considerations applicable to the ownership of a series or class of certificates or the assets sold or assigned to the applicable trust.  A prospectus supplement may set forth legal considerations that are applicable to a specific series or class of certificates being offered in connection with that prospectus supplement, or the assets deposited in or sold or assigned to the related trust.

The ability of a trust to make payments on its certificates depends on the receipt of payments from the related underlying securities issuer, any credit support provider, and any swap counterparty or swap guarantor.  The certificates will not represent a recourse obligation of or interest in the depositor or any of its affiliates.  Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the depositor, any person affiliated with the depositor or the trust, or any other person.  Any obligation of the depositor with respect to the certificates of any series will only be through limited representations and warranties.  The depositor does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.

You should undertake an independent investigation of the relevant underlying securities issuer or credit support provider, or any swap counterparty or guarantor.  Affiliates of the depositor may currently or from time to time engage in business with any unaffiliated underlying securities issuer or credit support provider, or any swap counterparty or guarantor, including extending loans to, or making equity investments in, or providing advisory services to, including merger and acquisition advisory services, such entities.  In the course of such business, affiliates of the depositor may acquire non-public information with respect to any such underlying securities issuer or credit support provider, or any swap counterparty or any guarantor, and neither the depositor nor any of its affiliates undertakes to disclose any such information to you.  In addition, one or more of affiliates of the depositor may publish research reports with respect to any such underlying securities issuer or credit support provider, or any swap counterparty or guarantor.  As a prospective purchaser of certificates, you should undertake an independent investigation of each underlying securities issuer or credit support provider, or any swap counterparty or guarantor necessary to make an informed decision with respect to an investment in the related certificates.

The certificates may be redeemed or called at a time when comparable investments are not available.  The timing of distributions of interest, premium, if any, and principal of the certificates will be affected by any early redemption, amortization or prepayment of the related underlying securities and by any exchange of the related underlying securities pursuant to a tender offer or otherwise.  The underlying securities may also be subject to a call option or other similar rights providing a person the right, but not the obligation, to purchase underlying securities from the issuing entity at a specified price.  The certificates may be subject to call rights, warrants or similar rights providing a person the right, but not the obligation, to purchase your certificates from you at a specified price.  Call, redemption, early payment, amortization or similar events may adversely affect an investor by returning principal amounts to the investor when prevailing interest rates have declined and reinvestment of those amounts at the rate applicable to the certificates is not possible.

An extended maturity or early redemption of the certificates may alter timing of distributions to certificateholders.  The timing of any distribution with respect to any series or class of certificates is affected by a number of factors, including:

•	the purchase price of your certificates;

•	the performance of the related deposited assets;

•
the extent of any early redemption, repayment or extension of maturity of the related underlying securities, including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the underlying securities; and

•	the manner and priority in which collections from the underlying securities and any other deposited assets are allocated to each class of such series.

The performance of the deposited assets and the extent of redemptions, other unscheduled payments or extensions may be influenced by a variety of accounting, tax, economic, social and other factors.  The related prospectus supplement will describe the manner and priority of distributions to the classes within each series.  The related prospectus supplement will also discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the underlying securities and any other deposited assets.  The timing of distributions could affect the yield realized from your investment in the certificates.  If the certificates are paid prior to their expected maturity at a time when prevailing market interest rates are lower than the yield on your certificates, you may be adversely affected since you will likely be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.  See “Maturity and Yield Considerations.”

The trustee will not actively manage the trust.  The trustee with respect to any series of certificates will hold the trust property for the benefit of the related certificateholders.  Each trust will generally hold the trust property to maturity and not dispose of it, except under conditions specified in the applicable trust agreement, regardless of any adverse events, financial or otherwise, which may affect any related underlying securities issuer or the value of the trust property.  Restrictions on the trustee’s powers and obligations may mean that the trust will not take actions with respect to the trust property—in particular, to sell or enforce remedies under underlying securities that constitute a part of the trust property—that an investor might take if it held the trust property directly.

Sale of underlying securities at diminished market values may result in losses to certificateholders.  Certain events may require the trust to liquidate its assets and terminate early.  These include not only certain events of default under the underlying securities or any swap agreement, but also events such as the unavailability to the trust of public reports in relation to an underlying securities issuer or the incurrence of unanticipated expenses by the trust.  A complete list of possible trust liquidation events will be set forth in the applicable prospectus supplement.

Unless underlying securities are redeemed by their issuer or the related prospectus supplement provides for the underlying securities to be distributed in kind, if a liquidation event occurs, the selling agent will sell, on behalf of the trust, any such underlying securities held by the trust and the trust will terminate.  Those sales may occur when the underlying securities issuer is in default (either with respect to the underlying securities or with respect to any other obligation) or the market value of the underlying securities is diminished for other reasons.  In such circumstances, liquidation by the trustee may result in certificateholders incurring losses that would not be incurred if the holders received a distribution of the underlying securities in kind.

Ownership of the certificates may cause adverse tax consequences to certificateholders.  The federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trust will depend on the specific terms of the certificates, the trust, any credit support and the deposited assets.  See the description under “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.  If the deposited assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of the underlying securities by the relevant issuing government.

Certificates which are not denominated in U.S. Dollars involve certain currency-related risks.  The certificates of any given series, or any class within such series, may be denominated in a currency other than U.S. dollars.  Any prospectus supplement relating to certificates not denominated in U.S. dollars will contain information concerning historical exchange rates for the applicable currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency, including any material risk factors of which we are aware.  See “Currency Risks.”

Certificateholders will lack control over ownership of deposited assets.  The trustee with respect to any series of certificates will hold the deposited assets for the benefit of the certificateholders.  Each trust will generally hold the related deposited assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any underlying securities issuer or the value of the deposited assets.  Under specified circumstances the holders of the certificates may direct the trustee to dispose of the underlying securities or take certain other actions in respect of the deposited assets.

Additional risks relating to a series of certificates.  In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series, and to each class within such series.

WHERE YOU CAN FIND MORE INFORMATION

Each issuing entity is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we file on behalf of each issuing entity reports or Forms 10-D and 10-K and other information with the Securities and Exchange Commission (the “Commission”).  For each series of certificates those reports will be filed under the name of the trust that is the issuing entity of the certificates.  The prospectus supplement will state the name and the Commission file number (known as the “CIK number”) for the issuing entity under which reports about the related series of certificates and the issuing entity may be found.  The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E. Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  In addition, the Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The internet address of this site is http://www.sec.gov.  For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.  Generally, each issuing entity’s filings will be limited to reports filed on Form 10-D in connection with each distribution date and annual reports on Form 10-K.  Because of the limited nature of these reports we do not intend to make them available on any web site of our own or of any other transaction party.  We will send distribution reports to each certificateholder containing the information set forth in the related prospectus supplement free of charge.  See “Reports to Certificateholders.”  We do not intend to send any financial reports to certificateholders.  If the prospectus supplement for the certificates of a given series specifies that those certificates are to be listed on the New York Stock Exchange, reports and other information concerning the related trust can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We filed a registration statement relating to the certificates with the Commission.  This prospectus is part of the registration statement, but the registration statement includes additional information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents.  We are incorporating by reference all documents that we have filed with the Commission as required by the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any series of certificates.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the Commission will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.  For each offering of certificates, we incorporate by reference any Commission reports filed by the issuing entity until we terminate our offering of the certificates.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference at no cost, by writing us at 214 N. Tryon Street, Suite 2636, Charlotte, North Carolina 28202, Attention: Trust Certificates Program or telephoning (877) 421-7858.

REPORTS TO CERTIFICATEHOLDERS

Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each distribution date unaudited reports containing information concerning each issuing entity will be prepared by the trustee and sent on behalf of each issuing entity only to Cede & Co., as nominee of DTC and registered holder of the certificates.  See “Description of the Certificates—Global Securities” and “Description of the Trust Agreement—Reports to Certificateholders; Notice.” These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  We will file with the Commission on behalf of the issuing entity periodic reports as are required under the Exchange Act.

IMPORTANT CURRENCY INFORMATION

References in this prospectus to “U.S. dollars,” “U.S.$,” “USD,” “dollar” or “$” are to the lawful currency of the United States.

Purchasers are required to pay for each certificate in the currency in which the certificate is denominated.  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States.  However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars, U.S. Bancorp Investments, Inc. or an affiliate or agent, as an exchange rate agent, may in its sole discretion arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate.  Requests must be made on or before the fifth business day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by the exchange rate agent.  Each exchange will be made by the exchange rate agent on the terms and subject to the conditions, limitations and charges that the exchange rate agent may from time to time establish in accordance with its regular foreign exchange practice.  All costs of exchange will be borne by the purchaser.

FIXED INCOME CLIENT SOLUTIONS LLC

Fixed Income Client Solutions LLC was organized in the State of Delaware on December 28, 2010, as a wholly-owned, limited-purpose subsidiary of U.S. Bancorp and will be the “sponsor” and “depositor” (as such terms are defined in Rule 1101 under the Securities Act) of each offering of certificates under this prospectus.  Fixed Income Client Solutions LLC is generally referred to in this prospectus and in the accompanying prospectus supplement as the “depositor”, but “we,” “us” and “our” also refer in this prospectus to Fixed Income Client Solutions LLC.  References to the “depositor” herein also include us in our capacity as sponsor.  The business activities of the depositor are limited by its limited liability company agreement and include the acquiring, owning, holding, selling, transferring, assigning or otherwise dealing with or in certain debt securities, financial assets or other rights to payment (including the deposited assets), the formation of one or more trusts or other issuing entities and the sale of asset-backed securities, or certificates representing interests in pools of bonds, stock, equity or debt securities, financial assets or other rights to payment owned by such issuing, and generally any activities that are incidental to the foregoing.  The principal office of the depositor is located at 214 N. Tryon Street, Suite 2636, Charlotte, North Carolina 28202, Attention: Trust Certificates Program.

The depositor acquires fixed-income securities from time to time and transfers them to trusts that it forms which in turn issue securities, such as the certificates offered under this prospectus, backed by the transferred fixed-income securities and also backed by or subject to any other assets arranged for by the depositor.  The depositor sells the securities issued through these repackaging transactions in both public offerings and private placements.  The depositor regularly evaluates market conditions and publicly tradable fixed income securities to identify opportunities to engage in repackaging transactions of this type.  Except to the extent that any additional repackaging transactions are described in the prospectus supplement, all of the depositor’s prior repackaging transactions have involved investment grade corporate debt securities and trust preferred securities.

The depositor will obtain the underlying securities to be deposited in the trusts from U.S. Bancorp Investments, Inc. or another of its broker-dealer affiliates, who have acquired the underlying securities at negotiated prices in secondary market transactions, except that in the case of securities backed by the full faith and credit of the United States, the underlying securities may be purchased directly from the issuer.  The depositor does not underwrite or originate underlying securities and does not invest in underlying securities other than for the purpose of the repackaging transactions described herein.

The depositor’s limited liability company agreement sets out a number of provisions intended to prevent the depositor from being consolidated with U.S. Bancorp or its affiliates in the event of an insolvency proceeding with respect to U.S. Bancorp.  These include requirements that the depositor maintain separate accounts and business operations from U.S. Bancorp, that the depositor have an independent director not associated with U.S. Bancorp, and that the depositor not allow U.S. Bancorp to act on behalf of or be responsible for liabilities of the depositor.  The limited activities of the depositor are also intended to prevent the depositor from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the depositor.

The depositor will not have any obligation for payments on the certificates of any series, and will have no other obligations with respect to the certificates following their issuance or the related trust except to the limited extent set forth in the trust agreement.  Those limited duties will be described in the related prospectus supplement.  The depositor is not expected to have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of each series or class of certificates, whether or not offered by this prospectus, will be used by the depositor to purchase the related deposited assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class.  Any remaining net proceeds, if any, will be used by the depositor for general corporate purposes.

ISSUING ENTITY

A separate issuing entity, which in each case will be a common law trust or a statutory trust as specified in the related prospectus supplement, will be created for each series of trust certificates.  The depositor will sell the deposited assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series.  See “Description of the Trust Agreement—Sale or Assignment of Deposited Assets.”  The trustee named in the applicable prospectus supplement will administer the deposited assets by the terms of the trust agreement and will receive a fee for these services.  The trustee’s fees will be based on market rates charged by trustees involved in administering trusts similar to the trust created for the series of certificates.  If any administrative agent is named in the applicable prospectus supplement, then that administrative agent will perform the tasks as are specified in the prospectus supplement and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement.  See “Description of the Trust Agreement—Collection and Other Administrative Procedures” and “—Retained Interest; Administrative Agent Compensation and Payment of Expenses.” The trustee or an administrative agent, if applicable, will either cause the sale of the deposited assets to be recorded by customary means or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such deposited assets.

Unless otherwise stated in the prospectus supplement, the depositor’s sale of the deposited assets to the trustee will be without recourse.  To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

•	its contractual, administrative obligations, if any, under the trust agreement;

•
its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any deposited assets in amounts described under “Description of the Trust Agreement—Advances in Respect of Delinquencies”; and

•	its obligations, if any, to purchase deposited assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the deposited assets or from other sources available for such purposes.  See “Description of the Trust Agreement—Advances in Respect of Delinquencies.”

To the extent specified in the related prospectus supplement, each trust will consist of:

•
the deposited assets, or interests in the deposited assets, exclusive of any interest in such assets (the “retained interest”) retained by the depositor or any previous owner of the deposited assets, as from time to time are specified in the trust agreement;

•	such assets as from time to time are identified as deposited in the related certificate account;

•	property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received on the property;

•
those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described under “Description of Deposited Assets and Credit Support—Credit Support”;

•	the rights of the depositor relating to any breaches of representations or warranties by the issuer of the deposited assets; and

•	the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under “Description of the Trust Agreement—Advances in Respect of Delinquencies.”

In addition, to the extent provided in the applicable prospectus supplement, the depositor will obtain credit support for the benefit of the certificateholders of any related series or class of certificates.

MATURITY AND YIELD CONSIDERATIONS

Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related underlying securities and the terms, if any, upon which such underlying securities may be subject to:

•	early redemption, either by the applicable obligor or by a third-party call option;

•	repayment at the option of the holders of the underlying securities; or

•	extension of maturity.

The provisions of the underlying securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

The effective yield to holders of the certificates of any series and class may be affected by aspects of the deposited assets or any credit support or the manner and priorities of allocations of collections with respect to the deposited assets between the classes of a given series.  With respect to any series of certificates the underlying securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of the certificates may be affected by any optional or mandatory redemption or repayment or extension of the related underlying securities prior to the stated maturity of the underlying securities.  A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities.  The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account.  All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related underlying securities, the likelihood of redemption would be expected to increase.  There can be no certainty as to whether any underlying security redeemable at the option of its issuer will be repaid prior to its stated maturity.

Unless otherwise specified in the related prospectus supplement, each of the underlying securities will be subject to acceleration upon the occurrence of specified underlying security events of default (as defined below).  The maturity and yield on the certificates will be affected by any early repayment of the underlying securities as a result of the acceleration of the outstanding debt securities (as defined below) by the holders of the outstanding debt securities.  See “Description of the Deposited Assets—Underlying Securities Indenture.” If an issuer of underlying securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected.  A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of underlying securities to satisfy its obligations under the underlying securities, including the company’s operating and financial condition, leverage, and social, geographic, legal and economic factors.

The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the deposited assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the certificates is sensitive to the rate and timing of payments on the deposited assets.

The yield to maturity of any series or class of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the pass-through rate (as defined below) for such series or class is based on variable or adjustable interest rates.  With respect to any series of certificates representing an interest in a pool of government or corporate debt securities, disproportionate principal payments on the related underlying securities having interest rates higher or lower than the then applicable pass-through rates applicable to such certificates may affect the yield on the certificates.

A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the underlying securities are redeemed or called or the maturity of such underlying securities is extended, as specified in the related prospectus supplement.  There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any underlying security.

DESCRIPTION OF THE CERTIFICATES

Each series of certificates will be issued by a separate trust pursuant to a series supplement among the depositor, the administrative agent, if any, and the trustee named in the related prospectus supplement which supplements the terms of the base trust agreement among the same parties and which are collectively referred to as the “trust agreement.”  A form of the base trust agreement and the series supplement are attached as an exhibit to the registration statement.  The base trust agreement contains various terms which may apply to a particular trust depending on terms of the series supplement for that trust which will in turn depend on the nature of the certificates to be issued and the nature of the deposited assets and credit support for the related trust.  The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates.  The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description of the trust agreement contained in this prospectus.  The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates.  Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference.  As used in this prospectus with respect to any series, the term “certificate” refers to all the certificates of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

A copy of the applicable series supplement relating to each series of certificates will be filed with the Commission following the issuance of such series.  The filing will be made as an exhibit to a Current Report on Form 8-K or, if one or more of the classes of such series are to be listed on a national securities exchange, on a Form 8-A For Registration of Certain Classes of Securities.  Once they are filed, these reports, including the series supplement as filed, will be available to you through the Commission, either in paper form or through the internet.  The depositor will establish each trust as a separate filer with the Commission and, upon doing so, all Exchange Act reporting for the trust, including the filing of the related series supplement, will be made under the trust’s name, as that name is reflected in the Commission’s filings system.  See “Where You Can Find More Information.”

General

Each series of certificates will be issued by a separate trust and will represent the entire beneficial ownership interest in the trust for that series, and if there are multiple classes of certificates for such series, each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement.  See “Description of Deposited Assets and Credit Support—Collections.”  Each trust will be formed by a separate series supplement which will incorporate and supplement the terms of the base trust agreement.

Reference is made to the related prospectus supplement for a description of the following terms of the series and classes of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

•	the title of such certificates;

•	the series of such certificates and, if applicable, the number and designation of classes of such series;

•	information concerning the type, characteristics and material terms of the deposited assets being deposited into the related trust by the depositor;

•
with respect to any underlying securities that have the same or an affiliated obligor and which, at the time of such deposit, represent 10% or more of the aggregate principal balance of all underlying securities held by the related trust (“concentrated underlying securities”), the name of each obligor, the organizational form and general character of the business of each obligor, the material terms of such underlying securities and of the agreements with each obligor involving the underlying securities, and reference to financial information concerning the obligor in accordance with the Commission’s Regulation AB as described below under “Description of Deposited Assets and Credit Support—General”;

•	with respect to any underlying securities, the market price of the securities and the basis on which the market price was determined;

•	the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of certificates;

•
the dates on which or periods during which such series or classes within such series may be issued (each, an “original issue date”), the offering price of the certificates and the applicable distribution dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

•
if applicable, the relative rights and priorities of each class, including the method for allocating collections from and defaults or losses on the deposited assets to the certificateholders of each class;

•
whether the certificates of such series or each class within such series are “fixed rate certificates”, “floating rate certificates” or “zero coupon certificates” (each as defined below) and the applicable interest rate (the “pass-through rate”) for each such class including the applicable rate, if fixed (a “fixed pass-through rate”), or the terms relating to the particular method of calculation of the interest rate applicable to such series or each class within such series, if variable (a “variable pass-through rate”); the date or dates from which such interest will accrue; the applicable distribution dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related record dates (as defined in the related prospectus supplement), if any;

•
the option, if any, of any specified third party (which may include one or more of the depositor or its respective affiliates) to purchase certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which such series or class within such series will be issuable and transferable;

•
whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions (“strip certificates”), and the applicable terms of such certificates;

•	the terms and restrictions with respect to any right to exchange certificates of such series for a pro rata portion of the deposited assets;

•
whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached to such bearer certificates; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

•
whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the depositary (as defined below), if other than the Depository Trust Company, for such global security or securities;

•
if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest on the certificate distributable on a distribution date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled to the interest on the distribution date;

•
if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

•
if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the “specified currency”) and the circumstances and conditions, if any, when such currency may be changed, at the election of the depositor or a certificateholder, and the currency or currencies in which any principal or interest will be paid;

•	any additional administrative agent termination events (as defined below), if applicable, provided for with respect to such class;

•
all applicable required percentages and voting rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by the depositor or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

•	any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with the transfer.  Bearer certificates will be transferable by delivery.  Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates.  The depositor may at any time purchase certificates at any price in the open market or otherwise.  Certificates so purchased by the depositor may, at the discretion of the depositor, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the specified currency for such certificates by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the “determination date”).  If the specified currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph.  The certificateholder of a registered certificate of a given series or class within such series denominated in a specified currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in the specified currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable distribution date, except under the circumstances described under “Currency Risks—Payment Currency” below.  An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable distribution date.

Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a specified currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such certificate will be determined by an “exchange rate agent” based on the highest firm bid quotation expressed in U.S. dollars received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable distribution date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in the City of New York (one of which may be the calculation agent and another of which may be the exchange rate agent) selected by the exchange rate agent, for the purchase by the quoting dealer, for settlement on such distribution date, of the aggregate amount payable in such specified currency on such payment date in respect of all registered certificates.  All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions.  If no such bid quotations are available, such distributions will be made in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the depositor’s control, in which case such distributions will be made as described under “Currency Risks—Payment Currency” below.  The applicable prospectus supplement will specify such information with respect to bearer certificates.

Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in the City of New York or (in the case of bearer certificates) at the principal London office of the applicable trustee; provided, however, that any such amounts distributable on the final distribution date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above.  Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the holder of the bearer certificate in the United States.

Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the depositary); provided, however, that, in the case of a series or class of registered certificates issued between a record date and the related distribution dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such distribution date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding distribution date to the registered certificateholders of the registered certificates of such series or class on the related record date.  A certificateholder of $10,000,000 (or the equivalent of $10,000,000 in a specified currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable distribution date.  Simultaneously with the election by any certificateholder to receive payments in a specified currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

Except as otherwise specified in the applicable prospectus supplement, “business day” with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) the City of New York or (b) if the specified currency for such certificate is other than U.S. dollars, the financial center of the country issuing such specified currency and (ii) if the pass-through rate for such certificate is based on LIBOR, a London banking day.  “London banking day” with respect to any certificate means any day on which dealings in deposits in the specified currency of such certificate are transacted in the London interbank market.  The record date with respect to any distribution date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

General.  Each class of certificates (other than certain classes of strip certificates) of a given series may have a different pass-through rate, which may be a fixed or variable pass-through rate, as described below.  In the case of strip certificates with no or, in certain cases, a nominal stated amount, such distributions of interest will be in an amount (as to any distribution date, “stripped interest”) described in the related prospectus supplement.  For purposes of this prospectus, “notional amount” means the notional principal amount specified in the applicable prospectus supplement on which interest on strip certificates with no or, in certain cases, a nominal stated amount will be made on each distribution date.  Reference to the notional amount of a class of strip certificates in this prospectus or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term “notional amount” is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

Fixed Rate Certificates.  Each series (or, if more than one class exists, each class within such series) of certificates with a fixed pass-through rate (“fixed rate certificates”) will bear interest, on the outstanding stated amount (as defined below) (or notional amount, if applicable), from its original issue date, or from the last date to which interest has been paid, at the fixed pass-through rate stated on the face of the certificate and in the applicable prospectus supplement until the principal amount of the certificate is distributed or made available for repayment (or in the case of fixed rate certificates with no or a nominal principal amount, until the notional amount of the fixed rate certificate is reduced to zero), except that, if so specified in the applicable prospectus supplement, the pass-through rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement.  Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of fixed rate certificates will be distributable in arrears on each distribution date specified in such prospectus supplement.  Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, interest on fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Certificates.  Each series (or, if more than one class exists, each class within such series) of certificates with a variable pass-through rate (“floating rate certificates”) will bear interest, on the outstanding stated amount (or notional amount, if applicable), from its original issue date to the first interest reset date (as defined below) for such series or class at the initial pass-through rate set forth on the face of the floating rate certificate and in the applicable prospectus supplement (“initial pass-through rate”).  Thereafter, the pass-through rate on such series or class for each interest reset period (as defined below) will be determined by reference to an interest rate basis (the “base rate”), plus or minus the spread, if any, or multiplied by the spread multiplier, if any.  The “spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the “spread multiplier” is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the spread or spread multiplier on such series or any such class or classes of floating rate certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement.  The applicable prospectus supplement will designate one of the following base rates as applicable to a floating rate certificate, and will set forth additional information concerning the base rate:

•	LIBOR (a “LIBOR certificate”);

•	the Commercial Paper Rate (a “Commercial Paper Rate certificate”);

•	the Treasury Rate (a “Treasury Rate certificate”);

•	the Federal Funds Rate (a “Federal Funds Rate certificate”);

•	the CD Rate (a “CD Rate certificate”);

•	the United States Treasury constant maturities rate (a “CMT Rate certificate”);

•	the prime loan rates or base lending rates of major U.S. banks (a “Prime Rate certificate”);

•	the constant maturities swap rate (a “CMS Rate certificate”); or

•	such other base rate as shall be a recognized interest rate index on which funds are commonly borrowed in the U.S. capital markets and shall in no event be based on a commodity or equity index.

As specified in the applicable prospectus supplement, floating rate certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement (“maximum pass-through rate”) and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (“minimum pass-through rate”).  In addition to any maximum pass-through rate that may be applicable to any series or class of floating rate certificates, the pass-through rate applicable to any series or class of floating rate certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

The depositor may appoint, and enter into agreements with, agents (each a “calculation agent”) to calculate pass-through rates on a series or class of floating rate certificates.  The applicable prospectus supplement will set forth the identity of the calculation agent, if any, for a series or class of floating rate certificates.  All determinations of interest by a calculation agent, if any, shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate certificates of a given series or class.

The pass-through rate on each class of floating rate certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “interest reset period” for such class, and the first day of each interest reset period being an “interest reset date”), as specified in the applicable prospectus supplement.  Interest reset dates with respect to each series, and any class within such series of floating rate certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the pass-through rate in effect for the ten days immediately prior, to the final scheduled distribution date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such final scheduled distribution date.  If an interest reset date for any class of floating rate certificates would otherwise be a day that is not a business day, such interest reset date will occur on a prior or succeeding business day, specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of floating rate certificates shall be the accrued interest from and including the original issue date of such series or class or the last interest reset date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following distribution date.

With respect to a floating rate certificate, accrued interest shall be calculated by multiplying the stated amount of such certificate (or, in the case of a strip certificate with no or a nominal stated amount, the notional amount specified in the applicable prospectus supplement) by an accrued interest factor.  Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated.  Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the pass-through rate in effect on such day by 360 in the case of LIBOR certificates, Commercial Paper Rate certificates, Federal Funds Rate certificates, CD Rate certificates, Prime Rate certificates and CMS Rate certificates or by the actual number of days in the year, in the case of Treasury Rate certificates and CMT Rate certificates.  For purposes of making the foregoing calculation, the variable pass-through rate in effect on any interest reset date will be the applicable rate as reset on such date.

Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the pass-through rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.00001%), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on floating rate certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

Interest on any series (or class within such series) of floating rate certificates will be distributable on the distribution dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

Upon the request of the holder of any floating rate certificate of a given series or class, the calculation agent for such series or class will provide the pass-through rate then in effect and, if determined, the pass-through rate that will become effective on the next interest reset date with respect to such floating rate certificate.

Zero Coupon Certificates.  Each series (or, if more than one class exists, each class within such series) of certificates that does not bear a stated rate of interest (“zero coupon certificates”) will not produce periodic distributions of interest or principal.  Instead, holders of zero coupon certificates will receive a single payment on the distribution date specified in the applicable prospectus supplement of the stated amount (as defined below) of the certificate.  This single payment will represent principal invested plus interest compounded periodically at a stated yield, as described in the applicable prospectus supplement.  Zero coupon certificates will be sold at a discount to the stated principal amount of the certificate.  This size of this discount will determine the stated yield of the zero coupon certificates.

Principal of the Certificates

Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of strip certificates) will have a “stated amount” which, at any time, will equal the maximum amount that the holder of the certificate will be entitled to receive in respect of principal out of the future cash flow on the deposited assets and other assets included in the related trust.  Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to interest (in the manner and priority specified in such prospectus supplement) until the aggregate stated amount of such class or classes has been reduced to zero.  The outstanding stated amount of a certificate will be reduced to the extent of distributions of principal on the certificate, and, if applicable by the terms of the related series, by the amount of any net losses realized on any deposited asset (“realized losses”) allocated to the certificate.  Unless the related prospectus supplement provides otherwise, the initial aggregate stated amount of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related deposited assets as of the applicable cut-off date.  The initial aggregate stated amount of a series and each class of the series will be specified in the related prospectus supplement.  Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class.  Strip certificates with no stated amount will not receive distributions of principal.

Foreign Currency Certificates

If the specified currency of any certificate is not U.S. dollars (a “foreign currency certificate”), certain provisions with respect to the certificate will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

Dual Currency Certificates

Certificates may be issued as dual currency certificates (“dual currency certificates”), in which case payments of principal and/or interest in respect of dual currency certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement.  Other material terms and conditions relating to dual currency certificates will be set forth in the certificates and the related prospectus supplement.

Default and Remedies

If there is a payment default on or acceleration of the underlying securities, then: (i) the trustee will sell all of such underlying securities and a pro rata portion of the deposited assets and distribute the proceeds from the sale to the certificateholders in accordance with the allocation ratio (any such sale may result in a loss to the certificateholders of the relevant series if the sale price is less than the purchase price for such underlying securities), (ii) the trustee will distribute such underlying securities and a pro rata portion of the deposited assets in kind to the certificateholders in accordance with the allocation ratio, or (iii) the depositor will provide to the certificateholders the financial and other information required by the Commission. The choice of remedies will be specified for a given series in the prospectus supplement, and the trustee, depositor and certificateholders will have no discretion in this respect.

The “allocation ratio” is the allocation between classes of a given series of the total expected cash flows from the deposited assets of that series. The applicable prospectus supplement for any series with more than one class will specify the allocation ratio for that series. In addition to default or acceleration on underlying securities, the allocation ratio relates to voting rights held by owners of underlying securities because such rights will be allocated among the certificateholders of different classes of a given series in accordance with their economic interests.  Further, the allocation ratio applies in the event of a sale or distribution of underlying securities once an issuer of concentrated underlying securities ceases to file periodic reports under the Exchange Act, as discussed below under “Description of Deposited Assets—Principal Terms of Underlying Securities.”

Call Right

The depositor, or if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all or some of the certificates of a given series or class from the holders thereof (the “call on certificates”) or all or some of the underlying securities of a given series from the trust (the “call on underlying securities” and, together with the call on certificates, the “call right”). If one or more specified persons holds a call right, the applicable prospectus supplement will designate such series as a “callable series.”

The terms upon which any such specified person or entity may exercise a call right will be specified in the applicable prospectus supplement. Such terms may relate to, but are not limited to, the following:

•	the initial holder of the call right;

•	whether the stated amount or notional amount (as defined below) of each certificate being purchased pursuant to the call right must be an authorized denomination;

•	the call date or dates; and

•	the call price.

After receiving notice of the exercise of a call right, the trustee will provide notice thereof as specified in the standard terms.  Upon the satisfaction of any applicable conditions to the exercise of a call right, each certificateholder will be entitled to receive (in the case of a purchase of less than all of the certificates) payment of a pro rata share of the call price paid in connection with such exercise. In addition, in conjunction with the exercise of a call on underlying securities in respect of all or a portion of the underlying securities, the certificates will be redeemed in whole, pro rata or in accordance with the allocation ratio, as applicable and as specified in the applicable prospectus supplement.  A call right is not expected to be exercised unless the value of the underlying securities exceeds the call price payable upon exercise of the call right.

Trust Liquidation Events

Each prospectus supplement will specify: (i) any events that may lead to liquidation of the deposited assets, (ii) the method of liquidation of the deposited assets and the applicable trust, (iii) the manner in which the proceeds from the liquidation of the deposited assets will be distributed to the certificateholders, subject to the priorities set forth in the applicable prospectus supplement, as well as (iv) remedies, if any, of the certificateholders upon the occurrence of any of these events.

Optional Exchange

The related prospectus supplement may provide that the depositor, a specified affiliate of the depositor, or others specified in the prospectus supplement, may exchange certificates of the related series for a pro rata portion of the deposited assets.  Any such exchange right will be subject to restrictions relating to frequency, prior notice and minimum amount.  In addition, any right of exchange shall be exercisable only to the extent that the exchange would not be inconsistent with the depositor’s and the trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and would not affect the characterization of the trust as a “grantor trust” for federal income tax purposes as described under “Certain Federal Income Tax Consequences.”  The terms of any right of exchange will include and relate to, but are not limited to, the following:

•	a requirement that the exchanging holder tender to the trustee an equal proportionate amount of the certificates of each class within the related series;

•	a minimum stated amount or notional amount, as applicable, with respect to each class of certificates being tendered for exchange;

•
a requirement that the stated amount or notional amount, as applicable, of each certificate tendered for exchange be an integral multiple of the authorized denominations for each class as specified in the prospectus supplement;

•	a requirement that any exchange must occur only on a distribution date or other specified date as set forth in the prospectus supplement;

•
a requirement that no holder who is otherwise eligible to exchange may participate in more than one exchange during any calendar quarter or such longer period as may be specified in the prospectus supplement;

•
except where the holder is the depositor or an affiliate of the depositor, a requirement that any certificates to be exchanged have been held by the exchanging holder for a minimum of six months prior to the exchange date;

•	a requirement that the exchanging holder has provided the trustee with notice of its intent to exchange at least 30 days prior to the date of exchange;

•
a requirement that the exchanging holder has received the written consent of any swap counterparty and shall have made any termination payment to the swap counterparty relating to termination of the portion of the swap agreement corresponding to the portion of the deposited assets that are to be exchanged; and

•
for any class of certificates that is listed on a securities exchange, a requirement that after giving effect to the exchange of certificates for deposited assets, the certificates that remain outstanding will continue to satisfy the applicable listing requirements.

Upon completion of an exchange, the exchanged certificates will be cancelled by the trustee and will no longer be outstanding, and the exchanged deposited assets will no longer be property of the related trust or otherwise available to make payments on the remaining certificates of the applicable series.  Any exercise of an optional exchange right will be structured so that the proportion that the principal amount of each of the deposited assets of the related trust bears to the aggregate stated amount or notional amount of each class of certificates will not change as a result of the exchange.  Likewise, the proportion that any related assets that credit enhance or otherwise support a series of certificates bear to the stated amount or notional amount of each class of certificates will also not change as a result of the exchange.  Any expenses related to the exchange will be the obligation of the party effecting the exchange and the trust will incur no expense as a result.

Global Securities

Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities.  The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the “depositary”), and registered in the name of a nominee of the depositary.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  See “Limitations on Issuance of Bearer Certificates” for provisions applicable to certificates issued in bearer form.  Unless and until it is exchanged in whole or in part for the individual certificates (each a “definitive certificate”), a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The Depository Trust Company has advised the depositor as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the depositary (“participants”) in such securities through electronic book-entry changes in the accounts of the depositary participants, thereby eliminating the need for physical movement of securities certificates.  The depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the depositary.  Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The Depository Trust Company has confirmed to the depositor that it intends to follow such procedures.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants.  The accounts to be credited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by the depositor or such agent or agents.  Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for such global security or by participants or persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of such Securities.  Such limits and such laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates.  Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder of the global security under the trust agreement governing the certificates.  Because the depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the depositary’s system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

Subject to the restrictions discussed under “Limitations on Issuance of Bearer Certificates” below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the certificateholder of the global security.  None of the depositor, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The depositor expects that the depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary.  The depositor also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.  Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect of the global security will be subject to the restrictions discussed below under “Limitations on Issuance of Bearer Certificates.”

If the depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within ninety days, the depositor will issue individual definitive certificates in exchange for the global security or securities representing such certificates.  In addition, the depositor may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates.  Further, if the depositor so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to the depositor and the depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest.  In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates).  Individual definitive certificates of such class so issued will be issued:

•
as registered certificates in denominations, unless otherwise specified by the depositor or in the related prospectus supplement, of $1,000 and integral multiples of $1,000 if the certificates of such class are issuable as registered certificates;

•
as bearer certificates in the denomination or denominations specified by the depositor or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates; or

•	as either registered or bearer certificates, if the certificates of such class are issuable in either form.

See, however, “Limitations on Issuance of Bearer Certificates” below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered by the applicable prospectus supplement to the extent not set forth or different from the description set forth above.

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

Each certificate of each series will represent an ownership interest in a designated, publicly issued, security or a pool of securities (the “underlying securities”), purchased by the depositor (or an affiliate thereof) and assigned to a trust as described in the applicable prospectus supplement. The underlying securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

•
debt obligations or investment grade term preferred stock issued or issued and guaranteed by one or more corporations, general or limited partnerships, limited liability companies, business trusts, banking organizations or insurance companies or other organizations (“corporate securities”);

•	preferred securities of one or more trusts or other special purpose legal entities (“trust preferred securities”);

•	equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates (“equipment trust certificates”);

•
asset-backed securities of one or more trusts or other special purpose legal entities (“asset-backed securities” and together with corporate securities, trust preferred securities and equipment trust certificates, the “private sector securities”);

•
an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged (“Treasury Securities”);

•	an obligation of one or more U.S. government sponsored entities (“GSEs”) described below for the payment of which the full faith and credit of the United States of America is not pledged;

•	Government Trust Certificates (“GTCs” and together with Treasury Securities and GSEs, “Domestic Government Securities”) described below; or

•
obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof, as described in the applicable prospectus supplement (“Foreign Government Securities” and together with Domestic Government Securities, “Government Securities”).

The depositor or one of its affiliates will purchase the underlying securities in the secondary market.

As further defined below, an underlying security that was originally issued in a private placement will be considered “publicly issued” for purposes of this prospectus and the related supplement if the depositor and the related trust could sell the underlying security pursuant to Rule 144(k) under the Securities Act of 1933 (the “Securities Act”).  Such securities may be trust assets notwithstanding that they are not registered under the Securities Act.

With respect to all underlying securities

•
neither the issuer of the underlying securities nor any of its affiliates will have any direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the issuance, sale or offering of the related series of certificates,

•
neither the issuer of the underlying securities nor any of its affiliates will be an affiliate of the depositor, the trust issuing the related series of certificates or any underwriter of the related series of certificates, and

•
at the time of the offering and issuance of the related series of certificates, the depositor will be free to publicly resell the underlying securities without registration under Securities Act, including, but not limited to the following:

o
if the underlying securities are restricted securities, as defined in Rule 144(a)(3) under the Securities Act, the underlying securities will meet the conditions set forth in Rule 144(k) for the sale of restricted securities, or

o
the underlying securities will not be part of a subscription or unsold allotment as part the initial distribution of such securities pursuant to a registered offering under the Securities Act, and if the depositor or any underwriter of the related series of certificates offered under this prospectus was an underwriter or an affiliate of an underwriter in a registered offering of the underlying securities, the underlying securities will have been purchased at arm’s length in the secondary market at least three months after the last sale of any unsold allotment or subscription by the affiliated underwriter that participated in the registered offering of the underlying securities.

With respect to any underlying securities (other than Treasury Securities) that constitute concentrated underlying securities, to the knowledge of the depositor, as of the offering and issuance of the related series of certificates, one of the criteria set forth under Item 1100(c)(2)(ii) of the Commission’s Regulation AB will be true with respect to the issuer and any guarantor of the underlying securities.  Accordingly, the related prospectus supplement will contain a reference to the issuer’s periodic reports (or the issuer’s parent with respect to clause (C) of Item 1100(c)(2)(ii)) under Section 13(a) or 15(d) of the Exchange Act that are on file with the Commission (or are otherwise publicly available with respect to  an issuer that is a GSE meeting the requirements of clause (F) of Item 1100(c)(2)(ii)) along with a statement of how those reports may be accessed, including the issuer’s Commission file number, if applicable.  If the concentrated underlying securities are asset-backed securities, the related prospectus supplement will also contain a reference to the prospectus for such securities.

With respect to any underlying securities (other than Treasury Securities) that constitute concentrated underlying securities, the information referred to in the related prospectus supplement, as described in the preceding paragraph, will include the following financial information:

(1)
if the concentrated underlying securities represent 10% or more but less than 20% of the deposited assets, selected financial data meeting the requirements of Item 301 of the Commission’s Regulation S-K and

(2)           if the concentrated underlying securities represent 20% or more of the deposited assets, financial statements meeting the requirements of the Commission’s Regulation S-X,

except for certain Items of S-X that may be excluded in accordance with Item 1112(b)(2) of Regulation AB; provided, however, that, instead of the above,

•
if the concentrated underlying securities are Foreign Government Securities that are backed by the full faith and credit of a foreign government, the related prospectus supplement may not refer to any such information if such Foreign Government Securities are rated investment grade, or may refer to information required by paragraph (5) of Schedule B of the Securities Act if such Foreign Government Securities are not rated investment grade,

•
if the concentrated underlying securities are asset-backed securities, the related prospectus supplement will refer to information regarding the securities meeting the requirements of Instruction 3.a to Item 1112(b), and

•
if the concentrated underlying securities were issued by a foreign business (as defined Rule 1-02 of the Commission’s Regulation S-X) the related prospectus supplement may refer (1) if the concentrated underlying securities represent 10% or more but less than 20% of the deposited assets, to selected financial data meeting the requirements of Item 3.A of the Commission’s Form 20-F (provided, that, if a reconciliation to U.S. generally accepted accounting principals called for by Instruction 2 to Item 3.A. is unavailable or not obtainable without unreasonable cost or expense, in lieu of such a reconciliation the applicable referenced information may include, a narrative description of all material variations in accounting principals, practices and methods used in preparing the non-U.S. GAAP financial statements used as a basis for the selected financial data from those accepted in the U.S.) and (2) if the concentrated underlying securities represent 20% or more of the deposited assets, to financial statements meeting the requirements of Item 17 of Form 20-F for the periods specified by Item 8.A of Form 20-F.

In all cases, those reports referred to in the related prospectus supplement should be reviewed by any prospective certificateholder of the trust containing the underlying securities.

In addition, for each series of certificates for which the underlying securities include concentrated underlying securities, whenever the trust issuing such certificates is required to file reports on Forms 10-D or 10-K under the Exchange Act, such reports will also be required to refer to the applicable financial information described above in accordance with Item 1100(c)(2)(ii) of Regulation AB for any period in which updated information is required pursuant to Item 1112(b) of Regulation AB.  As will be further described in the prospectus supplement for any such series of certificates, the related trust will liquidate in the manner set forth in the prospectus supplement if the trust is for any reason unable to reference the required financial information when it is required to do so.  This could occur, for example, if the obligor of the underlying securities does not report the information either because of a failure on its part to report as it is required to or because it is no longer required to do so under the Commission’s rules.   See “Description of the Certificates—Trust Liquidation Events” in this prospectus.  In such a circumstance, if so specified in the related prospectus supplement, instead of liquidating the applicable trust, the depositor may attempt to delist the certificates from any securities exchange on which the certificates are then listed and effect a withdrawal of the certificates from registration under the Exchange Act if doing so would permit the trust to not liquidate.

The applicable prospectus supplement will also describe the material terms of any concentrated underlying securities, whether they are private sector securities or Government Securities.  For a pool of underlying securities that are not concentrated underlying securities, the applicable prospectus supplement will disclose a general description of the material terms of the underlying securities and statistical information relating to the economic terms of the underlying securities.  See “—Principal Economic Terms of the Underlying Securities” below.

The following description of the underlying securities is intended only to summarize certain characteristics of the underlying securities the depositor is permitted to deposit in a trust.  It is not a complete description of any prospectus relating to any underlying security or any underlying securities indenture.  Please refer to the related prospectus supplement for information about the specific underlying securities for your series of certificates.  All information contained in a prospectus supplement with respect to any underlying security will be derived solely from descriptions contained in a publicly available prospectus or other offering document for that underlying security, any publicly available filings with respect to the underlying security or underlying security issuer or guarantor, or other publicly available information.  Investors should note that the issuers of the underlying securities are not participating in any offering of certificates and that the depositor and the underwriters of the certificates will not be able to perform, and will not perform, the analysis and review of such issuers that an underwriter of the underlying securities would perform.

No series of certificates, including any series for which the underlying securities include Government Securities, will be insured or guaranteed by any government or governmental agency or instrumentality.

Underlying Securities

Private Sector Securities.

Private sector securities will be either:

•	corporate securities;

•	trust preferred securities;

•	equipment trust certificates; or

•	asset-backed securities.

Corporate Securities. Corporate securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, or investment grade term preferred stock issued by domestic issuers, as described above.

Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more underlying securities consisting of debt obligations.

Indentures.  With respect to senior or subordinated debt obligations, the applicable prospectus supplement will specify whether each underlying security will have been issued pursuant to an agreement (each, an “underlying securities indenture”) between the issuer of the underlying securities and a trustee (the “underlying securities trustee). If so specified in the applicable prospectus supplement, the underlying securities indenture, if any, and the underlying securities trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the underlying securities indenture will contain certain provisions required by the Trust Indenture Act.

Certain Covenants.  If specified in the applicable prospectus supplement, the underlying securities that consist of senior or subordinated debt obligations will be issued pursuant to an underlying securities indenture.  Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer’s, and in some cases any of its subsidiary’s, ability to:

•	consolidate, merge, or transfer or lease assets;

•	incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

•	incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

•
declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

The underlying securities indenture related to one or more underlying securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the underlying securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the underlying securities against losses.

The prospectus supplement for any series of certificates will describe material covenants in relation to any concentrated underlying securities (including Foreign Government Securities) and, as applicable, will describe material covenants that apply to all of the securities in any pool of underlying securities.

Events of Default.  Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

•
failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

•
failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

•
failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities;

•	certain events of bankruptcy, insolvency or reorganization of the issuer;

•	other events of default in relation to the underlying securities if specified in the prospectus supplement.

Remedies.  Indentures for corporate securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

Each underlying securities indenture or underlying security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein.  The prospectus supplement with respect to any series of certificates will describe the events of default under the underlying securities with respect to any concentrated underlying security (each, an “underlying security event of default”) and applicable remedies with respect thereto.  With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common underlying security events of default with respect to such pool. There can be no assurance that any such provision will protect the trust, as a holder of the underlying securities, against losses.  If an underlying security event of default occurs and the indenture trustee as a holder of the underlying securities is entitled to vote or take such other action to declare the principal amount of an underlying security and any accrued and unpaid interest thereon to be due and payable, the certificateholders’ objectives may differ from those of holders of other securities of the same series and class as any underlying security (“outstanding debt securities”) in determining whether to declare the acceleration of the underlying securities.

Subordination.  As specified in the applicable prospectus supplement, certain of the underlying securities with respect to any trust may be either senior (“senior underlying securities”) or subordinated (“subordinated underlying securities”) in right to payment to other existing or future indebtedness of the issuer of the underlying securities. With respect to subordinated underlying securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to subordinated underlying securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the underlying securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of senior underlying securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities.  Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any concentrated underlying securities and the percentage of senior underlying securities and subordinated underlying securities, if any, in a trust comprised of a pool of securities.

Secured Obligations.  Certain of the underlying securities with respect to any trust may represent secured obligations of the issuer of the underlying securities (“secured underlying securities”). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise specified in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders.  The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value.  If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

The underlying securities indenture with respect to any secured underlying security may include, some, all or none of the foregoing provisions or variations thereof.  The prospectus supplement used to offer any series of certificates which includes concentrated underlying securities which are secured underlying securities, will describe the security provisions of the underlying securities and the related collateral.  With respect to any trust comprised of a pool of securities, a substantial portion of which are secured underlying securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

Trust Preferred Securities.  As specified in the applicable prospectus supplement, a trust may include one or more trust preferred securities.  Trust preferred securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations.  The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent.  Trust preferred securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts’ principal assets.  Specifically, the trust preferred securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt.  The trust preferred securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

The trusts that issue trust preferred securities generally have no assets other than the subordinated debt obligations issued by such trusts’ affiliates.  Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

In view of the relationship of the trusts that issue trust preferred securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

Equipment Trust Certificates.  As specified in the related prospectus supplement, a trust may include one or more equipment trust certificates.  Equipment trust certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an “ETC issuer”).  Such obligations of the ETC issuers are secured by mortgages of the equipment and, in the case of special purpose ETC issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment.  Pass-through equipment trust certificates are issued by a trust or other special purpose legal entity that holds equipment trust certificates of other ETC issuers.

The ETC issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC issuer which is a special purpose legal entity is referred to as the “ETC Credit Entity.”  In view of the relationship of special purpose ETC issuers to ETC Credit Entities, ETC issuers generally will not file reports under the Exchange Act.

Asset-Backed Securities.  As specified in the applicable prospectus supplement, a trust may include one or more asset-backed securities. Asset-backed securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements.  A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the “asset-backed agreements”).

The asset-backed agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the “UCC”) (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the asset-backed securities.  In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee’s interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee’s interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the asset-backed security holders become unsecured creditors of the transferor of the assets.

Static Pool Data.  If specified in the related prospectus supplement for any series of certificates for which the underlying securities include asset-backed securities, static pool data with respect to the delinquency, cumulative loss and prepayment data for the sponsor or other person specified in the related prospectus supplement will be provided.  The related prospectus supplement will specify how the static pool data will be provided.  If the static pool data is to be provided through a Web site, the related prospectus supplement will contain the Web site address.  Alternatively, static pool data may be included directly in the prospectus supplement or incorporated therein by reference from a report filed by the depositor on Form 8-K.

Government Securities

Government Securities will be either:

•	GSE Securities;

•	GTCs;

•	Treasury Securities; or

•	Foreign Government Securities.

No series of certificates, including any series for which the underlying securities include Government Securities, will be insured or guaranteed by the United States or any other government or by any U.S. sponsored entity or any other domestic or foreign governmental agency or instrumentality.

GSE Securities.  As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer’s securities were originally offered, the applicable prospectus supplement will specify information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the underlying securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the underlying securities will be specified in the applicable prospectus supplement.

In the case of a GSE issuer there will generally be a fiscal agent with respect to any related underlying security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the underlying securities and does not have the same responsibilities or duties to act for the holders of a GSE’s securities as would a trustee. Unless otherwise specified in the applicable prospectus supplement, the underlying securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

Contractual and Statutory Restrictions.  A GSE issuer and the related underlying securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the applicable prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See “Description of the deposited assets—Publicly Available Information” in the applicable prospectus supplement.  A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

Neither the United States nor any agency thereof is obligated to finance any GSE issuer’s operations or to assist a GSE issuer in any manner.  Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE’s activities.

Events of Default.  Underlying securities issued by a GSE issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

•
failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

•
failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

•
failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

GTCs.  As specified in the applicable prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the “GTC notes”), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC notes.

Treasury Securities.  Treasury Securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

Foreign Government Securities.  As specified in the applicable prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

Principal Economic Terms of Underlying Securities

Reference is made to the applicable prospectus supplement for each series of certificates for a description of the following terms, as applicable, of any concentrated underlying security:

•	the title and series of such underlying securities, and the aggregate principal amount, denomination and form thereof;

•	whether such securities are senior or subordinated to any other obligations of the issuer of the underlying securities;

•	whether any of the obligations are secured or unsecured and the nature of any collateral;

•	the limit, if any, upon the aggregate principal amount of such debt securities;

•	the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable;

•
the rate or rates or the method of determination thereof, at which such underlying securities will bear interest, if any (the “underlying securities rate”); the date or dates from which such interest will accrue (the “underlying securities interest accrual periods”); and the dates on which such interest will be payable (the “underlying securities payment dates”);

•
the obligation, if any, of the issuer of the underlying securities to redeem the outstanding debt securities pursuant to any sinking fund or similar provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation;

•
the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the underlying securities;

•	whether the underlying securities were issued at a price lower than the principal amount thereof;

•
if other than U.S. dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such underlying securities will be made (the “underlying securities currency”), and the circumstances, if any, when such currency of payment may be changed;

•	material events of default or restrictive covenants provided for with respect to such underlying securities; and

•	any other material terms of such underlying securities.

With respect to a trust containing a pool of underlying securities, the applicable prospectus supplement will describe the composition of the underlying securities pool as of the cut-off date, certain material events of default or restrictive covenants common to the underlying securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii), (v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

Other Deposited Assets

In addition to the underlying securities, the depositor may also deposit into a trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets that will be used to alter the payment characteristics of the cash flows from the trust and whose primary purpose is not to provide credit enhancement relating to the underlying securities or the certificates.  The assets will consist of derivatives such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars, cash and assets ancillary or incidental to the foregoing (all such assets for any given series, together with the related underlying securities, the “deposited assets”).  The applicable prospectus supplement will describe the name of the counterparty of the derivative, its organizational form and the general character of its business.  It will also describe the operation and material terms of the derivative, any material substitution provisions, and whether the significance percentage related to the derivative is less than 10%, at least 10% but less than 20% or 20% or more. The “significance percentage” of any such derivative will be the depositor’s reasonable good faith estimate of the maximum probable exposure represented by the derivative instrument made in substantially the same manner as that used in the depositor’s internal risk management process in respect of similar instruments expressed as a percentage of the principal balance of the class or classes of certificates covered by the derivative.  If the significance percentage, determined as set forth above and in the related prospectus supplement, is 20% or more, the depositor will provide (or incorporate by reference to the extent permitted under Item 1100(c)(1) of Regulation AB) audited financial information with respect to the derivative counterparty, or if the significance percentage is 10% or more but less than 20%, summary financial information as further described in the related prospectus supplement.

The deposited assets for a given series of certificates and the related trust will not constitute deposited assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such deposited assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the deposited assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the deposited assets.

Credit Support

As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below.  The applicable prospectus supplement will specify whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each element, including audited financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.  For any obligor providing credit support for 10% or more but less than 20% of the aggregate principal amount of any class or classes of certificates, summary financial information on such obligor will be provided in the applicable prospectus supplement.

Subordination.  As discussed below under “—Collections,” the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the applicable prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the deposited assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under “—Reserve Accounts” and in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so specified in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

Letter of Credit; Surety Bond.  The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay, unless otherwise specified in the applicable prospectus supplement in a timely manner the fees or premiums therefor. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will specify the manner, priority and source of funds by which any such draws are to be repaid.

Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any applicable requirements specified in the applicable prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

Reserve Accounts.  If so specified in the applicable prospectus supplement, the trustee or such other person named in the prospectus supplement will deposit or cause to be deposited into a reserve account maintained with an eligible institution (which may be the trustee) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the deposited assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent specified in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, or such other person named in the applicable prospectus supplement.

Collections

The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related deposited assets. This will include making collections of all payments made on the deposited assets and depositing the collections from time to time prior to any applicable distribution date into a segregated certificate account maintained or controlled by the trustee for the benefit of such series. An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the deposited assets during a given collection period or on or by certain specified dates. Amounts received from the deposited assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also specify the manner and priority by which any realized losses will be allocated among the classes of any series of certificates, if applicable.

The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

DESCRIPTION OF THE TRUST AGREEMENT

General

The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement.  Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Sale or Assignment of Deposited Assets

At the time of issuance of any series of certificates, the depositor will cause the underlying securities to be included in the related trust, and any other deposited asset specified in the prospectus supplement, to be sold or assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of the depositor on or with respect to such deposited assets after the cut-off date specified in the prospectus supplement (the “cut-off date”), other than principal, premium (if any) and interest due on or before the cut-off date and other than any retained interest.  The trustee will, concurrently with such sale or assignment, deliver the certificates to the depositor in exchange for certain assets to be deposited in the trust.  Each deposited asset will be identified in a schedule appearing as an exhibit to the trust agreement.  The schedule will include certain statistical information with respect to each underlying security and each other deposited asset as of the cut-off date, and in the event any underlying security is a concentrated underlying security, the schedule will include, to the extent applicable, information regarding the payment terms of the underlying security, the retained interest, if any, with respect to the underlying security, the maturity or terms of the underlying security, the rating, if any, of the underlying security and certain other information.

In addition, the depositor will, with respect to each deposited asset, deliver or cause to be delivered to the trustee (or to the custodian) all documents necessary to transfer ownership of such deposited asset to the trustee.  The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

Each of the depositor and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement.  Upon a breach of any such representation of the depositor or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, the depositor or any such administrative agent, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

General.  With respect to any series of certificates the trustee or such other person specified in the applicable prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the deposited assets.  The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the “credit support instruments”) and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

Sub-Administration.  Any trustee or administrative agent may delegate its obligations in respect of the deposited assets to third parties they deem qualified to perform such obligations (each, a “sub-administrative agent”).  However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement.  Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the deposited assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect to the deposited assets all as and to the extent provided in the applicable sub-administration agreement.

The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued by the terms of the trust agreement.  Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the applicable trust agreement will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent’s rights and obligations under the sub-administration agreement.

The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, by the terms of the trust agreement with respect to the particular series of certificates is sufficient to pay such fees.  However, a sub-administrative agent may be entitled to a retained interest in certain deposited assets to the extent provided in the related prospectus supplement.  Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series.  See “—Retained Interest; Administrative Agent Compensation and Payment of Expenses.”

The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

Realization upon Defaulted Deposited Assets.  Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted deposited assets.  As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related trust, subject to withdrawal as described above.

Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted deposited asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted deposited asset.  However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.  If the proceeds of any liquidation of the defaulted deposited asset are less than the sum of (i) the outstanding principal balance of the defaulted deposited asset, (ii) interest accrued but unpaid on the deposited assets at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference.  Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted deposited asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the deposited asset, unreimbursed administrative expenses incurred with respect to the deposited asset and any unreimbursed advances of delinquent payments made with respect to the deposited asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the deposited assets, and, if so, the owner of the retained interest.  A retained interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement.  A retained interest in a deposited asset represents a specified interest in the deposited asset.  Payments in respect of the retained interest will be deducted from payments on the deposited assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust.  Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a deposited asset, after deduction of all applicable administration fees, will be allocated between the retained interest (if any) and interest distributions to certificateholders on a pari passu basis.

The applicable prospectus supplement will specify the administrative agent’s, if any, and the trustee’s compensation, and the source, manner and priority of payment of the compensation of administrative agent and trustee, with respect to a given series of certificates.

If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the deposited assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Advances in Respect of Delinquencies

Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the deposited assets or in favor of the certificateholders of the related series of certificates.  However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each distribution date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such distribution date.  The amount of funds advanced will equal the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any retained interest) with respect to the deposited assets that were due during the related collection period (as defined in the related prospectus supplement) and were delinquent on the related determination date, subject to (i) any such administrative agent’s or trustee’s good faith determination that such advances will be reimbursable from related proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled to advances, rather than to guarantee or insure against losses.  Unless otherwise provided in the related prospectus supplement, advances of an administrative agent’s or trustee’s funds will be reimbursable only out of related recoveries on the deposited assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any deposited assets, the “related proceeds”); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance is not ultimately recoverable from related proceeds.  If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on such date.  If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and the Depositor

An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement.  The entity serving as administrative agent for any such series may be the trustee, the depositor, an affiliate of either or any third party and may have other normal business relationships with the trustee, the depositor, their affiliates.

The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law.  No resignation will become effective until the trustee or a successor has assumed the administrative agent’s obligations and duties under the trust agreement with respect to such series.

The trust agreement will further provide that neither an administrative agent, the depositor nor any director, officer, employee, or agent of the administrative agent or the depositor will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith under the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, the depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement.  The trust agreement will further provide that, unless otherwise provided in the applicable series supplement, an administrative agent, the depositor and any director, officer, employee or agent of the administrative agent or the depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the trust agreement or by reason of reckless disregard of obligations and duties under the trust agreement.  In addition, the trust agreement will provide that neither an administrative agent nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability.  Each of the administrative agent or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties to the trust agreement and the interests of the certificateholders under the trust agreement.  The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting from such action will be allocated.

Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

Unless otherwise provided in the related prospectus supplement, “administrative agent termination events” under the trust agreement with respect to any given series of certificates will consist of the following:

•
any failure by an administrative agent to remit to the trustee any funds in respect of collections on the deposited assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or the depositor, or to the administrative agent, the depositor and the trustee by the holders of such certificates evidencing not less than 25% of the voting rights (as defined below);

•
any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or the depositor, or to the administrative agent, the depositor and the trustee by the holders of such certificates evidencing not less than 25% of the voting rights; and

•
specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional administrative agent termination events with respect to any given series of certificates will be set forth in the applicable prospectus supplement.  In addition, the applicable prospectus supplement and the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the required percentage (as defined below) applicable to each matter is calculated.  “required percentage” means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding stated amount or notional amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the trust agreement.  “Voting rights” evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, so long as an administrative agent termination event under the trust agreement with respect to a given series of certificates remains unremedied, the depositor or the trustee may, and at the direction of holders of such certificates evidencing not less than the required percentage of the voting rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related deposited assets (other than any retained interest of such administrative agent).  The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent deposited assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the required percentage of the voting rights, it will appoint, or petition a court of competent jurisdiction for the appointment of an administration agent acceptable to the hired NRSROs, with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series.  Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent deposited assets, then the trustee will not be so obligated).  The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

No certificateholder will have the right under the trust agreement to institute any proceeding with respect to the trust agreement unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the required percentage of the voting rights have made written request upon the trustee to institute such proceeding in its own name as trustee under the trust agreement and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising under the trust agreement or to institute, conduct or defend any litigation under the trust agreement or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the depositor and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

•	to cure any ambiguity;

•	to correct or supplement any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or in the prospectus supplement;

•
to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders);

•	to add to the covenants, restrictions or obligations of the depositor, the administrative agent, if any, or the trustee for the benefit of the certificateholders;

•
to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency hired by the depositor to rate such certificates (each, a “hired NRSRO”) that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating of the certificates; or

•	to comply with any requirements imposed by the Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by the depositor, and the trustee, with the consent of the holders of certificates evidencing not less than the required percentage of the voting rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each hired NRSRO, the required percentage specified in the trust agreement shall include an additional specified percentage of the certificates of such series or class.

Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or defer the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid required percentage of voting rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the required percentage of the voting rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by the depositor, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected by the modification or amendment.

Reports to Certificateholders; Notices

Reports to Certificateholders.  Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to the depositor and to such other parties as may be specified in the trust agreement, a statement setting forth:

•
the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such distribution date;

•
in the case of certificates with a variable pass-through rate, the pass-through rate applicable to such distribution date, as calculated in accordance with the method specified in this prospectus and in the related prospectus supplement;

•
the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such distribution date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

•
if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such distribution date;

•
the aggregate stated principal amount or, if applicable, notional principal amount of the deposited assets and the current interest rate on the deposited assets at the close of business on such distribution date;

•
the aggregate stated amount or aggregate notional amount, if applicable, of each class of certificates (including any class of certificates not offered by this prospectus) at the close of business on such distribution date, separately identifying any reduction in such aggregate stated amount or aggregate notional amount due to the allocation of any realized losses or otherwise; and

•
as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included in the series (or class within such series) as of the close of business on such distribution date.

In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent U.S. dollar amount in any other specified currency) per minimum denomination of certificates or for such other specified portion of the certificates.  Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion of the calendar year during which such person was a certificateholder.  Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, under any requirements of the Code as are from time to time in effect.

Notices.  Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register.  Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

Evidence As To Compliance

The trustee and, if so specified in the related prospectus supplement, any administrative agent will be required to deliver annually to the depositor, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) under the Regulation AB that contains the following:

(a)           a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)           a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)           the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)           a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

The trust agreement may also provide for delivery to the depositor by the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer to the effect that after a review, to the best of such officer’s knowledge, the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

Copies of the annual accountants’ statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection with the replacement of the certificate and the furnishing of such evidence and indemnity as such trustee may require.  Mutilated certificates must be surrendered before new certificates will be issued.

Termination

The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them under the trust agreement following the earlier of (i) the final payment or other liquidation of the last deposited asset subject to the trust agreement or the disposition of all property acquired upon foreclosure or liquidation of any such deposited asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement.  In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement.

Any purchase of deposited assets and property acquired in respect of deposited assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as described in the applicable prospectus supplement (such price, a “purchase price”).

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any deposited asset or related document.  The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the deposited assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent.  If no administrative agent termination event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

The Trustee

The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement.  The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, the depositor, any administrative agent and their respective affiliates.

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

In compliance with United States Federal income tax laws and regulations, the depositor and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

Bearer certificates will bear a legend to the following effect: “Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

As used in this prospectus, “United States” means the United States of America and its possessions, and “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, societe anonyme (“Clearstream Banking”) for credit to the accounts designated by or on behalf of the purchasers of such certificates.  Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a “Certificate of Non-U.S. Beneficial Ownership.” A “Certificate of Non-U.S. Beneficial Ownership” is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations.  No bearer certificate will be delivered in or to the United States.  If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream Banking with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant distribution date of a Certificate of Non-U.S. Beneficial Ownership.

CURRENCY RISKS

Exchange Rates and Exchange Controls

An investment in a certificate having a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars.  Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such specified currency and the possibility of the imposition or modification of foreign exchange controls with respect to such specified currency.  Such risks generally depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies.  In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate.  Depreciation of the specified currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its pass-through rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency for making distributions in respect of certificates denominated in such currency.  At present, the depositor has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: euro, U.K. pound sterling, Australian dollars, Canadian dollars, Danish kroner, Japanese yen, New Zealand dollars and U.S. dollars.  However, certificates distributable with specified currencies other than those listed may be issued at any time.  There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any specified currency.  Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available.  In that event, such payments will be made in the manner set forth above under “Description of the Certificates—General” or as otherwise specified in the applicable prospectus supplement.

As set forth in the applicable prospectus supplement, certain of the underlying securities may be denominated in a currency other than the specified currency.  Although payments in respect of principal and interest on the certificates will be made in the specified currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the underlying securities currency.  An investment in certificates supported by underlying securities denominated in a currency other than the specified currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities.  Such risks include, without limitation, the possibility of significant changes in rates of exchange between the specified currency and the underlying securities currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the specified currency or the underlying securities currency.

PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS.  SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents.  The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

Any prospectus supplement relating to certificates having a specified currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the depositor’s control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used.  The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

Foreign Currency Judgments

Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York.  Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.  A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain federal income tax consequences of owning and disposing of the certificates.  It is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “Service”) and interpretations thereof.  All of these authorities and interpretations are subject to change, and such changes may be applied on a retroactive basis.

Except as specifically provided, this discussion does not purport to address the tax consequences of persons other than initial purchasers who are U.S. certificateholders (as defined below) that hold their certificates as capital assets (within the meaning of Section 1221 of the Code), nor does it discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under U.S. federal income tax laws (such as life insurance companies; retirement plans; regulated investment companies; persons who hold their certificates as part of a “straddle,” “hedge,” or “conversion transaction;” persons that have a “functional currency” other than the U.S. dollar; investors in pass-through entities; and tax-exempt organizations). This discussion assumes that the underlying securities are U.S. dollar-denominated debt instruments for U.S. federal income tax purposes.  Underlying securities that are debt instruments but not denominated in U.S. dollars are considered under “Special Considerations for Underlying Securities Denominated in a Foreign Currency.”  Underlying securities that are not debt instruments will be discussed in the Supplement or an attachment thereto.

U.S. Certificateholder.  For purposes of this discussion, a “U.S. certificateholder” means a certificateholder that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a partnership or corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust with respect to which both (A) a court in the United States is able to exercise primary authority over its administration and (B) one or more U.S. persons have the authority to control all of its substantial decisions, or (v) a trust that has elected to be treated as a U.S. person under applicable Regulations. A “Non-U.S. certificateholder” means a person that is neither a U.S. certificateholder nor a certificateholder subject to rules applicable to former citizens and residents of the United States.

If a partnership (or an entity treated as a partnership for federal income tax purposes) holds certificates, the U.S. federal income tax treatment of such partnership and a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership.  A partnership, or a partner of a partnership, holding certificates should consult its own tax advisor regarding the tax consequences from the partnership’s purchase, ownership and disposition of the certificates, including their status as a U.S. certificateholder or Non-U.S. certificateholder.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE U.S. FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES UNDER THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE OR FOREIGN JURISDICTION TO WHICH THEY MAY BE SUBJECT.

Tax Status of the Trust

In the opinion of Orrick, Herrington & Sutcliffe LLP, tax counsel, the trust will not be classified as a corporation or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and, therefore, will not be subject to U.S. federal income tax.  Depending on the composition of the underlying securities, the trust may be classified as either a grantor trust or as a partnership for U.S. federal income tax purposes.

Classification as Grantor Trust.  If the trust is classified as a grantor trust, the certificateholders, therefore, will be deemed to own directly their proportionate shares of the underlying securities allocable to their classes of certificates and generally will be required to report on their U.S. federal income tax returns their proportionate shares of the trust’s income and deductions in accordance with their own methods of accounting.  No assurance can be given that the Service will agree with the foregoing classification of the trust or that, if challenged, this classification will prevail.

Classification as Partnership.  If the trust is classified as a tax partnership, the trust will not be subject to U.S. federal income tax, but each item of income, gain, loss, deduction, and credit generated by the underlying securities will be allocated among the certificateholders as partners in accordance with their respective interests.  The amount of income reportable by the certificateholders as partners could differ from the amount of income reportable by the certificateholders as grantors of a trust.  A cash basis certificateholder treated as a partner, for example, might be required to report income when the trust accrues the income rather than when the certificateholder receives it and, consequently, might be taxed on more income than received on the certificate.  In addition, partnership characterization may have adverse state or local tax consequences for certificateholders.  Certificateholders are urged to consult with their tax advisors regarding the foregoing.

Although the matter is not entirely free from doubt, unless otherwise stated in the applicable prospectus supplement, the parties will treat the trust as a “grantor trust” for U.S. federal income tax purposes.  Because the trustee will treat the trust as a grantor trust for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to partnerships.  The remaining discussion assumes that the trust is, and the certificates represent interests in, a grantor trust for U.S. federal income tax purposes.  The applicable prospectus supplement for the trust will state whether the underlying securities could cause the trust to be classified as a partnership for U.S. federal income tax purposes.

Income of U.S. Certificateholders

In General.  A U.S. certificateholder will allocate the purchase price for a certificate among the different underlying securities represented by the certificate in proportion to the relative fair market values of the different underlying securities on the purchase date.  The amount allocated to any particular underlying security will represent the initial adjusted basis of the U.S. certificateholder’s interest in that underlying security.  Thereafter, a U.S. certificateholder should calculate separately the items of income, gain, loss, deduction, and credit with respect to those different interests.

Certificates Subject to Call.  In some cases, the acquisition of a certificate will represent both the purchase of interests in the underlying securities and the grant of an option to call the certificate.  In that case, a holder of a certificate will be treated as the owner of a pro rata share of the underlying securities and as the writer of a pro rata share of the option to call and will be taxed on each component separately.  The purchase price allocable to the interests in the underlying securities should equal the fair market value of such interests and any difference between the fair market value of the interests and the purchase price of the certificate should represent an option premium deemed paid to the U.S. certificateholder for writing the option.  If the amount of the purchase price allocated to underlying securities either exceeds or falls short of the adjusted issue price (as more fully described below, but ordinarily, the principal amount) of the underlying securities, then the U.S. certificateholder’s interests in the underlying securities will have been acquired by the U.S. certificateholder either at a premium or a discount.  See the discussions below under the captions “Market Discount” and “Premium.”

On behalf of the holders of the certificates, the trustee may identify (within the meaning of Section 1092(a)(2)(B) of the Code) the U.S. certificateholders’ interests in the options to call and the underlying securities as identified positions of an identified straddle.  Although tax counsel believes that this identification, if made, should be respected, there is no specific provision permitting trustees of grantor trusts to make this identification on behalf of a trust’s beneficial owners.  Before purchasing a certificate, an investor should consider making its own identification on a protective basis and retaining such identification in its own books and records.  Section 1092 of the Code requires that any identified straddle be clearly identified on a taxpayer’s books and records before the earlier of (i) the close of the day on which the straddle is acquired or (ii) such time as the Treasury may prescribe by regulations.  To date no such regulations have been promulgated.  In general, provided that you do not own any position that offsets either your interest in the underlying securities or the options to call, other than the positions you own as a result of holding a certificate, you will be taxed generally in the same manner whether or not the trustee’s identification or your protective identification is respected.  If you own one or more positions, other than the positions you own as a result of holding a certificate, that offset either your interest in the underlying securities or the options to call, you may be able to identify some or all of such positions and one or more of the components of your certificate as identified positions of an identified straddle.  If you do not want to be bound by the trustee’s identification, either because you do not wish to make any identification or because you wish to identify other positions that you own and one or more of the components of your certificate as identified positions of an identified straddle, you must affirmatively disavow the trustee’s identification and, if applicable, make your own alternative identification in your books and records on or before the day you purchase your certificate.  Although the trustee’s identification generally should be beneficial to holders of certificates, you should consult your own tax advisor concerning whether you should disavow the trustee’s identification and, if applicable, make any alternative identification.  Assuming that either the trustee’s identification or your protective identification is respected, the amounts an initial purchaser of a certificate will be deemed (i) to have received from writing its pro rata share of the option to call and (ii) to have paid for its interest in the underlying securities may be provided in the applicable prospectus supplement for the trust.  The deemed option premium will be taken into account as an additional amount realized when the option to call is settled or otherwise terminated as to the U.S. certificateholder, including by disposition through sale of the certificates.

Alternatively, because of the difficulties of allocating the purchase price of a certificate between a deemed option premium and the underlying securities, and the related tax reporting, the trust may, for reporting purposes, treat the deemed option premium as insignificant and allocate any certificate purchase price entirely to the underlying securities.  In this case, the trustee will not identify (within the meaning of Section 1092(a)(2)(B) of the Code) the U.S. certificateholders’ interests in the options to call and the underlying securities as identified positions of an identified straddle.  No assurance can be given that the Service will agree with this position and if the Service allocates less of the purchase price to the underlying securities and more to the deemed option premium, then the U.S. certificateholder may have more discount to take into income or less premium available to use as an offset against interest income.  In addition, in such case, although the matter is not entirely free from doubt, such a re-allocation by the Service may allow (but not require) a U.S. certificateholder to integrate the option and the underlying securities, treating them as a single “synthetic” debt instrument under Section 1.1275-6 of the Regulations.  The trust will generally not identify the interests in the underlying securities and any option as part of an integrated transaction.  The remaining discussion assumes that these positions will not be integrated and that the trust’s allocation of the purchase price of a certificate will be respected.  U.S. certificateholders are urged to consult with their tax advisors regarding the foregoing.

Different Income Tax Treatment of Different Classes.  The certificates may be issued in different classes and may represent (i) an interest in the underlying securities in full, (ii) an interest in a specified portion of one or more principal payments or interest payments on the underlying securities (“strip certificates”), or (iii) an interest in a specified portion of the principal amount of the underlying securities and a specified portion of the interest payable on the underlying securities (“fixed rate and floating rate certificates”).  These differences affect the income tax treatment of the different classes.

Interests in the Underlying Securities in Full

For U.S. federal income tax purposes, these certificates are equivalent to holding the underlying securities and the following considerations apply to their tax treatment.

Original Issue Discount. Certain of the underlying securities may have been issued with original issue discount (“OID”) for U.S. federal income tax purposes.  In general, the OID on an underlying security will equal the difference between the issue price of the underlying security and its stated redemption price at maturity (“SRPM”), which is ordinarily the difference between the initial price of the underlying security to the public and the stated principal amount of the underlying security.  OID is deemed to accrue over the term of the underlying security under a constant yield method that takes into account the semi-annual (or more frequent) compounding of interest.

Unless a U.S. certificateholder acquires its interest in an underlying security at a premium (as explained below), if the amount of OID on an underlying security exceeds a certain “de minimis” amount, then regardless of its accounting method, a U.S. certificateholder will be required to include in gross income OID as it accrues on the underlying security during the period that the U.S. certificateholder has an interest in the underlying security.

Contingent Payment Securities.  Certain of the underlying securities may have been issued with contingent interest and, as a result, would be subject to the contingent payment rules under the OID provisions of the Code.  The interest on these securities must generally be taken into account whether or not the amount of any payment is fixed or determinable in the taxable year, according to how interest would accrue under a comparable noncontingent OID instrument.

Market Discount.  To the extent the purchase price of a certificate allocated to an underlying security is less than the underlying security’s adjusted issue price (that is, the initial price of the underlying security to the public increased for accrued OID), the U.S. certificateholder may acquire its interest in the underlying security with

“market discount” as defined under Section 1276 of the Code.  If the amount of market discount exceeds a certain “de minimis” amount, then the U.S. certificateholder will have to recognize as ordinary income its share of any gain realized on the disposition of either the underlying security or the certificate, to the extent such market discount has accrued.  In addition, the U.S. certificateholder will have to recognize as ordinary income its share of any partial principal payment on the underlying security to the extent market discount has accrued.  Alternatively, the U.S. certificateholder may elect to recognize and include market discount in income currently.  (Because such an election will affect how the U.S. certificateholder treats other securities it should only be made after consulting with a tax advisor). In either case, the basis of the U.S. certificateholder’s interest in the underlying security will increase by the amount of market discount recognized.  If the market discount rules apply to one or more underlying securities represented by a certificate but a U.S. certificateholder does not elect to accrue and include market discount in income currently, then the U.S. certificateholder may have to defer claiming a deduction for part or all of any interest expense incurred or continued to purchase or carry the certificate.

Premium.  Depending on how the purchase price of a certificate is allocated among the U.S. certificateholder’s interests in the underlying securities, the U.S. certificateholder’s interests in one or more underlying securities may be purchased with either an acquisition premium or a bond premium.  A U.S. certificateholder’s interests in an underlying security is purchased with acquisition premium if the purchase price allocated to the underlying security exceeds the adjusted issue price of the underlying security but not its stated redemption price at maturity.  Acquisition premium reduces (but does not eliminate) the amount of OID that the U.S. certificateholder would otherwise have to include in income.  The effect of acquiring an interest in an underlying security with bond premium is discussed below under the caption “Fixed Rate and Floating Rate Certificates—Bond Premium.”

Election to Treat All Interest as Original Issue Discount.  A U.S. certificateholder may elect to include in gross income all interest (including stated interest, OID, de minimis OID, market discount, and de minimis market discount, as adjusted by any bond premium or acquisition premium) that accrues on an underlying security using a constant yield method. Because this election will affect how the U.S. certificateholder treats other securities, it should only be made after consulting with a tax advisor.

Strip Certificates

The U.S. federal income tax consequences of acquiring, holding, and disposing of strip certificates will be discussed in the applicable prospectus supplement or an attachment thereto.

Fixed Rate and Floating Rate Certificates

Original Issue Discount.  Although the proper U.S. federal income tax treatment of these certificates is unclear, the Service has previously taken the position that classes of certificates similar to the fixed rate and floating rate certificates qualified as “stripped coupons” or “stripped bonds” within the meaning of Section 1286 of the Code.  In effect, a portion of the principal and a portion of the interest have been “stripped” off the underlying securities.  Section 1286 of the Code and the tax rules applicable to stripped debt obligations treat the purchaser of a stripped bond or coupon as though the purchased instrument were a bond originally issued on the purchase date with OID equal to the excess of the amount payable at maturity over the instrument’s ratable share of the purchase price.  The OID as thus computed must be reported on the constant-yield basis income.  Notwithstanding these rules, however, the investment of the U.S. certificateholder more closely resembles an investment in an ordinary, non-OID bond than an investment in a discount instrument.

Assuming the certificates are purchased at par (generally, the face amount of the underlying securities) and subject to the discussion in the paragraph below, the trust intends to take the position that the fixed rate and floating rate certificates do not represent interests in securities having original issue discount.  Based upon the foregoing, it is reasonable for each fixed rate and floating rate U.S. certificateholder to report on its U.S. federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned with respect to the underlying securities.  If, however, the Service successfully challenges this position, the fixed rate and floating rate certificates would represent interests in securities having original issue discount.  In that case, fixed rate and floating rate U.S. certificateholders would have to include in gross income such OID as accrued over the term of the underlying securities under a constant yield method.  In addition, fixed rate and floating rate U.S. certificateholders who acquire their certificates after the original issuance (that is, on re-sale) may acquire their interests in the underlying securities either with additional discount or at a premium.  These purchasers should consult their tax advisors regarding the tax consequences of acquiring, owning, and disposing of fixed rate and floating rate certificates under these circumstances.

Bond Premium.  Depending on how the purchase price of a certificate is allocated among the underlying securities, a U.S. certificateholder may acquire its interest in one or more underlying securities at a bond premium.  This will occur to the extent that the purchase price allocated to the U.S. certificateholder’s portion of the underlying security exceeds the stated redemption price at maturity of the U.S. certificateholder’s portion of the underlying security.  If the U.S. certificateholder makes (or has made) an election under Section 171 of the Code, then the premium will be amortizable over the term of the underlying security under a constant yield method.  The amount of premium amortized in each taxable year offsets the interest income on the underlying security but also reduces the U.S. certificateholder’s basis in the underlying security.  Because this election will affect how the U.S. certificateholder treats other securities it should only be made after consulting with a tax advisor.

Special Considerations for Underlying Securities That Include Trust Preferred

The underlying securities may include trust preferred securities.  Ordinarily, an issuer of trust preferred securities may defer the interest payments on the subordinated debentures that underlie the trust preferred securities, thereby deferring the interest payments on the trust preferred securities as well.  The materials used to offer trust preferred securities may express the view that the trust preferred securities were not issued with original issue discount. Presumably, this is based on the belief that the likelihood of the issuer exercising its right to defer interest on the subordinated debentures was remote. In these cases, the trust also intends to treat these assets as having been issued without OID.

If the Service successfully challenges this treatment (or the assertion that the exercise of the deferral right was remote), then a U.S. certificateholder will have to include any OID in income as it accrues over the term of the trust preferred securities regardless of whether the U.S. certificateholder received the cash attributable to that income and regardless of the U.S. certificateholder’s regular accounting method.  Similarly, if the issuer of the trust preferred securities exercises its right to defer interest payments on the subordinated debentures, then beginning with the first deferral period, the U.S. certificateholders will have to accrue the interest payable on the trust preferred securities as OID.

Deductibility of Trust’s Fees and Expenses

Fees and Expenses.  Under Sections 162 or 212 of the Code, each U.S. certificateholder will be entitled to deduct its pro rata share of expenses incurred by the trust.  In the case of individuals (and trusts, estates, or other persons that compute their income in the same manner as individuals) these expenses will be deductible under Section 67 of the Code only to the extent these expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of the individual’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year.

Foreign Tax Credits.  Foreign income taxes (if any) withheld from payments to the trust will be includible in the income of U.S. certificateholders and will likewise be deductible to U.S. certificateholders, or alternatively, U.S. certificateholders may, subject to various limitations, be eligible to claim a U.S. foreign tax credit.

Sale or Exchange by U.S. Certificateholders

Sale or Exchange of a Certificate.  A U.S. certificateholder who sells a certificate prior to its maturity will be treated as having sold a pro rata portion of the underlying securities represented by the certificate.  The U.S. certificateholder will recognize gain or loss equal to the difference, if any, between the amount received for each type of underlying security (determined based on the relative fair market values of the underlying securities on the date of sale) and the U.S. certificateholder’s adjusted basis in each underlying security.  A U.S. certificateholder’s adjusted basis in an underlying security will equal the amount of the certificate purchase price initially allocated to the underlying security, increased by any OID accrued by the U.S. certificateholder with respect to that security and decreased by the bond premium amortized and any payments of stated redemption price at maturity (generally, principal payments) received with respect to that security.  Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

Certificates Subject to Call.  As noted above, in some cases the acquisition of a certificate will represent both the purchase of an interest in the underlying securities and the grant of an option to call the certificate.  Although the matter is not entirely free from doubt, these two actions are likely to represent a straddle for purposes of Section 1092 of the Code.  Consequently, any capital gain or loss realized on the sale, exchange, or redemption of the certificate will be short-term capital gain or loss regardless of how long the certificate is held.

Sale of the Underlying Securities.  If the trust sells the underlying securities (or the underlying securities are redeemed or retired by the underlying securities issuer) each U.S. certificateholder will be treated as having sold its pro rata interest in the underlying security and gain or loss (if any) will be recognized by the U.S. certificateholder.  Except for gain representing accrued interest and accrued market discount not previously included in income, any gain or loss will be capital gain or loss.

In Kind Redemption of Certificates.  If the underlying securities are distributed in exchange for certificates in accordance with the proportionate interests of the U.S. certificateholders in the principal and interest payments on the underlying securities, then that distribution will not be treated as a taxable event.  A U.S. certificateholder will, however, have gain or loss if, following an in-kind redemption, the U.S. certificateholder has a greater or lesser interest in the principal or interest payments on the underlying securities than it held immediately before the exchange.

Modification or Exchange of Underlying Securities.  Depending upon the circumstances, it is possible that a modification of the terms of the underlying securities, or a substitution of other assets for the underlying securities following a default on the underlying securities, would be a taxable event to U.S. certificateholders, in which case, they would recognize gain or loss as if they had sold their interests in the underlying securities.

Special Considerations for Underlying Securities Denominated in a Foreign Currency

The following U.S. federal income tax considerations apply to certificates (“Foreign Currency Certificates”) that represent interests in underlying securities that are debt instruments denominated in currency other than the U.S. dollar (“Underlying Foreign Securities”).  Different rules apply to interest that may be taken into income upon receipt (such as interest received from a non-OID debt by a cash method U.S. certificateholder) and interest that must be taken into income as it accrues (such as OID and “ordinary” interest in the case of an accrual method U.S. certificateholder).

Interest That May be Taken Into Income Upon Receipt (“Current Interest”).  In the case of Current Interest paid in a foreign currency, the U.S. certificateholder must determine (and include in income) the U.S. dollar value of the foreign currency payment on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars at that time.  If the payment is retained in the form of the foreign currency, then the U.S. dollar value of the currency on the date of payment will be the U.S. certificateholder’s tax basis in the foreign currency.  Any gain or loss subsequently realized by the U.S. certificateholder on the sale or other disposition of the foreign currency (including its exchange into U.S. dollars or its use to purchase additional certificates) will be ordinary income or loss.

Interest That Must be Taken Into Income as it Accrues and Before Receipt (“Accrued Interest”).  A U.S. certificateholder must determine (and include in income) the U.S. dollar value of its Accrued Interest income by translating that income at the average rate of exchange for the accrual period or, if the accrual period spans two taxable years, by translating the income at the average rate for that part of the accrual period falling within the taxable year.  Alternatively, the U.S. certificateholder may elect to translate Accrued Interest using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year for that part of the accrual period falling within the taxable year.  In addition, if the last day of an accrual period is within five business days of the date of receipt of the

Accrued Interest, a U.S. certificateholder may translate the interest using the rate of exchange on the date of receipt.  Because the election will apply to other debt obligations held by the U.S. certificateholder and may not be changed without the consent of the Service, a U.S. certificateholder should consult a tax advisor before making the above election.

Receipt of Accrued Interest.  A U.S. certificateholder, other than one that makes the election described above, will recognize exchange gain or loss (which will be treated as ordinary income or loss) on the date the Accrued Interest is received.  The amount of exchange gain or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) and the U.S. dollar value of the Accrued Interest taken into income with respect to the accrual period.

Acquisition of Foreign Currency Certificates With Foreign Currency.  A U.S. certificateholder who purchases a Foreign Currency Certificate with previously acquired foreign currency will recognize ordinary income or loss equal to the difference (if any) between the U.S. certificateholder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency as determined on the date of purchase.

Sale, Exchange, or Retirement of a Foreign Currency Certificate.  Upon the disposition of a Foreign Currency Certificate (whether by sale, exchange, or redemption), a U.S. certificateholder will recognize taxable gain or loss equal to the difference between the amounts realized with respect to its interests in the different Underlying Foreign Securities and the U.S. certificateholder’s adjusted tax basis in its interests in the different Underlying Foreign Securities.  See the discussion under “Sale or Exchange by U.S. Certificateholders.”  If the U.S. certificateholder receives foreign currency on the disposition of the Foreign Currency Certificate, the amount realized will be the U.S. dollar value of the foreign currency received on the date of the disposition.  The U.S. certificateholder’s tax basis in the currency received will equal the U.S. dollar amount realized.  Any gain or loss on a subsequent conversion or disposition of the currency received generally will be U.S. source ordinary income or loss.

To the extent gain or loss realized upon the disposition of a Foreign Currency Certificate is attributable to fluctuations in currency exchange rates, it will be treated as ordinary income or loss but will not be characterized as interest income or as an interest expense.  The amount of currency gain or loss will equal the difference between the U.S. dollar value of the principal amounts of the different Underlying Foreign Securities, determined on the date the payment is received or the Foreign Currency Certificate is disposed of, and the U.S. dollar value of the foreign currency principal amount of the different Underlying Foreign Securities, determined on the date the U.S. certificateholder acquired the Foreign Currency Certificate.  Foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. certificateholder on the disposition of the Foreign Currency Certificate.

Market Discount.  If a U.S. certificateholder’s share of a Foreign Currency Security is acquired at market discount, then the amount of market discount accrued in respect of that Foreign Currency Security is measured in terms of the foreign currency.  Market discount is deemed to accrue in all cases, but at a U.S. certificateholder’s election the amount accrued may be taken into income either (i) currently or (ii) upon the receipt of any partial principal payment on the Foreign Currency Security, or upon the sale, exchange, retirement or other disposition of the Foreign Currency Certificate.  (See the earlier discussion of market discount under the caption “Interests in the Underlying Securities in Full —Market Discount”).  Market discount that is taken into income currently, and before receipt, is treated like Accrued Interest and Market Discount that is not taken into account until received, is treated like Current Interest.

Premium.  If a U.S. certificateholder’s share of a Foreign Currency Security is acquired at a premium, then the amount of premium amortized in respect of any interest payment from that Foreign Currency Security is measured in terms of the foreign currency.  (See the earlier discussion of bond premium under the caption “Fixed Rate and Floating Rate Certificates—Bond Premium.”)  At the time the corresponding interest payment is received, the portion of the interest payment equal to the amortized premium should be treated as a return of principal.  A U.S. certificateholder should then recognize exchange gain or loss on that portion based on the difference between the U.S. dollar value of such amount as measured on the date the interest payment is received and the U.S. dollar cost of the amount as measured on the date the certificate was acquired. As to the treatment of the remaining amount of the interest payment, see the earlier discussions of Current Interest and Accrued Interest.

Income of Non-U.S. Certificateholders

A Non-U.S. certificateholder who is an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the certificates on its own behalf will not be subject to U.S. federal income tax on payments of principal, premium, interest, or OID on a  certificate, unless the Non-U.S. certificateholder is (i) a direct or indirect 10% or greater shareholder of the issuer of the underlying securities; (ii) a controlled foreign corporation related to the issuer of the underlying securities; or (iii) an individual who ceased being a U.S. citizen or long-term resident of the United States for tax avoidance purposes.  To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the certificate,

•	certifies that such owner is not a U.S. certificateholder, and

•	provides the beneficial owner’s name and address.

A “Withholding Agent” is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. certificateholder (which itself is not a Withholding Agent).  Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the Withholding Agent within 30 days of such change of information and furnish a new W-8BEN.  A Non-U.S. certificateholder who is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements.  In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

A Non-U.S. certificateholder whose income with respect to its investment in a certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the certificateholder was a U.S. person provided the Non-U.S. certificateholder provides to the Withholding Agent an IRS Form W-8ECI.

Certain securities clearing organizations, and other entities that are not beneficial owners, may be able to provide a signed statement to the Withholding Agent.  However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or a substitute form).

Generally, a Non-U.S. certificateholder will not be subject to U.S. federal income tax on any amount which constitutes capital gain upon retirement or disposition of a  certificate, unless such income is effectively connected with a trade or business conducted by such Non-U.S. certificateholder in the United States, or the Non-U.S. certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.  Certain other exceptions may be applicable, and a Non-U.S. certificateholder should consult its tax advisor in this regard.

Estate Tax. The certificates will not be includible in the estate of a Non-U.S. certificateholder unless (a) the individual is a direct or indirect 10% or greater shareholder of the underlying securities issuer or, (b) at the time of such individual’s death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a U.S. trade or business, or (c) the Non-U.S. certificateholder was an individual who ceased being a U.S. citizen or long-term resident of the United States for tax avoidance purposes.

Information Reporting and Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of a certificate to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required.  Generally, individuals are not exempt recipients, whereas, corporations and certain other entities are exempt recipients.  Payments made in respect of a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption.  Compliance with the identification procedures (described in the preceding section) will also establish an exemption from backup withholding for a Non-U.S. certificateholder who is not an exempt recipient.

In addition, upon the sale of a certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. certificateholder certifies that the seller is a Non-U.S. certificateholder (and certain other conditions are met).  The sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).  Any amounts withheld under the backup withholding rules from a payment to a certificateholder will be allowed as a refund or a credit against such certificateholder’s U.S. federal income tax, provided that the required information is furnished to the Service.

Certificates Held Through Foreign Accounts

Under the “Hiring Incentives to Restore Employment Act” (the “Act”), a 30% withholding tax is imposed on “withholdable payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  “Withholdable payments” include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  Payments on the certificates will be treated as withholdable payments for these purposes.

Withholding under the Act will apply to all withholdable payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.  Generally, the Act’s withholding and reporting regime will apply to payments made after December 31, 2012.  Thus, with respect to certificates held through a foreign financial institution or foreign corporation or trust, a portion of any payments made after December 31, 2012 may be subject to 30% withholding.

Grantor Trust Reporting

The Trust Administrator will be responsible for income tax reporting in respect of the trust, and will furnish the certificateholders with information from time to time in accordance with the requirements of the trust agreement.  Because the timing and amount of income, gain, deduction and loss in respect to the certificates are uncertain in various respects, there can be no assurance the IRS will agree with the Trust Administrator’s information reports of these items.  Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to initial holders that purchased certificates at the representative initial offering price used in preparing the reports.

The IRS has published regulations that establish a reporting framework for interests in “widely held fixed investment trusts” that place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely held fixed investment trust is defined as an entity classified as a “trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in “street name.”  These regulations became effective beginning January 1, 2007.

State and Local Tax Considerations

Potential certificateholders should consider the state and local tax consequences of the purchase, ownership and disposition of the certificates.  State and local tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality.  Therefore, potential certificateholders should consult their tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Possible Alternative Treatment of the Underlying Securities

Except as noted in the prospectus supplement, the issuer of the underlying securities believes and has received an opinion of counsel to the effect that the underlying securities constitute indebtedness for federal income tax purposes.  If the Service successfully challenges that assertion, then a certificateholder’s interest in the underlying securities may instead be treated as representing an interest in the stock of the underlying securities issuer.  Treatment of the underlying securities as stock could have adverse tax consequences to certain holders.  For example, a Non-U.S. certificateholder might lose the benefit of treating the income on the certificate as interest not subject to federal withholding tax.

PLAN OF DISTRIBUTION

Certificates may be offered in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters or initial purchasers, the purchase price of the certificates and the proceeds to the depositor from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered by the applicable prospectus supplement.

If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The managing underwriters or underwriters in the United States may include U.S. Bancorp Investments, Inc., an affiliate of the depositor.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates may also be sold through agents designated by the depositor from time to time.  Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the depositor to such

52

agent will be set forth, in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement as required by delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement.  Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

Any discounts or commissions received by the underwriters on the sale of the certificates will be deemed an underwriting commission under the Securities Act.  Any dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the resale of certificates also may be deemed to be underwriting discounts or commissions under the Securities Act.  Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities.  Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

U.S. Bancorp Investments, Inc. is an affiliate of the depositor.  U.S. Bancorp Investments, Inc.’s participation in the offer and sale of certificates complies with the requirements of Rule 5121 of the Consolidated FINRA Rulebook regarding underwriting securities of an affiliate.

As to each series of certificates, only those classes rated in one of the investment grade rating categories by the hired NRSROs will be offered by this prospectus.  Any unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers.

Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates.  Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement.  Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

The underwriters involved in the offering of any series of certificates may include U.S. Bancorp Investments, Inc., an affiliate of the depositor, and may include other affiliates of the depositor.  U.S. Bancorp Investments, Inc. or other affiliates may be involved in any series as an underwriter or an agent.

LEGAL OPINIONS

Certain legal matters with respect to the certificates will be passed upon by Orrick, Herrington & Sutcliffe LLP, Washington, DC.  Certain tax matters will be passed upon by Orrick, Herrington & Sutcliffe LLP, New York, New York, Special Tax Counsel.